UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOWER ONE WIRELESS CORP.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

British Columbia	3713	Not Applicable.
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Calle 84 A No.12 - 18 Oficina 302, Bogotá DC, Colombia Telephone: +57 1382 7957
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
GKL Corporate/Search, Inc. One Capitol Mall, Suite 660 Sacramento, California 95814 Telephone: (910) 442-7652
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP Suite 900 - 885 West Georgia Street Vancouver, British Columbia V6C 3H1, Canada Telephone: (604) 687-5700 Attention: Andrew Stewart Jun Ho Song	Fox Rothschild LLP 222 South Ninth St., Suite 2000 Minneapolis, MN 55402-3338 Telephone: (612) 607-7330 Attention: Brett Hanson Emily Humbert

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 8, 2022

Preliminary Prospectus

TOWER ONE WIRELESS CORP.

Class A Common Shares

This is the initial public offering in the United States of ___________ Class A Common Shares (each, a "Common Share") of Tower One Wireless Corp., a British Columbia corporation ("Tower One," the "Company," "we," "us" or "our").

Our Common Shares are currently trading on the Canadian Securities Exchange (the "CSE") under the symbol "TO", the OTCQB under the symbol "TOWTF," and the Frankfurt Stock Exchange (the "FRA") under the symbol "1P3N". We have assumed that the public offering price will be    per Common Share, which is equal to the last reported sale price of the Common Shares on the OTCQB Market on    , 2022, after giving effect to a proposed consolidation, or reverse share split, of the authorized and outstanding common shares of ___-for-1 to occur immediately following the effective date but prior to the closing of the offering of the Common Shares (the "Reverse Share Split"). The actual public offering price per share will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We have applied to list our Common Shares on the Nasdaq Capital Market under the symbols "TO". There can be no assurance that we will be successful in listing our Common Shares on the Nasdaq Capital Market.

The share and per share information in this prospectus reflects, other than in our consolidated financial statements and the notes thereto, the Reverse Share Split.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See "Risk Factors" beginning on page 8 to read about factors you should consider before buying our securities.

	Per Common Share(3)	Total
Public Offering price	$♦	$♦
Underwriting discounts and commissions(1)	$♦	$♦
Proceeds, before expenses, to us(2)	$♦	$♦

(1) We have also agreed to issue warrants to purchase ♦ Common Shares to the representative of the underwriters and to reimburse the representative of the underwriters for certain expenses. See "Underwriting" for additional information regarding total underwriter compensation.

(2) The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option we have granted to the representative of the underwriters as described below and (ii) warrants being issued to the representative of the underwriters in this offering.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional Common Shares at a price from us at the public offering price per share of Common Shares, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment on or about ♦, 2022.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is ♦, 2022.

About This Prospectus

You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or any sale of a security.

Presentation of Consolidated Financial Statements

Our consolidated financial statements are prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB"), in United States dollars. None of our consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, and our consolidated financial statements may therefore not be comparable to financial statements of United States companies.

We intend to complete the Reverse Share Split immediately following the effective date but prior to the closing of the offering of the Common Shares. All of the share and per share data in this prospectus, other than in our consolidated financial statements and the notes thereto, reflects such consolidation.

Unless otherwise indicated, in this prospectus, the terms "U.S. dollars", "dollars", "USD", "US$" or "$" refer to United States dollars and the terms "C$" refers to Canadian dollars.

Exchange Rates

All dollar amounts in this prospectus are expressed in Canadian dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars and our consolidated financial statements are prepared in accordance with IFRS as issued by the IASB.

The following table sets forth the rate of exchange for the United States dollar, expressed in Canadian dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of United States dollars into Canadian dollars.

On July 12, 2022, the exchange rate was US$1.00 = C$1.3015.

Canada Dollar per U.S. Dollar Noon Buying Rate

Year Ended	Average	High	Low	Period-End
December 31, 2021	1.2535	1.2942	1.2040	1.2678
December 31, 2020	1.3415	1.4496	1.2718	1.2732
December 31, 2019	1.3269	1.3600	1.2988	1.2988

Most recent six months	Average	High	Low	Period-End
June 30, 2022	1.2814	1.3035	1.2540	1.2886
May 31, 2022	1.2852	1.3039	1.2648	1.2648
April 30, 2022	1.2628	1.2829	1.2451	1.2792
March 31, 2022	1.2658	1.2867	1.2470	1.2496
February 28, 2022	1.2716	1.2832	1.2677	1.2698
January 31, 2022	1.2616	1.2772	1.2474	1.2719

Prospectus Summary

Our Business

The Company is a pure-play, Build-to-Suit ("BTS") tower owner, operator and developer of multitenant communications real estate. The Company's primary business is the leasing of space on communications sites to mobile network operators in countries it services with non-cancellable lease terms of over 10 years, which include inflation escalators. Each tower is built with an initial anchor tenant commitment and space for an additional 1-3 tenants, or collocations. The Company does not build any towers without an anchor tenant in place. The Company offers tower-related services in the largest Spanish speaking countries in Latin America: Ecuador, Argentina, Colombia and Mexico. These tower-related services include site acquisition, zoning and permitting, structural analysis, and construction which primarily supports the Company's site leasing business, including the addition of new tenants and equipment on its sites. BTS is a process where a long-term lease is secured with a tenant prior to the construction of a tower. Terms are outlined in master lease agreements ("MLAs") with tenants.

Products and Services

The Company's revenue is primarily derived from tenant leases on the towers it owns and operates in Ecuador, Colombia and Mexico. The lease terms of each structure type are outlined in the MLAs, and these agreements include information about lease amounts by structure type, annual increases and adjustments for local inflation, collocation terms, and minimum infrastructure design requirements. The lease payment amount depends on a number of factors including tower location, height and amount of equipment on the tower. Expenses at the tower site include insurance and maintenance expenses, and in certain cases, property taxes. Ground rent and power and fuel costs are passed through to the Company's tenants. In the tower industry, tower level cash flow ("TCF") is defined as leasing revenue from the tenants less the expenses at the tower site. The Company also received revenue for the sale of certain towers. The Company's operations have been concentrated in Colombia, Argentina, Mexico and the United States.

Marketing

Our sales team is focused on the goal of securing service orders from multiple mobile network operators in our target market countries, including the United States, Ecuador, Colombia and Mexico.

Our priority is to generate additional tenants for our BTS wireless infrastructure. Ultimately, we intend to be the best choice for BTS wireless infrastructure in the countries in which we operate.

Our competitive advantage in the marketplace is our ability to develop new sites, arrange permits and build towers specific to our customers' needs.

Strategic Relationships

We have strategic relationships with several major carriers and municipalities in Latin America including AT&T, Telefonica, America Mobile and Millicom. These relationships have been formalized in our master lease agreements with tenants.

Reverse Share Split

We intend to complete the Reverse Share Split immediately following the effective date but prior to the closing of the offering of the Common Shares.

Risks Associated with Our Business

Our business is subject to a number of risks which you should be aware of before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" in deciding whether to invest in our shares. These risks include but are not limited to the following:

  We do not know whether an active, liquid and orderly trading market will develop for our common shares or what the market price of our common shares will be and as a result it may be difficult for you to sell your common shares.  We expect that our stock price will fluctuate significantly, and you may not be able to resell your shares at or above the initial public offering price.  We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

  The proposed Reverse Share Split may decrease the liquidity of our Common Shares.  Following the Reverse Share Split, the resulting market price of our Common Shares may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors.  Consequently, the trading liquidity of our Common Shares may not improve.

  Because we can issue additional common shares or preferred shares, our shareholders may experience dilution in the future.  Volatility in our common share price may subject us to securities litigation.  A prolonged and substantial decline in the price of our common shares could affect our ability to raise further working capital, thereby adversely impacting our ability to continue operations.  Because we do not intend to pay any cash dividends on our common shares in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

  Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.  As a foreign private issuer, we are not subject to U.S. proxy rules and are exempt from filing certain reports under the Securities Exchange Act of 1934.  If we were a "passive foreign investment company" for U.S. federal income tax purposes for any taxable year, U.S. Holders of Common Shares could be subject to adverse U.S. federal income tax consequences.  Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.  If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.  We will incur significant increased costs as a result of operating as a public company in the United States, and our management will be required to devote substantial time to new compliance initiatives.

  Our executive officers and directors, and their affiliated entities, along with our two other largest stockholders, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.  New investors in our securities will experience immediate and substantial dilution after this offering.  If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our common shares could decline.  We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.  We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.  If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

  It may be difficult for non-Canadian investors to obtain and enforce judgments against us because of our Canadian incorporation and presence.  We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common shares less attractive to investors.

  The Company enters into 10-year non-cancelable contracts with its customers which agreement contain inflation escalators provisions, however, the Company's business depends on the demand for wireless communication services and wireless infrastructure, and it may be adversely affected by any slowdown in such demand.  Additionally, a reduction in carrier network investment may materially and adversely affect the Company's business (including reducing demand for new tenant additions or network services).  New technologies may reduce demand for wireless infrastructure or negatively impact revenues.  The expansion or development of the Company's business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in the Company's business, which may have an adverse effect on the Company's operations or financial results.

  The business of the Company has an operating history of approximately 6.5 years.  A substantial portion of our revenue is derived from our relationship with one tenant.  The Company is reliant on its management and key personnel.  The Company is subject to a going-concern risk.  Global and national health concerns, including the outbreak of pandemic or contagious diseases, such as the recent COVID-19 (coronavirus), may adversely affect the business and operations of the Company.  The Company conducts business in countries with a history of corruption and transactions with foreign governments and doing so increases the risks associated with our international activities.

  Political, economic and other uncertainties in countries where the Company operates could negatively affect the company's business.  Economic and legal conditions in Ecuador remain uncertain which may affect our financial condition, results of operations and cash flows.  Ecuador's economy may contract in the future due to international and domestic conditions which may adversely affect our operations.  Deterioration in economic and market conditions in Latin America, Ecuador and other emerging market countries could affect the prices of our Common Shares.  Security and guerrilla activity in Colombia could negatively impact the Company's business.  Social disruptions and instability in Colombia could disrupt the Company's operations.  Political risk, social disruptions and instability in Mexico could negatively impact the Company's business.  The application of anti-bribery or corruption laws could impact the Company's operations.  If the Company fails to comply with laws or regulations which regulate its business and which may change at any time, the Company may be fined or even lose its right to conduct some of its business.  Changes in current or future laws or regulations could restrict its ability to operate its business as it currently does.  Changes to the tax laws in Colombia, Mexico or Ecuador could negatively impact the Company's business and operations.

  If radio frequency emissions from wireless handsets or equipment on wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect the Company's operations, costs or revenues.  If the Company is unable to protect its rights to the land under its towers, its business and operating results would be adversely affected.  The Company could have liability under environmental and occupational safety and health laws.  The Company's towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which the Company's insurance may not provide adequate coverage.  The Company's operations are primarily in jurisdictions outside of Canada or the United States and consequently the Company is subject to the risks of foreign operations generally.

Implication of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company's internal control over financial reporting.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common shares that are held by non-affiliates exceeds US$700 million. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

  we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

  for interim reporting, we are permitted to comply solely with our home country requirements, which may be less rigorous than the rules that apply to domestic public companies in certain aspects;

  we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

  we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

  we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

  we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Corporate Information

We are a corporation incorporated under the Business Corporations Act (British Columbia) in British Columbia, Canada under the name "Tower One Wireless Corp." with an authorized share structure of an unlimited number of Common Shares and Class B Preferred Shares without par value, including 1,500,000 Class B Series I Preferred and 1,000,000 Class B Series II Preferred. Our head office is Calle 84 A No.12 - 18 Oficina 302, Bogotá DC, Colombia; our head office telephone number is +57 1382 7957; and our registered and records office is Suite 900 - 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada.

Our registered agent in the United States is GKL Corporate/Search, Inc., located at One Capitol Mall, Suite 660, Sacramento, California 95814 and its telephone number is (910) 442-7652.

The Offering

Securities offered by us	Common Shares

Over-Allotment Option	We have granted a 45-day option to the representative of the underwriters to purchase up to an additional Common Shares (representing 15% of the total number of the Common Shares offered hereunder) at the public offering price less the underwriting discounts payable by us solely to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable by us will be $ and the total proceeds to us, before expenses, will be $

Common Shares outstanding prior to this offering	119,258,849

Common shares to be outstanding after the offering	Common Shares, or Common Shares if the underwriters exercise their option to purchase additional common shares, in full (1).

Symbol and Listing	We have applied to list our Common Shares on the Nasdaq Capital Market under the symbol "TO". No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Common Shares.

Use of proceeds	We intend to use the net proceeds from this offering for construction and purchase of towers and infrastructure development, including all aspects of site acquisition, permitting and payments of licenses and applicable taxes, with the remainder, if any, for working capital. See "Use of Proceeds" for more information.

Lock-up	We and our executive officers, directors and certain significant shareholders have agreed with the underwriters, subject to certain limited exceptions, not to offer, issue, sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, or enter into any swap or other arrangement, that transfers any of our common shares for a period of 180 days commencing on the date of this prospectus. See "Underwriting" beginning on page [ ]

Risk Factors	Investing in our Common Shares involves a high degree of risk. See "Risk Factors" in this prospectus for a discussion of factors you should carefully consider before investing in our common shares.

(1) The number of common shares shown above to be outstanding after this offering is based on 119,258,849 common shares of our company outstanding as of the date of this prospectus and excludes as of that date:

  1,275,000 common shares issuable upon exercise of outstanding stock options;

  120,634 common shares issuable upon exercise of outstanding warrants; and

  1,468,434 common shares issuable upon exercise of outstanding agent's warrants.

Summary Financial Data

The following information represents selected financial information for our company for the years ended December 31, 2021, December 31, 2020, and December 31, 2019 from our audited consolidated financial statements. The summarized financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including the notes to those consolidated financial statements which are included elsewhere in this prospectus along with the section entitled "Operating and Financial Review and Prospects" beginning on page 39 of this prospectus.

The financial information is presented on the basis of International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB").

Year ended	FYE 2021	FYE 2020	FYE 2019
Total Revenues	C$10,687,626	C$9,126,082	C$5,413,594
Net income(loss)	(C$4,594,288)	(C$3,674,304)	(C$8,147,268)
Net income(loss) attributable to shareholders	(C$4,185,480)	(C$2,364,633)	(C$4,977,237)
Net income (loss) and Comprehensive Loss	(C$3,454,371)	(C$3,165,858)	(C$8,474,964)
Basic and diluted loss per share	(C$0.05)	(C$0.04)	(C$0.13)
Weighted average shares	97,423,247	93,867,588	63,389,446

Year ended	FYE 2021	FYE 2020
Total assets	C$21,886,971	C$11,109,460
Net Assets(liabilities)	(C$14,798,215)	(C$11,443,589)
Share capital	C$17,481,406	C$16,900,668
Contributed surplus	C$1,678,992	C$1,706,089
Deficit accumulated	(C$32,247,379)	(C$25,352,460)
Common Shares Issued and Outstanding	100,473,582	94,103,732
Dividends	$Nil	$Nil

Risk Factors

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to This Offering

We do not know whether an active, liquid and orderly trading market will develop for our common shares or what the market price of our common shares will be and as a result it may be difficult for you to sell your common shares.

Although we have applied to list our common shares on The Nasdaq Capital Market, or Nasdaq, an active trading market for our shares may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in our common shares is not active. The initial public offering price for our common shares will be determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of the common shares after the offering. As a result of these and other factors, you may be unable to resell your common shares at or above the initial public offering price. Further, an inactive market may also impair our ability to raise capital by selling our common shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our common shares as consideration.

We expect that our stock price will fluctuate significantly, and you may not be able to resell your shares at or above the initial public offering price.

The trading price of our common shares is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

  market conditions in the broader stock market in general, or in our industry in particular;
  actual or anticipated fluctuations in our quarterly financial and operating results;
  introduction of new products and services by us or our competitors;
  sales, or anticipated sales, of large blocks of our stock;
  issuance of new or changed securities analysts' reports or recommendations;
  failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;
  additions or departures of key personnel;
  regulatory or political developments;
  changes in accounting principles or methodologies;
  acquisitions by us or by our competitors;
  litigation and governmental investigations; and
  economic, political and geopolitical conditions or events.

These and other factors may cause the market price and demand for our common shares to fluctuate substantially, which may limit or prevent investors from readily selling their common shares and may otherwise negatively affect the liquidity of our common shares. If the market price of our common shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

Our planned       for 1 Reverse Share Split may decrease the liquidity of our Common Shares.

The liquidity of our Common Shares may be affected adversely by the Reverse Share Split given the reduced number of Common Shares that will be outstanding following the Reverse Share Split. In addition, the Reverse Share Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Shares, creating the potential for such stockholders to experience an increase in the cost of selling their Common Shares and greater difficulty effecting such sales.

Following the Reverse Share Split, the resulting market price of our Common Shares may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Shares may not improve.

Although we believe that a higher market price of our Common Shares may help generate greater or broader investor interest, there can be no assurance that the Reverse Share Split will result in a Common Share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Shares will satisfy the investing requirements of those investors.

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, slow our organic growth, operating results, financial conditions and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business and the proceeds from this offering, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may slow our organic growth and have a significant adverse impact on our business, operating results and financial condition.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain common share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our Common Shares may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our Common Shares approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Common Shares are listed on the Nasdaq Capital Market, we cannot assure you that our Common Shares will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders' equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Common Shares could be subject to delisting.

If the Nasdaq Capital Market does not list our Common Shares, or subsequently delists our Common Shares from trading, we could face significant consequences, including:

  a limited availability for market quotations for our Common Shares;
  reduced liquidity with respect to our Common Shares;
  a determination that our Common Shares are a "penny stock," which will require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;
  limited amount of news and analyst coverage; and
  a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the U.S. We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F filing for each fiscal year, as required by Section 404 of the Sarbanes-Oxley Act. This requires that we incur substantial professional fees and internal costs for our accounting and finance functions and that we expend significant management efforts.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common shares could decline, and we could be subject to sanctions or investigations by Nasdaq, the Securities and Exchange Commission (the "SEC"), or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our executive officers and directors, and their affiliated entities, along with our two other largest stockholders, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Upon consummation of this offering (based on shares outstanding as of ♦, 2022), our executive officers and directors, together with entities affiliated with such individuals, along with our two other largest stockholders, will beneficially own approximately ♦% of our Common Shares (approximately ♦ % if the underwriters' over-allotment option is exercised in full). Accordingly, these stockholders may, as a practical matter, continue to be able to control the election of a majority of our directors and the determination of all corporate actions after this offering. This concentration of ownership could delay or prevent a change in control of the Company.

New investors in our securities will experience immediate and substantial dilution after this offering.

The initial public offering price of our Common Shares will be substantially higher than the pro forma net tangible book value per share of the outstanding common shares immediately after this offering. Based on an assumed initial public offering price of $        per Common Share and our net tangible book value as of December 31, 2021, if you purchase our common shares in this offering you will pay more for your shares than the amounts paid by our existing stockholders for their shares and you will suffer immediate dilution of approximately $            per share in pro forma net tangible book value. As a result of this dilution, investors purchasing common shares in this offering may receive significantly less than the full purchase price that they paid for the shares purchased in this offering in the event of a liquidation.

Immediately prior to the consummation of this offering, we expect to have approximately                outstanding stock options to purchase our common shares with exercise prices that are below the assumed initial public offering price of our common shares. To the extent that these options are exercised, there will be further dilution.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our common shares could decline.

If our existing stockholders sell substantial amounts of our common shares in the public market following this offering and the expiration of the lock-up agreements, the market price of our common shares could decrease significantly. The perception in the public market that our existing stockholders might sell Common Shares could also depress our market price. Upon completion of this offering, we will have outstanding            common shares, assuming no exercise by the underwriters of their option to purchase additional shares, and options to purchase of our common shares, based on our shares and options to be outstanding as of immediately prior to the consummation of this offering. Our directors, executive officers and holders of 3% or more of our outstanding common shares will be subject to the lock-up agreements described in "Underwriting" and the Rule 144 holding period requirements described in "Shares Eligible for Future Sale." After all of these lock-up periods have expired and the holding periods have elapsed, up to            additional shares will be eligible for sale in the public market.

Registration of any of these outstanding common shares would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. A decline in the price of shares of our common shares might impede our ability to raise capital through the issuance of additional shares of our common shares or other equity securities.

Since we do not expect to pay any cash dividends for the foreseeable future, investors in this offering may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Shares.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. If we become a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering for construction and purchase of towers and infrastructure development, including all aspects of site acquisition, permitting and payments of licenses and applicable taxes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavourable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

Risks Related to Our Business

The Company enters into 10-year non-cancelable contracts with its customers which agreements contain inflation escalators provisions, however, the Company's business depends on the demand for wireless communication services and wireless infrastructure, and it may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect the Company's business (including reducing demand for new tenant additions or network services).

The Company enters into 10-year non-cancelable contracts with its customers which agreements contain inflation escalator provisions, however, demand for the Company's wireless infrastructure depends on the demand for antenna space from its customers, which, in turn, depends on the demand for wireless communication services by their customers. The willingness of the Company's customers to utilize its wireless infrastructure, or renew or extend existing leases on its wireless infrastructure, is affected by numerous factors, including:

• consumer demand for wireless connectivity;

• availability or capacity of wireless infrastructure or associated land interests;

• location of wireless infrastructure;

• financial condition of customers, including their profitability and availability or cost of capital;

• willingness of customers to maintain or increase their network investment or changes in their capital allocation strategy;

• availability and cost of spectrum for commercial use;

• increased use of network sharing, roaming, joint development, or resale agreements by customers;

• mergers or consolidations among customers;

• changes in, or success of, customers' business models;

• governmental regulations, including local or state restrictions on the proliferation of wireless infrastructure;

• cost of constructing wireless infrastructure;

• technological changes, including those (1) affecting the number or type of wireless infrastructure needed to provide wireless connectivity to a given geographic area or which may otherwise serve as substitute or alternative to wireless infrastructure or (2) resulting in the obsolescence or decommissioning of certain existing wireless networks; or

• the ability to efficiently satisfy customers' service requirements.

A slowdown in demand for wireless connectivity or wireless infrastructure may negatively impact the Company's growth or otherwise have a material adverse effect on the Company. If the Company's customers or potential customers are unable to raise adequate capital to fund their business plans, as a result of disruptions in the financial and credit markets or otherwise, they may reduce their spending, which could adversely affect the Company's anticipated growth or the demand for the Company's wireless infrastructure or network services. The amount, timing, and mix of the Company's customers' network investment is variable and can be significantly impacted by the various matters described in these risk factors. Changes in carrier network investment typically impact the demand for its wireless infrastructure. As a result, changes in carrier plans such as delays in the implementation of new systems, new technologies (including small cells), or plans to expand coverage or capacity may reduce demand for its wireless infrastructure. Furthermore, the wireless industry could experience a slowdown or slowing growth rates as a result of numerous factors, including a reduction in consumer demand for wireless connectivity or general economic conditions. There can be no assurances that weakness or uncertainty in the economic environment will not adversely impact the wireless industry, which may materially and adversely affect the Company's business, including by reducing demand for its wireless infrastructure or network services. In addition, a slowdown may increase competition for site rental customers or network services. A wireless industry slowdown or a reduction in carrier network investment may materially and adversely affect the Company's business.

The expansion or development of the Company's business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in the Company's business, which may have an adverse effect on the Company's operations or financial results.

The Company may seek to expand and develop its business, including through acquisitions, increased product offerings, or other strategic growth opportunities. In the ordinary course of business, the Company may review, analyze, and evaluate various potential transactions or other activities in which it may engage. Such transactions or activities could cause disruptions in, increase risk or otherwise negatively impact its business. Among other things, such transactions and activities may:

• disrupt the Company's business relationships with its customers, depending on the nature of or counterparty to such transactions and activities;

• direct the time or attention of management away from other business operations;

• fail to achieve revenue or margin targets, operational synergies or other benefits contemplated;

• increase operational risk or volatility in the Company's business; or

• result in current or prospective employees experiencing uncertainty about their future roles with the Company, which might adversely affect the Company's ability to retain or attract key managers or other employees.

If the Company fails to retain rights to its wireless infrastructure, including the land interests, the Company's business may be adversely affected. The property interests on which the Company's wireless infrastructure resides, including the land interests under its towers, consist of leasehold interests. A loss of these interests may interfere with the Company's ability to conduct its business or generate revenues. For various reasons, the Company may not always have the ability to access, analyze, or verify all information regarding titles or other issues prior to purchasing wireless infrastructure. Further, the Company may not be able to renew ground leases on commercially viable terms. The Company's ability to retain rights to the land interests on which its towers reside depends on its ability to purchase such land, including fee interests and perpetual easements, or renegotiate or extend the terms of the leases relating to such land. If the Company is unable to retain rights to the property interests on which its wireless infrastructure resides, its business may be adversely affected.

Political, economic and other uncertainties in countries where the Company operates could negatively affect the company's business

The Company's business operations are currently located in United States, Colombia, Ecuador and Mexico. Although Colombia has a long-standing tradition of respecting the rule of law, which has been bolstered in recent years by the present government's policies and programs, no assurance can be given that our plans and operations will not be adversely affected by future developments in Colombia. The Company's existing assets and proposed activities in Colombia are subject to political, economic and other uncertainties, including the risk of expropriation, nationalization, renegotiation or nullification of existing contracts, licenses and permits or other agreements, changes in laws or taxation policies, currency exchange restrictions, changing political conditions, and international monetary fluctuations. Future government actions concerning the economy, taxation, or the operation and regulation of nationally important facilities such as communications could have a significant effect on the Company. Any changes in regulations or shifts in political attitudes are beyond the Company's control and may adversely affect its business. The Company's business may be affected in varying degrees by government regulations with respect to restrictions on future expansion, price controls, export controls, foreign exchange controls, earnings repatriation, income and/or business taxes or expropriations.

In particular, operating in Colombia, Ecuador and Mexico presents the following unique risks to the Company's business and operations:

Legal System

As civil law jurisdictions, each of Colombia, Ecuador and Mexico have legal systems that are different from the common law jurisdictions of Canada and the United States. There can be no assurance that licenses, permits, applications or other legal arrangements will not be adversely affected by changes in governments, the actions of government authorities or others, or the effectiveness and enforcement of such arrangements.

Permits and Licenses

The Company's business activities in Colombia, Mexico and Ecuador are each dependent on receipt of government approvals or permits to develop its business. Any delays in receiving government approvals or permits or no objection certificates may delay the Company's operations or may affect the status of the Company's contractual arrangements or its ability to meet its contractual obligations.

Repatriation of Earnings

Currently there are no restrictions on the repatriation from Colombia, Ecuador and Mexico of capital and distribution of earnings from Colombia, Ecuador and Mexico to foreign entities. However, there can be no assurance that restrictions on repatriation of capital or distributions of earnings from Colombia, Ecuador or Mexico will not be imposed in the future.

Foreign Currency Fluctuations

The Company's current and proposed business operations in United States, Colombia, Mexico and Ecuador render it subject to foreign currency fluctuations, which may materially affect its financial position. The Company holds Canadian and U.S. dollars and sends funds to Colombia, Mexico or Ecuador in U.S. dollars, which in Colombia and Mexico are then converted into Colombian pesos, or Mexican pesos, as applicable. The important exchange rates for the Company are those for the U.S. dollar, Canadian dollar, Colombian peso, and Mexican peso. While the Company is funding operations in the United States, Colombia, Mexico and Ecuador, its results could be impaired by adverse changes in the U.S. dollar and Canadian dollar relative to each of the U.S. dollar, Colombian peso and Mexican peso. Prior and future equity financings result in the generation of Canadian dollar proceeds to fund the Company's activities, which are mostly incurred in U.S. dollars, Colombian pesos, and Mexican pesos. To the extent funds from such financings are maintained in Canadian dollars, the Company's results can be significantly impacted by adverse changes in exchange rates between the Canadian dollar, the U.S. dollar, the Mexican peso, and the Colombian peso. However, the Company seeks to minimize the risk of foreign currency fluctuations by aligning the majority of its debt financing activities to match the currency of its contracts in each applicable jurisdiction.

The Company's operations may also be adversely affected by laws and policies of Canada affecting foreign trade, taxation and investment. In the event of a dispute arising in connection with the Company's operations in Colombia, Mexico and Ecuador, the Company may be subject to the exclusive jurisdiction of foreign courts or tribunals, or may not be successful in subjecting foreign persons to the jurisdictions of the courts of Canada or enforcing Canadian judgments in such other jurisdictions. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental body because of the doctrine of sovereign immunity.

Economic and legal conditions in Ecuador remain uncertain which may affect our financial condition, results of operations and cash flows.

Although general economic conditions have shown improvement in the last decade in Ecuador, the nature of the changes in the Ecuadorian political, economic and legal environment over the past several years has given rise to uncertainties about the country's business environment.

Ecuador's economy may contract in the future due to international and domestic conditions which may adversely affect our operations.

The effects of the global economic and financial crisis in recent years and the general weakness in the global economy may negatively affect emerging economies like Ecuador's. Global financial instability may impact the Ecuador economy and cause a slowdown in Ecuador's growth rate or could lead to a recession with consequences in the trade and fiscal balances and in the unemployment level.

Abrupt changes in monetary and fiscal policies or foreign exchange regime could rapidly affect local economic output, while lack of appropriate levels of investment in certain economy sectors could reduce long-term growth. Access to the international financial markets could be limited. Consequently, an increase in public spending not correlated with an increase in public revenues could affect the Ecuador's fiscal results and generate uncertainties that might affect the economy's level of growth.

Deterioration in economic and market conditions in Latin America, Ecuador and other emerging market countries could affect the prices of our Common Shares.

Although economic conditions are different in each country, the reaction of investors to developments in one country is likely to cause the capital markets in other countries to fluctuate. For example, political and economic events in Latin America may influence investors' perceptions of risk with regard to Ecuador. Economic, commercial, and investment policies are subject to frequent changes and can increase the risks and costs of doing business in Ecuador.  Investor reaction to future developments in Latin America, particularly in our neighboring countries, may adversely affect the market for securities issued by countries in the region, cause foreign investors to decrease the flow of capital into Latin America and introduce uncertainty about plans for further integration of regional economies.

Security and guerrilla activity in Colombia could negatively impact the Company's business

Colombia has had a publicized history of security problems associated with certain narcotics crime organizations and other terrorist groups. A 40-year armed conflict between the government forces of Colombia and anti-government insurgent groups and illegal paramilitary groups, both thought to be funded by the drug trade, continues in Colombia. Insurgents continue to attack civilians and violent guerrilla activity continues in many parts of the country.

There have been peace negotiations between the government and the Fuerzas Armadas Revolucionarias de Colombia (FARC) guerrillas for many years. A recent settlement has been reached to end the conflict, which is intended to bring further institutional strengthening and development, particularly to rural regions. The government's biggest challenge is to maintain a lasting peace and that demobilized members of the FARC rejoin civilian life, rather than regrouping in criminal bands. Following the establishment of the Colombian Peace Agreements, the FARC has become a Colombian political party and, most recently, the Biden Administration has removed the FARC from the list of foreign terrorist organizations.

Continuing attempts to reduce or prevent guerrilla activity may disrupt the Company's operations in the future. The Company may not be able to establish or maintain the safety of its operations and personnel in Colombia and this violence may affect its operations in the future. Any increase in kidnapping and/or terrorist activity in Colombia generally may disrupt supply chains and discourage qualified individuals from being involved in the Company's operations. Additionally, the perception that matters have not improved in Colombia may hinder the Company's ability to access capital in a timely or cost effective manner.

Social Disruptions and Instability in Colombia could disrupt the Company's Operations

Generally, companies operating in the telecommunications industry in Colombia have experienced various degrees of interruptions to their operations as a result of social instability. This uncertainty may affect operations in unpredictable ways, including disruptions of access of the Company's operators to the Company's towers. There can be no assurance that the Company will be successful in protecting itself against these risks and the related financial consequences. Further, these risks may not in any part be insurable in the event the Company does suffer damage.

Political Risk, Social Disruptions and Instability in Mexico

The Company does much of its business in Mexico. As such, the Company is subject to certain risks specific to doing business in Mexico, including currency fluctuations and possible political, social or economic instability. Further, the Company's activities may be affected in varying degrees by political stability and government regulations relating to the industry in which it operates. Operating in Mexico exposes the Company to various levels of political, economic and other risks and uncertainties which could result in work stoppages, blockades of the Company's business activities and appropriation of assets. Some of the Company's assets may be located in areas where Mexican drug cartels operate. These risks and uncertainties vary from region to region and include, but are not limited to, terrorism; hostage taking; local drug gang activities; military repression; expropriation; extreme fluctuations in currency exchange rates; high rates of inflation; labor unrest; the risks of war or civil unrest; renegotiation or nullification of existing concessions, licenses, permits and contracts; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. The Company cannot provide assurances that this type of social instability or labor disruption will not be experienced in future. The potential impact of future social instability, labor disruptions and any lack of public order in Mexico, and on the Company's operations in particular, is not known at this time. This uncertainty may affect operations in unpredictable ways, including disruptions of supplies and markets, ability to move equipment from site to site, or disruption of infrastructure facilities, including public roads, could be targets or experience collateral damage as a result of social instability, labor disputes or protests. The Company may be required to incur significant costs in the future to safeguard the Company's assets against such activities, incur standby charges on stranded or idled equipment or to remediate potential damage to the Company's assets. There can be no assurance that the Company will be successful in protecting itself against these risks and the related financial consequences. Further, these risks may not in any part be insurable in the event the Company does suffer damage.

The application of anti-bribery or corruption laws could impact the Company's operations

The Company's operations are governed by the laws of many jurisdictions, which generally prohibit bribery and other forms of corruption. It is possible that the Company, or some of its subsidiaries, employees or contractors, could be charged with bribery or corruption as a result of the unauthorized actions of its employees or contractors. If the Company is found guilty of such a violation, which could include a failure to take effective steps to prevent or address corruption by its employees or contractors, the Company could be subject to onerous penalties and reputational damage. A mere investigation itself could lead to significant corporate disruption, high legal costs and forced settlements (such as the imposition of an internal monitor). In addition, bribery allegations and corruption convictions could impair the Company's ability to work with governments or nongovernmental organizations. Such convictions or allegations could result in the formal exclusion of the Company from a country or area, national or international lawsuits, government sanctions or fines, project suspension or delays, reduced market capitalization and increased investor concern.

If the Company fails to comply with laws or regulations which regulate its business and which may change at any time, the Company may be fined or even lose its right to conduct some of its business.

A variety of laws and regulations apply to the Company's business, including the laws of Colombia, Mexico and Ecuador. Failure to comply with applicable requirements may lead to civil penalties or require the Company to assume indemnification obligations or breach contractual provisions. The Company cannot guarantee that existing or future laws or regulations will not adversely affect its business or result in additional costs. These factors may have a material adverse effect on the Company.

Changes in current or future laws or regulations could restrict its ability to operate its business as it currently does

The Company's business and that of its tenants are subject to various laws and regulations. In certain jurisdictions, these regulations could be applied or enforced retroactively, which could require that the Company modify or dismantle existing towers. Since the Company has operating subsidiaries that are incorporated in each of Colombia, Mexico and Ecuador it is thus subject to the laws of such jurisdictions. For example, the Colombian Ministry of Communications has a protocol aimed to explain to local authorities and communities the existence of environmental impacts and negative effects on the health of the people. Zoning authorities and community organizations are often opposed to construction of communications sites in their communities, which can delay, prevent or increase the cost of new tower construction, modifications, additions of new antennas to a site or site upgrades, thereby limiting the Company's ability to respond to tenant demands. The regulations about distance of cell towers to schools, hospitals, and residences, depend on local authorities, as in Colombia the mayors of municipalities have the power to regulate in an autonomous way the matters related to telecommunication infrastructure. Existing regulatory policies may materially and adversely affect the timing or cost of construction projects associated with the Company's communications sites and new regulations may be adopted that increase delays or result in additional costs to the Company, or that prevent such projects in certain locations, and noncompliance could result in the imposition of fines or an award of damages to private litigants. In certain jurisdictions, there may be changes to zoning regulations or construction laws based on site location, which may result in increased costs to modify certain of the Company's existing towers or decreased revenue due to the removal of certain towers to ensure compliance with such changes. These factors could materially and adversely affect the Company's business, results of operations or financial condition.

Changes to the tax laws in Colombia, Mexico or Ecuador could negatively impact the Company's business and operations.

The introduction of new tax laws, regulations or rules, or changes to, or differing interpretation of, or application of, existing tax laws, regulations or rules in Colombia, Mexico or Ecuador, could result in an increase in the Company's taxes, or other governmental charges, duties or impositions. No assurance can be given that new tax laws, regulations or rules will not be enacted or that existing tax laws, regulations or rules will not be changed, interpreted or applied in a manner which could result in any of the Company's profits being subject to additional taxation or which could otherwise have a material adverse effect on the Company.

If radio frequency emissions from wireless handsets or equipment on wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect the Company's operations, costs or revenues.

The potential connection between radio frequency emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. The Company cannot guarantee that claims relating to radio frequency emissions will not arise in the future or that the results of such studies will not be adverse to the Company. Public perception of possible health risks associated with cellular or other wireless connectivity services may slow or diminish the growth of wireless companies, which may in turn slow or diminish the Company's growth. In particular, negative public perception and regulations regarding these perceived health risks may slow or diminish the market acceptance of wireless services. If a connection between radio frequency emissions and possible negative health effects were established, the Company's operations, costs, or revenues may be materially and adversely affected. The Company currently does not maintain any significant insurance with respect to these matters.

If the Company is unable to protect its rights to the land under its towers, its business and operating results would be adversely affected.

The Company's real property interests relating to its towers consist primarily of leasehold and sub-leasehold interests. A loss of these interests at a particular tower site may interfere with the Company's ability to operate tower sites and generate revenues. Although the Company completes detailed due diligence and title searches prior to tower construction, for various reasons, the Company may not always have the ability to access, analyze and verify all information regarding titles and other issues prior to completing an acquisition of communications sites, which can affect its rights to access and operate a site. From time to time the Company may also experience disputes with landowners regarding the terms of ground agreements for land under towers, which may affect the Company's ability to access and operate tower sites. Further, for various reasons, landowners may not want to renew their ground agreements with the Company, they may lose their rights to the land, or they may transfer their land interests to third parties, including ground lease aggregators, which could affect the Company's ability to renew ground agreements on commercially viable terms. The Company's inability to protect its rights to the land under its towers may have a material adverse effect on its business and operating results.

The Company could have liability under environmental and occupational safety and health laws.

The Company's operations are subject to the requirements of environmental and occupational safety and health laws and regulations, including municipal zoning regulations and height restrictions imposed by the Colombian DAAC-FAN (Colombia's federal aviation administration). Many of these laws and regulations contain information reporting and record keeping requirements. The Company may not be at all times in compliance with all environmental requirements. The Company may be subject to potentially significant fines or penalties if it fails to comply with any of these requirements. The requirements of these laws and regulations are complex, change frequently and could become more stringent in the future. In certain jurisdictions these laws and regulations could be applied or enforced retroactively. It is possible that these requirements will change or that liabilities will arise in the future in a manner that could have a material adverse effect on the Company's business, results of operations or financial condition.

The Company's towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which the Company's insurance may not provide adequate coverage.

The Company's towers are subject to risks associated with natural disasters, such as ice and wind storms, tornadoes, floods, hurricanes and earthquakes, as well as other unforeseen events, such as acts of terrorism. Any damage or destruction to, or inability to access, its towers or data centers may impact its ability to provide services to its tenants and lead to tenant loss, which could have a material adverse effect on its business, results of operations or financial condition.

As part of the Company's normal business activities, it relies on information technology and other computer resources to carry out important operational, reporting and compliance activities and to maintain its business records. If the Company's computer systems and its backup systems are compromised, degraded, damaged, or breached, or otherwise cease to function properly, it could suffer interruptions in its operations or unintentionally allow misappropriation of proprietary or confidential information (including information about its tenants or landlords), which could damage the Company's reputation and require the Company to incur significant costs to remediate or otherwise resolve these issues.

The Company may not have adequate insurance to cover the associated costs of repair or reconstruction for a major future event. Further, the Company may be liable for damage caused by towers that collapse for any number of reasons including structural deficiencies, which could harm the Company's reputation and require it to incur costs for which it may not have adequate insurance coverage.

The Company's operations are primarily in jurisdictions outside of Canada or the United States and consequently the Company is subject to the risks of foreign operations generally.

Currently the Company's operations are conducted in foreign jurisdictions including, but not limited to Colombia, Mexico and Ecuador. The Company expects that receivables with respect to foreign sales will continue to account for a significant portion of its total accounts and receivables outstanding. As such, the Company's operations may be adversely affected by changes in foreign government policies and legislation or social instability and other factors which are not within the control of the Company including, but not limited to, recessions in foreign economies, expropriation, nationalization and limitation or restriction on repatriation of earnings, longer receivables collection periods and greater difficulty in collecting accounts receivable, changes in consumer tastes and trends, renegotiation or nullification of existing contracts or licenses, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions and royalty and tax increases, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, taxation policies, including royalty and tax increases and retroactive tax claims, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property, labor disputes and other risks arising out of foreign governmental sovereignty over the areas in which the Company's operations are conducted. The Company's operations may also be adversely affected by social, political and economic instability and by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. If the Company's operations are disrupted and/or the economic integrity of its contracts is threatened for unexpected reasons, its business may be harmed.

In the event of a dispute arising in connection with the Company's operations in a foreign jurisdiction where the Company conducts its business, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of Canada or enforcing Canadian judgments in such other jurisdictions. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, the Company's activities in foreign jurisdictions could be substantially affected by factors beyond the Company's control, any of which could have a material adverse effect on the Company.

Some countries in which the Company may operate may be considered politically and economically unstable and, in some cases, failure to follow certain formalities or obtain relevant evidence may call into question the validity of the entity or the actions taken by the Company. Management of the Company is unable to predict the effect of additional corporate and regulatory formalities which may be adopted in the future including whether any such laws or regulations would materially increase the Company's cost of doing business or affect its operations in any area.

The Company may in the future enter into agreements and conduct activities outside of the jurisdictions where it currently carries on business, which expansion may present challenges and risks that the Company has not faced in the past, any of which could adversely affect the results of operations and/or financial condition of the Company.

The business of the Company has an operating history of approximately 6.5 years.

Although the Company has secured adequate financing for all of its projects since commencing operations, it remains subject to all of the business risks and uncertainties associated with any business enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources, lack of revenue and the risk that it will not achieve its growth objective. There can be no assurance that the Company's operations will be profitable in the future or will generate sufficient cash flow to satisfy its working capital requirements. Even if the Company does achieve profitability, it cannot predict the level of such profitability. If the Company sustains losses over an extended period of time, it may be unable to continue its business.

A substantial portion of our revenue is derived from our relationship with one tenant.

Approximately 37%, of our total operating revenues is derived from our leasing agreements with Telefónica S.A. Our agreements with Telefónica S.A. have a term of 10 years, however, if they are unwilling or unable to perform their obligations under our agreements with them, our revenues, results of operations, financial condition and liquidity would be materially and adversely affected. Additionally, due to the long-term nature of our tenant leases with Telefónica S.A., we depend on the continued financial strength of them. If our current tenant or any future tenants are unable to raise adequate capital to fund their business plans, they may reduce their spending, which could materially and adversely affect demand for our communications sites and our services business. If, as a result of a prolonged economic downturn or otherwise, one or more of our significant tenants experiences financial difficulties or files for bankruptcy, it could result in uncollectible accounts receivable. The loss of our current tenant, or the loss of all or a portion of our anticipated lease revenues from this tenant or future tenants, could have a material adverse effect on our business, results of operations or financial condition.

The Company is reliant on its management and key personnel.

The success of the Company is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. The Company attempts to enhance its management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas. The Company's inability to retain employees and attract and retain sufficient additional employees as well as, engineering, and technical support resources could have a material adverse impact on the Company's financial condition and results of operation. Any loss of the services of such individuals could have a material adverse effect on the Company's business, operating results or financial condition.

The Company conducts business in countries with a history of corruption and transactions with foreign governments and doing so increases the risks associated with our international activities.

As we operate internationally, we are subject to the United States' Foreign Corrupt Practices Act of 1977 and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by the United States and other business entities that have securities registered in the United States for the purpose of obtaining or retaining business. We have operations and agreements with third parties in countries known to experience corruption. Further international expansion may involve more exposure to such practices. Our activities in these countries create the risk of unauthorized payments or offers of payments by our employees or consultants that could be in violation of various laws including the Foreign Corrupt Practices Act of 1977, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees and consultants. However, our existing safeguards and any future improvements may prove to be less than effective and our employees or consultants may engage in conduct for which we might be held responsible. Violations of the Foreign Corrupt Practices Act of 1977 may result in criminal or civil sanctions and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

As a foreign private issuer, we are not subject to U.S. proxy rules and are exempt from filing certain reports under the Securities Exchange Act of 1934.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual and current reports and financial statements with the SEC as frequently or as promptly as domestic companies whose securities are registered under the Exchange Act, and we are generally exempt from filing quarterly reports with the SEC under the Exchange Act.

If we were to lose our foreign private issuer status, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We would have to present our financial statements under US GAAP and may also be required to modify certain of our policies to comply with corporate governance practices applicable to U.S. domestic issuers. Such conversion and modifications will involve additional costs.

The Company has never paid dividends and, although it intends to evaluate payment of dividends in the future, it may never pay dividends.

Although the Company intends to evaluate its ability to pay dividends in the future, the Company currently has no earnings or dividend record and may not pay any dividends on the common shares in the foreseeable future. Dividends paid by the Company would be subject to tax and, potentially, withholdings. The payment of future cash dividends, if any, will be reviewed periodically by the Company's board of directors and will depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and conditions and other factors.

The Company is subject to a going-concern risk.

As set forth in the audit report of the Company for the fiscal years ended December 31, 2021 and 2020, the Company's consolidated financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company's future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that the Company will be successful in completing an equity or debt financing or in achieving profitability. The consolidated financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

Global and national health concerns, including the outbreak of pandemic or contagious diseases, such as the recent COVID-19 (coronavirus), may adversely affect the business and operations of the Company

The outbreak of the COVID-19 pandemic has resulted in governments and businesses worldwide adopting emergency measures to combat the spread of the coronavirus while seeking to maintain essential services. These measures have included, without limitation, social distancing, the temporary closure of non-essential businesses, stay-at-home and work-from-home policies, self-imposed quarantine periods, border closures and travel bans or restrictions. These measures have significantly disrupted retail and commercial activities in most sectors of the economy and created extreme volatility in financial markets. This has resulted in a sharp economic downturn marked by rising levels of unemployment, as most businesses have reduced or ceased business operations, and reduced consumer spending. These adverse economic conditions are expected to continue for as long as the measures taken to contain the spread of COVID-19 persist and certain of such conditions could continue even upon the gradual removal of such measures and thereafter, especially given that a certain segment of the general public, including certain of our customers and employees, may voluntarily choose to continue to apply such measures due to health concerns regarding COVID-19.

These measures and conditions may adversely affect our business, financial condition, liquidity and financial results for as long as the measures adopted in response to the COVID-19 pandemic remain in place or are re-introduced and potentially upon their gradual or complete removal, including, without limitation, as follows, and such adverse effect could be material:

  access to capital may be affected;
  access to refinancing may be limited;
  cost of capital may increase;
  liquidity may be affected by customers delaying the payment of our invoices;
  cost of construction of towers may increase; and
  ability to construct towers on areas under lock down may be affected.

Risks Related to Our Company

It may be difficult for non-Canadian investors to obtain and enforce judgments against us because of our Canadian incorporation and presence.

We are a corporation existing under the laws of British Columbia, Canada. Some of our directors and officers, and the experts named in this prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. Consequently, although we have appointed an agent for service of process in the United States, it may be difficult for holders of our common shares who reside in the United States to effect service within the United States upon our directors and officers and experts who are not residents of the United States. It may also be difficult for holders of our common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Investors should not assume that Canadian courts (i) would enforce judgments of United States courts obtained in actions against us or our directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or our directors, officers or experts predicated upon the United States federal securities laws or any such state securities or "blue sky" laws.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the "JOBS Act". For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of:

  the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Securities and Exchange Commission or more);
  the last day of our fiscal year following the fifth anniversary of the completion of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933;
  the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non- convertible debt; or
  the date on which we are deemed to be a "large accelerated filer", as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

Risks Related to Our Common Shares

Because we can issue additional common shares or preferred shares, our shareholders may experience dilution in the future.

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our board of directors has the authority to cause us to issue additional common shares or preferred shares and to determine the special rights and restrictions of the shares of one or more series of our preferred shares, without consent of our shareholders. The issuance of any such securities may result in a reduction of the book value or market price of our common shares. Given the fact that we have not achieved profitability or generated positive cash flow historically, and we operate in a capital-intensive industry with significant working capital requirements, we may be required to issue additional common equity or securities that are dilutive to existing common shares in the future in order to continue its operations. Our efforts to fund our intended business plan may result in dilution to existing shareholders. Further, any such issuances could result in a change of control or a reduction in the market price for our common shares.

Volatility in our common share price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the foreseeable future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources away from the day to day business operations.

A prolonged and substantial decline in the price of our common shares could affect our ability to raise further working capital, thereby adversely impacting our ability to continue operations.

A prolonged and substantial decline in the price of our common shares could result in a reduction in the liquidity of our common shares and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common shares could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our shares. If we are unable to raise the funds we require for all our planned operations and to meet our existing and future financial obligations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may go out of business.

Because we do not intend to pay any cash dividends on our common shares in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not have any potential to receive a return on their shares unless they sell them and, even if they do sell their shares, there is no guarantee of any return on the sale.

If we are classified as a "passive foreign investment company" for U.S. federal income tax purposes for any taxable year, U.S. Holders of common shares could be subject to adverse U.S. federal income tax consequences.

If we are classified as a "passive foreign investment company" ("PFIC") within the meaning of Section 1297 of the U.S. Internal Revenue Code, as amended, for any taxable year during which a U.S. Holder held common shares, certain adverse U.S. federal income tax consequences may apply to the U.S. Holder. Our possible status as a PFIC must be determined annually and therefore may be subject to change. Generally, for any taxable year in which 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets (which may be determined in part by the market value of our common shares, which is subject to change) are held for the production of, or produce, passive income, we would be characterized as a PFIC for U.S. federal income tax purposes.

Although the tests for determining PFIC status are applied as of the end of each taxable year and are dependent upon a number of factors, some of which are beyond our control, including the value of our assets (including goodwill), the market price of our common shares, and the amount and type of our gross income we do not believe that we were a PFIC for the taxable years ended December 31, 2021.  Our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurance regarding our PFIC status for the taxable year ending December 31, 2022 or for subsequent taxable years.  U.S. Holders who own our common shares for any period during which we are a PFIC will be required to file IRS Form 8621 for each tax year during which they hold our common shares. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.  The determination of our PFIC status is made annually after the close of each taxable year and it is difficult to predict before such determination whether we will be a PFIC for any given taxable year.  Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the IRS will agree with our conclusion.  No assurance can be provided regarding our PFIC status, and neither we nor our United States counsel expresses any opinion with respect to our PFIC status.

If we are a PFIC for any year during a non-corporate U.S. shareholder's holding period of our common shares, then such non-corporate U.S. shareholder generally will be required to treat any gain realized upon a disposition of our common shares, or any so-called "excess distribution" received on our common shares, as ordinary income, rather than as capital gain, and the preferential tax rate applicable to dividends received on our common shares would not be available. Interest charges would also be added to the taxes on gains and distributions realized by all U.S. holders. A more detailed discussion of these adverse tax consequences is set forth below under "Taxation-Certain Material  U.S. Federal Income Tax Considerations-- PFIC Status of Our Company."

A U.S. shareholder may avoid these adverse tax consequences by making a timely and effective "qualified electing fund" election ("QEF election"). A U.S. shareholder who makes a QEF election generally must report, on a current basis, its share of our ordinary earnings and net capital gains, whether or not we distribute any amounts to our shareholders. The QEF election is available only if our company is characterized as a PFIC and provides a U.S. shareholder with certain information regarding the Company's earnings and capital gains as required under applicable U.S. Treasury regulations. In the event we become a PFIC, we intend to provide all information and documentation that a U.S. shareholder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. shareholder's pro rata share of ordinary income and net capital gain, and a "PFIC Annual Information Statement" as described in applicable U.S. Treasury regulations).

A U.S. shareholder may also mitigate the adverse tax consequences by timely making a mark-to-market election. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the increase in the fair market value of the common shares and deduct from gross income the decrease in the value of such shares during each of its taxable years. A mark-to-market election may be made and maintained only if our common shares are regularly traded on a qualified exchange, as defined in the Code and regulations. Whether our common shares are regularly traded on a qualified exchange is an annual determination based on facts that, in part, are beyond our control. Accordingly, a U.S. shareholder might not be eligible to make a mark-to-market election to mitigate the adverse tax consequences if we are characterized as a PFIC.

Certain economic risks are inherent in making either a QEF election or a mark-to-market election. If a QEF election is made, it is possible that earned income will be reported to a U.S. Holder as taxable income and income taxes will be due and payable on such an amount. A U.S. Holder of our common shares may pay tax on such "phantom" income, i.e., where income is reported to it pursuant to the QEF Election, but no cash is distributed with respect to such income. There is no assurance that any distribution or profitable sale will ever be made regarding our common shares, so the tax liability may result in a net economic loss. A mark-to-market election may result in significant share price gains in one year causing a significant income tax liability. This gain may be offset in another year by significant losses. If a mark-to-market election is made, this highly variable tax gain or loss may result in substantial and unpredictable changes in taxable income. The amount included in income under a mark-to-market election may be substantially greater than the amount included under a QEF election. Both the QEF and mark-to-market elections are binding on the U.S. Holder for all subsequent years that the U.S. Holder owns our shares unless permission to revoke the election is granted by the IRS.

If we are a PFIC at any time when a U.S. Holder holds our common shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds our common shares even if we cease to meet the PFIC gross income test or asset test in a subsequent year.  However, if we cease to meet these tests, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election (a "Purging Election") to recognize gain by making a "deemed sale" election with respect to all of the U.S. Holder's common shares and have such common shares deemed to be sold at their fair market value on the last day of the last taxable year during which we were a PFIC.

Each U.S. shareholder should consult their own tax advisors with respect to the possibility of making these elections and the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares. This paragraph is qualified in its entirety by the discussion in the section of this prospectus entitled "Certain Material United States Federal Income Tax Considerations." In addition, our PFIC status may deter certain U.S. investors from purchasing our common shares, which could have an adverse impact on the market price of our common shares and our ability to raise additional financing by selling equity interests, including our common shares.

RULES RELATING TO A PFIC ARE VERY COMPLEX. YOU SHOULD CONSULT YOUR TAX ADVISER CONCERNING THE RELATIVE MERITS AND THE ECONOMIC AND TAX IMPACT OF THE PFIC RULES TO YOUR INVESTMENT IN OUR COMMON SHARES AS A NON-ELECTING U.S. HOLDER, A U.S. HOLDER MAKING A QEF ELECTION, A U.S. HOLDER MAKING A MARK-TO-MARKET ELECTION, OR A U.S. HOLDER MAKING ANY AVAILABLE PURGING ELECTION.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intend", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled "Risk Factors", uncertainties and other factors, which may cause our company's or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

• changes in the demand for wireless communication services and wireless infrastructure in the countries in which we operate;

• changes in carrier network investment (including reduced demand for new tenant additions or network services);

• developments of new technologies in the wireless infrastructure and telecommunications industries;

• changes in relationships with our existing tenants;

• legal and political changes in the countries where the Company operates which include a history of corruption and transactions with foreign governments;

• unexpected political, economic and other changes in countries where the Company is operating;

• changes in economic and market conditions in Latin America, Ecuador and other emerging market countries;

• unexpected security and guerrilla activity in Colombia and unexpected social disruptions and instabilities in Latin America;

• changes in the local laws and regulations, including the application of anti-bribery or corruption laws, in foreign jurisdictions;

• changes to existing medical consensus regarding potential health effects of radio frequency emissions from wireless handsets or equipment on wireless infrastructure;

• changes to laws and regulations related to the Company's ability to protect its rights to the land under its towers;

• changes to existing or new tax laws or methodologies impacting the Company's international operations, fees directed specifically at the ownership and operation of communications sites or international acquisitions, any of which may be applied or enforced retroactively, or failure to obtain an expected tax status for which the Company has applied;

• laws or regulations that tax or otherwise restrict repatriation of earnings or other funds or otherwise limit distributions of capital;

• changes in a specific country's or region's political or economic conditions, including inflation or currency devaluation;

• changes to zoning regulations or construction laws, which could be applied retroactively to existing communications sites;

• expropriation or governmental regulation restricting foreign ownership or requiring reversion or divestiture;

• actions restricting or revoking the Company's customers' spectrum licenses or suspending or terminating business under prior licenses;

• failure to comply with anti-bribery laws or similar local anti-bribery laws;

• material site security issues;

• significant increase in or implementation of new license surcharges on the Company's revenue;

• price setting or other similar laws or regulations for the sharing of passive infrastructure;

• uncertain or inconsistent laws, regulations, rulings or results from legal or judicial systems, which may be enforced retroactively, and delays in the judicial process; and

• changes in foreign currency exchange rates, including those arising from the Company's operations, investments and financing transactions related to its international business.

These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this Form F-1 registration statement and the documents incorporated by reference herein may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Unless required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Industry Data and Forecasts

This prospectus contains data related to the wireless communications infrastructure industry in the jurisdictions in which we operate. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The wireless communications infrastructure industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Common Shares. In addition, the rapidly changing nature of the vehicle communications industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

Information on Our Company

Summary

The Company was incorporated under the Business Corporations Act (British Columbia) (hereinafter, the "BCBCA") on September 12, 2005 as "Pacific Therapeutics Ltd." On January 12, 2017, in connection with the completion of the Tower Three Transaction (as defined below) the Company changed its name to "Tower One Wireless Corp."

The head office of the Company is Calle 84 A No.12 - 18 Oficina 302, Bogotá DC, Colombia and the registered and records office of the Company is located at Suite 900 - 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada. The Company's phone number is +57 1382 7957 and its web site is www.toweronewireless.com. The information on our website does not form a part of this Form F-1.

The Company is a reporting Company in British Columbia and Ontario and its common shares are listed for trading on the Canadian Securities Exchange ("CSE"), the Frankfurt Stock Exchange and are quoted on the OTCQB operated by the OTC Markets Group.

History and Development of Our Company

Tower Three Transaction

On January 12, 2017, the Company completed a "fundamental change" transaction (the "Tower Three Transaction"), with Tower Three SAS, a limited liability company formed under the laws of the Republic of Colombia on December 30, 2015 ("Tower Three"), pursuant to a share exchange agreement made effective as of October 19, 2016, as amended (the "Acquisition Agreement") among the Company, Tower Three and the shareholders of Tower Three (the "Selling Shareholders"), whereby the Company acquired 100% of the securities of Tower Three from the Selling Shareholders, by issuing 30,000,000 common shares of the Company (each, a "Common Share") to the Selling Shareholders on a pro-rata basis, following the completion of which, Tower Three is now a wholly-owned subsidiary of the Company. Following the completion of the Tower Three Transaction, the Company began conducting the principal business in Colombia, Argentina and USA.

The Company's board of directors (the "Board") was reconstituted in conjunction with the closing of the Tower Three Transaction. The Board is now comprised of four (4) members, being Alejandro Ochoa, Fabio Alexander Vasquez, Robert Horsley and Gabriel Tejada Arenas. The Company's senior management now consists of Alejandro Ochoa (President and Chief Executive Officer, Interim Chief Financial Officer, Interim Corporate Secretary), and Luis Parra (Chief Operating Officer). See "Directors and Officers" below for further information.

Innervision Transaction

As of December 31, 2018, the Company owned 90% of Innervision S.A.S. ("Innervision"), a private company incorporated under the laws of Colombia, through its wholly owned subsidiary Tower Three.

In October 2019, the Company completed the acquisition of the remaining common shares of Innervision not previously owned by Tower Three. The Company acquired the remaining 10% interest for total purchase price of $2,685 ($7,000,000 Colombian Peso). As the Company previously controlled Innervision, the transaction resulted in a change to the Company's ownership stake and was accounted for as an equity transaction.

Acquisition of Evolution Technology SA

On March 30, 2017, the Company entered into a Share Purchase Offer Agreement with the shareholders of Evolution Technology SA ("Evotech") to acquire 65% ownership interest in Evotech. Evotech is a private company incorporated under the laws of Argentina. Since its incorporation on March 10, 2016, Evotech obtained various permits for constructing cellular towers and also has two master lease agreements with two major telecom carriers in Argentina. To obtain the 65% ownership interest in Evotech, the Company paid US$350,000 to the original shareholders of Evotech and transferred US$400,000 to Evotech for operating expenses. The Company also issued 1,500,000 common shares with a fair value of C$480,000 to the shareholders of Evotech. In addition, the Company committed to contribute the funds necessary for Evotech to construct 50 towers, or a lower number of towers to be agreed between the parties, for up to a total maximum amount of US$3,500,000. The Company has surpassed the US$3,500,000 benchmark and capitalized such funds plus additional investment.  As a result, Tower Three currently holds a 77.06% interest in Evotech and 21.73% is held through the Company directly. As the Company contributes more capital to build towers in Argentina, the Company's ownership in Evotech will continue to increase.

In June 2021, the Company acquired an additional 26.25% of common shares of Evotech not previously owned by Tower One for total purchase price of C$36,243 (US$30,000) cash and the issuance of 6,300,000 common shares with a fair value of C$569,520, increasing its ownership from 65% to 91.25%.

Acquisition of Tower Construction & Technical Services Inc.

On October 18, 2017, the Company entered into an escrow agreement with the shareholders of Construction &Technical Services, Inc. ("TCTS") to acquire a 70% ownership interest in TCTS. To obtain this 70% ownership interest in TCTS the Company committed to operate TCTS's business and financial affairs and no cash or equity consideration was provided for this acquisition. TCTS is a Florida company, headquartered in Miami, Florida and established in 2010 that provides its customers with comprehensive telecommunications services including turnkey solutions covering all aspects of tower erecting needs including: wireless infrastructure, tower building solutions and fiber to home. TCTS has active master services agreements with multiple large companies including T-Mobile, Ericsson, Signfox.

On March 1, 2019, the Company entered into an agreement to acquire the remaining 30% ownership interest of TCTS for total purchase price of C$106,121 (US$80,000). As the Company previously controlled TCTS, the transaction resulted in a change to the Company ownership stake and was accounted for as an equity transaction.

On August 1, 2019, the Company entered into a Joint Venture Agreement with a third party, Enervisa US LLC ("Enervisa") and sold 50% of outstanding shares of TCTS for C$330,397 (US$250,000) to fund the operation of TCTS. The Company determines that the sale of the 50% of TCTS shares did not constitute a loss of control. The issuance of the shares is accounted for an equity transaction and resulting a non-controlling interest of C$698,030. As of December 31, 2020, the Company has received the full amount for the for the sale of 50% of the outstanding shares of TCTS (C$330,397 - US$250,000).

Master Lease Agreement with Claro

On October 24, 2017, Tower Three signed a master lease agreement with Claro Colombia, which allows Tower Three to lease tower sites in Colombia to Claro. Claro is believed to be the largest provider of mobile phone services in Colombia with an estimated 60% of the market share in that country.

Expansion into Mexico

On April 3, 2018, the Company entered into an acquisition agreement with Comercializadora Mexmaken, SA de CV, a Mexican-based private tower company. In consideration for the acquisition, the Company issued 7,500,000 Common Shares at C$0.185 per share for an aggregate value of $1,387,500. Following completion of the acquisition, the Company owned 90% of the issued and outstanding share capital of Comercializadora Mexmaken, SA de CV, which became a subsidiary of the Company. Comercializadora Mexmaken, SA de CV, which owns, builds and leases cellular towers to the telecom industry in Mexico, and has a master lease agreement with AT&T. This transaction was successfully completed on May 18, 2018.

During 2018, Comercializadora Mexmaken, SA de CV obtained a new Master Service Agreement with Redes Altan. Under this new agreement, the Company has constructed 36 towers in Mexico as of the date of this report.

On February 2020, the Company changed the name of Comercializadora Mexmaken, SA de CV to Tower One Wireless Mexico, SA de CV.

Tower Transactions

On November 21, 2018, the Company entered into an asset purchase agreement with a third party whereby the Company agreed to sell certain tower assets in Colombia. The Company received an advance of US$1,300,000 from the Purchaser in the form of a promissory note. The amount was subject to an annual interest rate of 10%, due on demand and is secured by a personal guarantee from the Company's Chief Executive Officer. During the year ended December 31, 2018, the Company incurred interest expense of C$14,840 on this promissory note, which remained payable and is recorded within interest payable on the consolidated statement of financial position. The promissory note was cancelled after the tower sale completed in January 2019.

On December 27, 2019, the Company entered into an asset purchase agreement with a third party whereby the Company agreed to sell certain towers in Argentina. Subsequent to year ended December 31, 2019, the Company sold the towers for proceeds of C$1,204,942.

On June 23, 2020, the Company entered into an asset purchase agreement with a third party whereby the Company agreed to sell certain tower structures, sites and related contracts located in Mexico, in connection to a certain development agreement signed on February 13, 2019, for total proceeds of approximately C$2,749,731.

On December 18, 2020, the Company entered into an asset purchase agreement with a third party whereby the Company agreed to sell certain tower structures, sites and related contracts located in Mexico, in connection to a certain development agreement signed on February 13, 2019, for total proceeds of C$1,032,458.

On August 9, 2021, the Company closed an asset transfer agreement with a non-related party whereby the Company agreed to sell certain tower structures, sites and related contracts located in Argentina for total proceeds of C$3,870,126.

Acquisition of Tower Three Wireless Del Ecuador SA

On September 20, 2021, the Company entered into a Share Transfer Agreement with the sole shareholder of Tower Three Wireless Del Ecuador SA ("T3 Ecuador") to acquire a 90% ownership interest. Since its incorporation in 2019, T3 Ecuador had minimal operations and held preliminary agreements with certain municipalities where the cities offices provided T3 Ecuador with a list of public spaces that T3 Ecuador are authorized to build towers on. In consideration for the 90% ownership interest, the Company paid C$920 (US$720).

Business Overview

The Company is a pure-play, Build-to-Suit ("BTS") tower owner, operator and developer of multitenant communications real estate. The Company's primary business is the leasing of space on communications sites to mobile network operators ("MNOs") in countries it services with non-cancellable lease terms of over 10 years, which include inflation escalators. Each tower is built with an initial anchor tenant commitment and space for an additional 1-3 tenants, or collocations. The Company does not build any towers without an anchor tenant in place. The Company offers tower-related services in the largest Spanish speaking countries in Latin America: Ecuador, Argentina, Colombia and Mexico. These tower-related services include site acquisition, zoning and permitting, structural analysis, and construction which primarily supports the Company's site leasing business, including the addition of new tenants and equipment on its sites. BTS is a process where a long-term lease is secured with a tenant prior to the construction of a tower. Terms are outlined in master lease agreements ("MLAs") with tenants. As of December 31, 2021, the Company had a total of 12 signed MLA agreements with major MNOs in Colombia, Ecuador and Mexico and a total backlog of over 400 sites. Most recently, the Company has commenced constructing towers in Ecuador. Although no towers were completed in Ecuador as of December 31, 2021, the Company completed the construction of four towers in Ecuador by the end of April 2022.

The Telecommunications Tower Industry

The telecommunications tower industry leases different structure types (monopole, self-supporting, guyed, and rooftop) to MNOs to create a cell site. A cell site is an area within an MNO's wireless network which is serviced by an antenna array. The Company can host multiple MNO tenants on a single tower with marginal incremental cost. Each additional tenant is referred to as a "collocation".

The process of building a tower for an MNO starts with the MNO issuing "search rings" to the tower company. A search ring represents a radius around a specific global positioning system or "GPS" coordinate and a height requirement for the MNO. A cell site within this search ring is critical for the MNO to provide quality cellular coverage to its customers. Mostly due to the critical nature of the cell site's location, little migration occurs among MNOs once a cell site is in place. After issuing a search ring, the Company looks for places to construct a tower. This process is called "site acquisition" and takes anywhere from 1 to 90 days. Following completion of the site acquisition process, or in many cases concurrently with completion, the Company seeks permitting from local authorities as well as the Aeronautica Civil (Colombia), Dirección General de Aviación Civil (Ecuador) or Directorate General of Civil Aviation (Mexico). The final step is construction of the tower, which typically takes less than 30 days. From start to finish, on average an individual MNO tower site takes approximately 180 days to be placed in service.

The process of site acquisition, permitting and construction are also outsourced to specialized third party companies that focus on these services. The Company has internal groups, including legal, site acquisition, engineering and construction supervision that supervise these areas and manage the time, quality and service received.

The raw materials used in building towers includes mainly steel, wood, concrete, electric materials (such as wiring and plugs) and bricks. These raw materials are sourced from local vendors. The Company has not suffered lack of raw materials during its operating history and does not anticipate any shortages in the near future. The price of steel that the Company uses for its towers is tightly aligned to the variation of its price in the main commercial markets (in the United States and Europe) as a commodity. The prices for electric materials also have a high correlation to the price of the copper as a commodity. The Company must also take in consideration that exchange rates have an impact on the price of its steel and the copper. All the other materials are adjusted mainly by inflation. These prices, which are typically quite stable, have experienced volatility and higher variations as a result of the COVID-19 pandemic and the war in Ukraine.

Terms of the tenant lease are set forth in an MLA between the Company and tenant which include length of contract, rent by structure type, colocation rates and annual price increases to adjust for local inflation.

The Company's Tower Portfolio and Business

Through its subsidiaries, and as of April 30, 2022, the Company has 239 constructed towers, with 4 located in Ecuador, 221 located in Colombia and 14 located in Mexico. Forty-one (41) of the Company's 239 in-service towers have a second tenant collocating, representing 1.17 tenants per in-service tower. Further, as of April 30, 2022 there are 48 towers currently under construction, 16 of which are in Ecuador, 28 of which are in Colombia and 4 of which are in Mexico.

See below for a summary of the Company's tower portfolio:

Country	In-Service Towers	Collocations	Tenants	Towers Under Construction
Ecuador	4	0	4	16
Colombia	217	41	258	30
Mexico	14	0	14	4
Total	231	41	272	34

The above summary reflects the Company's sale of 22 towers in Colombia in 2018 to a third party for US$2,516,354, the sale of 10 towers in Argentina in 2019 to a third party for approximately US$1,500,000, the sale of 37 towers in Mexico between June and December 2020 for approximately US$3,800,000, and the sale of 47 towers in Argentina in 2021 to a third party for approximately US$1,700,000.

The Company's interests in its towers are comprised of a variety of ownership interests, including leases created by long-term ground lease agreements, easements, licenses or rights-of-way granted by government entities. A typical tower site consists of a compound enclosing the tower site, a tower structure and one or more equipment shelters that house a variety of transmitting, receiving and switching equipment. In addition, the Company's sites typically include backup or auxiliary power generators and batteries.

The principal structure types of the Company's towers are monopole towers, self-supported towers and rooftops. A monopole tower is a tubular structure that is used primarily to address space constraints or aesthetic concerns. Monopole towers typically have heights ranging from 100 to 200 feet. A monopole tower site used in metropolitan areas for a typical communications tower site can consist of a plot of land of fewer than 1,000 square feet. A self-supported tower ("SST") is a stem-pattern tower which is compiled and connected to form a self-supporting frame without any other subvention. SST towers have a conventional form of tower frame which is designed to withstand wind pressure and the geographic condition at the tower's location. The height of the SST can be anywhere between 100 to 400 feet. A rooftop lease usually requires only a fraction of the space, as a mobile network operator may require as little as 50 square feet for each cell site installation.

Products and Services

The Company's revenue is primarily derived from tenant leases on the towers it owns and operates in Ecuador, Colombia and Mexico. The lease terms of each structure type are outlined in the MLAs, and these agreements include information about lease amounts by structure type, annual increases and adjustments for local inflation, collocation terms, and minimum infrastructure design requirements. The lease payment amount depends on a number of factors including tower location, height and amount of equipment on the tower. Expenses at the tower site include insurance and maintenance expenses, and in certain cases, property taxes. Ground rent and power and fuel costs are passed through to the Company's tenants. In the tower industry, tower level cash flow ("TCF") is defined as leasing revenue from the tenants less the expenses at the tower site. The Company also received revenue for the sale of certain towers.

The Company's operations have been concentrated in Colombia, Argentina, Mexico and the United States. During the year ended December 31, 2021, the Company recorded total of revenues of C$2,916,089, C$5,430,749, C$158,272, and C$0 in Argentina, Colombia, Mexico and the United States respectively, while the Company recorded total assets of C$552,557, C$19,087,983, C$2,357,981 and C$167,640, in Argentina, Colombia, Mexico and the United States respectively.

	Argentina C$	Colombia C$	Mexico C$	United States of America $	Other C$	Total C$
December 31, 2021
Tower rental revenue	678,002	2,014,364	147,902	-	-	2,840,268
Service revenue	-	3,416,385	-	-	2,182,516	5,598,900
Sales revenue	2,238,087	-	10,370	-	-	2,248,547
Total Revenues	2,916,089	5,430,749	158,272	-	2,182,516	10,687,626

December 31, 2020
Tower rental revenue	945,647	550,418	278,281	-	-	1,774,346
Service revenue	-	-	-	346,317	626,319	972,636
Sales revenue	1,244,773	14,439	5,119,888	-	-	6,379,100
Total Revenues	2,190,420	564,857	5,398,169	346,317	626,319	9,126,082

December 31, 2019
Tower rental revenue	1,102,810	292,848	244,978	-	-	1,640,636
Service revenue	-	-	-	561,759	-	561,759
Sales revenue	-	3,069,670	141,529	-	-	3,211,199
Total Revenues	1,102,810	3,362,518	386,507	561,759	-	5,413,594

The Telecommunications Market in Latin America

General

Despite considerable progress in building out mobile broadband networks in Latin America over recent years (there are estimated to be over 160,000 towers in Latin America), approximately 10% of the population, or approximately 64 million people, still have no access to a mobile broadband network in the region according to TowerXchange. Latin America is characterized by densely populated and sprawling cities, but also by vast, sparsely populated areas, mountain ranges, rainforests and islands. Although most people live in urban or suburban areas, it is the small proportion of people living in rural areas (20% of the population) that are most likely to currently be without access to mobile broadband.

Although the business model utilized by mobile network operators has so far proven effective in expanding coverage to current levels, the Company believes that moving further into remote areas through traditional network deployment is a much greater challenge, owing to the sparsely populated unconnected areas, the difficult economic situation in many Latin American countries, the high cost of investment with limited potential for return, and a challenging market environment that often makes coverage expansion uneconomical. As a result, mobile network operators are increasingly adopting alternative methods, notably infrastructure sharing and partnerships with other ecosystem players, to complement traditional network deployments. In addition, they want to focus on their core business by deploying more cell sites and spending money on sales and marketing.

The Company believes that governments in the region want to make access to and use of mobile broadband universal, a goal shared by mobile network operators. The Company expects this will require a multidimensional approach and collaboration between governments and the mobile industry, with the former supporting industry-led initiatives with policies and programs that create the right incentives and an enabling environment for extending connectivity to underserved areas. The Company also believes that in many cases mobile network operators' efforts to improve coverage are hampered by inefficient and arduous regulation from governments and policymakers, including onerous coverage obligations, strict quality-of-service ("QoS") expectations, and restrictive planning laws around new infrastructure deployment which, together, make for a challenging regulatory environment. In many markets, this continues to be less of the case and as these markets mature they adopt many programs such as strict timelines for licensing and the utilization of government properties to enhance deployment speeds.

Additionally, according to TowerXchange, of the 90% of the population of Latin America who have access to mobile broadband services, just over 160 million people, or approximately a quarter of the population, subscribed to such services. This means that three-quarters of the population do not currently subscribe to mobile broadband services, primarily due to affordability and/or consumer challenges.

Mobile network operators in Latin America face a tough balancing act in allocating capital across multiple divergent needs: investing in network expansion projects to meet coverage obligations, or boosting network capacity in existing service areas to address QoS expectations (most countries in Latin America have more than 3,500 users (subscribers) per cell site, compared to around 1,000 or fewer in the US and other developed markets). The Company believes that this puts an additional burden on mobile network operators and inadvertently weakens the business case for investment in coverage expansion. The Company believes that tower companies - like the Company - have a role to play in creating and sustaining an enabling environment for effective investment in infrastructure deployment for carriers and operators.

The Company's infrastructure sharing is intended to enable mobile network operators to deploy networks more efficiently, optimize asset utilization and reduce operating costs compared with standalone deployment by the mobile network operator. It is also designed to minimize duplication of infrastructure, which has come under the spotlight in many countries due to growing environmental and public safety concerns.

The Focus Markets: Colombia, Ecuador and Mexico

The Company operates in the three largest Spanish-speaking countries in Latin America: Colombia, Ecuador and Mexico. The Company's focus markets have an estimated total population of approximately 190 million people.

Source: The World Factbook

The Company estimates there are currently over 60,000 tower sites in these markets with over 3,500 subscribers per tower. This figure differs substantially from the U.S. average of approximately 1,200 subscribers per cell site, which the Company believes points to the need for more towers in the region. Furthermore, the Company believes a key driver for further cell site growth in these markets is the substantial increase in mobile data consumption per user. Mobile data consumption per user in Latin America was 0.9 GB per month in 2016 and is projected to grow roughly 6 times that to 5.4 GB per month by 2021 per the GSMA Association ("GMSA").

Demand Figures	Ecuador	Colombia	Mexico	Total Markets	U.S.
Subscribers per Cell Site	4,200	3,600	3,500	approx. 3,600	approx. 1,200
Towers Sites	5,930	17,943	36,258	60,401	approx. 300,000
Annual Towers Needed	400+	1,400+	4,900+	7,700	n.a
MNO CapEx ('16-'20)	C$2B	C$8B	C$14B	C$34B	n.a

Source: TowerXchange, GSMA, Management Estimates

The Ecuadorian Market

Ecuador has a population of 17 million and GDP per capita of approximately $5,600. There are an estimated 5,930 towers in Ecuador as of October 2018 with approximately 4,200 subscribers per cell site, according to TowerXchange. The Company believes over 400 towers annually are needed in Ecuador to meet demand and we believe that MNOs planned to spend approximately $2 billion from 2016 through 2020 on capital expenditures, per GSMA. Major MNOs include CNT, Otecel (Telefónica Ecuador) and América Móvil (CLARO).

The Company believes that Argentina market has many positive characteristics with regard to its potential for tower companies - with three sizeable, competitive mobile operators vying for market share, high penetration yet potential for subscriber growth, and a burgeoning 4G mobile market. Significant tower infrastructure will be required to meet coverage targets and to cater to mobile data growth in large population centers. The latest political and economic events are still being assessed to understand the effects on the mobile operators tower construction growth.

The Colombian Market

Colombia has a population of 48 million and GDP per capita of approximately $5,333. There are 17,943 towers in Colombia as of October 2018 with approximately 3,626 subscribers per cell site, according to TowerXchange. The Company believes over 1,400 towers annually are needed in Colombia to meet demand and we believe that MNOs planned to spend approximately $8 billion from 2016 through 2020 on capital expenditures, per GSMA. Major MNOs include Avantel, Claro Colombia (América Móvil), Telefonica, WOM and Tigo (Millicom). The Company works with the five major carriers in Colombia and has MLAs with Telefonica, Claro, Tigo, WOM and Avantel. The Company believes further demand drivers of future cell sites include a pro-infrastructure political climate, carrier LTE deployments and a planned network investment of over $300 million by Tigo.

In December 2019, the government made an auction of the 700MHz spectrum and the MNOs that participated, were awarded with more than 3000 locations that should receive telecommunications services in the upcoming 4 years. This commitment is mandatory for the MNOs and this is the base to, strongly believe, that the growth for the tower's companies in Colombia will be constant and robust.

The Mexican Market

Mexico has a population of 125 million and GDP per capita of $8,347. There are 36,258 towers in Mexico as of October 2018 with approximately 3,535 subscribers per cell site, according to TowerXchange. Management projects over 4,900 towers annually are needed in Mexico to meet demand and we believe that MNOs planned to spend approximately C$14 billion from 2016 through 2020 on capital expenditures, per GSMA. Major MNOs include Altan Redes, AT&T Mexico, TelCel and Telefonica. Altan, AT&T and Telefonica make up over 30% of the market and are customers of the Company. The Company believes further demand drivers of future cell sites include a recent high-profile spectrum auction, a countrywide wholesale wireless broadband initiative by Altan and increased mobile data consumption.

Marketing

Our sales team is focused on the goal of securing service orders from multiple mobile network operators in our target market countries, including the United States, Ecuador, Colombia and Mexico.

Our priority is to generate additional tenants for our BTS wireless infrastructure. Ultimately, we intend to be the best choice for BTS wireless infrastructure in the countries in which we operate.

Our competitive advantage in the marketplace is our ability to develop new sites, arrange permits and build towers specific to our customers' needs.

Strategic Relationships

We have strategic relationships with several major carriers and municipalities in Latin America including AT&T, Telefonica, America Mobile and Millicom. These relationships have been formalized in our master lease agreements with tenants.

Competitive Companies

The wireless infrastructure market is highly competitive and we expect it to become even more so in the future as additional companies launch competing offerings. Although the BTS wireless infrastructure market is less developed and less competitive in Latin America, we compete with the following companies in our target markets:

  American Tower (Argentina, Colombia, Mexico)
  BTS Towers (Colombia, Ecuador)
  Continental (Colombia, Mexico)
  DigitalBridge (Colombia, Mexico)
  IHS Towers (Colombia)
  Innovatel/Torresec (Argentina, Colombia, Ecuador)
  Phoenix Tower (Argentina, Colombia, Mexico, Ecuador)
  SBA Communications (Argentina, Colombia, Ecuador)

  Sitios Latinoamerica (Argentina, Ecuador)
  Telesites (Mexico)
  Torrecom (Colombia, Mexico)

Some of the key differences between our company and many of our competitors in BTS wireless infrastructure market is that we have in house construction and focused on BTS. Several of our competitors have raised significantly more capital than Tower One and have access to capital well in excess of the current financial resources of Tower One.

We believe that the primary competitive factors within the BTS wireless infrastructure market are the ability to develop new sites, arrange permits and build towers specific to the needs of customers.

Legal Proceedings

The cities of Quilmes, Bolivar and San Rafael filed claims against Evolution for dismantling towers in the respective cities. Quilmes is claiming a fine of C$18,536  (1,489,005 Argentine Pesos). The fines have been accrued by the Company. The outcome of these legal proceedings cannot be determined at March 31, 2022 and no additional amounts have been accrued.

On June 3, 2021, the Company entered into an Asset Transfer Agreement whereby the Company agreed to sell certain towers. Pursuant to the Asset Transfer Agreement, the Company is liable for any claims made relating to the agreement up to a maximum liability amount of C$300,000. The Company estimates that the likelihood of a claim being made is remote and no amounts have been accrued as at March 31, 2022.

Plan of Operations

As of March 31, 2022 we had approximately C$0.93 million in cash, approximately C$5.07 million in amounts receivable, $0.528 million in prepaid expenses and deposits, approximately C$1.216 million in deferred cost, C$5.411 million long term prepaid expenses and deposits, approximately C$2.53 million in right-of-use assets and approximately C$13.859 million in property and equipment.

Our plan is to continue with construction and development of wireless infrastructure towers in our target markets. With proper capital allocation, we have the capacity to build up to 60 to 80 towers per month. Subject to capital, we also have the ability to segue into other asset classes, including fibre and data centres. We are currently working on a plan to implement connection of fibre and data centres to our tower infrastructure. We expect purchases of capital equipment over the next 12 months totaling in the amount of $60 million.

Tower One maintains relationships with several major carriers within its target markets, including AT&T, Telefonica, America Mobile and Millicom. We have land leases for our sites on which our towers are constructed (right of use assets).

We will need to hire approximately 20-30 additional staff over the next twelve months.

We anticipate that we will need to raise additional capital over the next several months to fund our growth objectives. We will continue to evaluate capital and bank market conditions, and may seek to raise debt or equity capital, depending on overall market conditions and pricing.

Organizational Structure

Tower One Wireless Corp. is incorporated in the Province of British Columbia, Canada and has the following subsidiaries:

Entity	Country	Percentage of ownership		Functional currency
		2021	2020
Subsidiaries
Tower One Wireless Corp. ("Tower One")	Canada	Parent	Parent	Canadian dollar
Tower Two SAS ("Tower Two")	Argentina	100%	100%	Argentine Peso
Tower Three SAS ("Tower Three")	Colombia	100%	100%	Colombian Peso
Tower 3 SA ("Tower 3")	Argentina	100%	100%	Argentine Peso
Innervision SAS ("Innervision")	Colombia	100%	100%	Colombian Peso
Evolution Technology SA ("Evolution")	Argentina	91.25%	65%	Argentine Peso
Tower Construction & Technical Services, LLC ("TCTS")	USA	50%	50%	US dollar
Tower One Wireless Mexico S.A. de C.V. ("Mexmaken")	Mexico	90%	90%	Mexican Peso
Tower Three Wireless del Ecuador S.A. ("T3 Ecuador")	Ecuador	90%	N/A	US dollar

Note

(1) The Company directly owns 40.55% of Evolution Technology SA ("Evotech") and indirectly owns 50.70% of Evotech through its wholly-owned subsidiary, Tower Three SA, for a total ownershiSp interest of 91.25% of Evotech.

(2) The Company currently hold a 100% interest in Innervision S.A.S ("Innervision") indirectly through its wholly owned subsidiary Tower Three.

Property, Plants and Equipment

As of April 30, 2022, the Company has 239 towers built as of the date of this report, and another 48 under construction. In Colombia, the Company has 221 constructed towers with 41 collocations and 28 under construction. In Mexico, the Company has 14 constructed towers and 4 under construction. In Ecuador, the Company has 4 constructed towers and 16 under construction.

The Company's interests in its towers are comprised of a variety of ownership interests, including leases created by long-term ground lease agreements, easements, licenses or rights-of-way granted by government entities. A typical tower site consists of a compound enclosing the tower site, a tower structure and one or more equipment shelters that house a variety of transmitting, receiving and switching equipment. In addition, the Company's sites typically include backup or auxiliary power generators and batteries.

The telecommunication towers that are owned by the Company are included in property, plant and equipment at cost less accumulated amortization and accumulated impairment loss in accordance with IFRS. However the fair market value of these towers can be calculated based on the free cash flow that they generate over the years, which value is usually between 2x and 3x its construction cost. Over the past several years, the Company has closed several transactions which support this approach to valuation.

The principal structure types of the Company's towers are monopole towers, self-supported towers and rooftops. A monopole tower is a tubular structure that is used primarily to address space constraints or aesthetic concerns. Monopole towers typically have heights ranging from 100 to 200 feet. A monopole tower site used in metropolitan areas for a typical communications tower site can consist of a plot of land of fewer than 1,000 square feet. A self-supported tower ("SST") is a stem-pattern tower which is compiled and connected to form a self-supporting frame without any other subvention. SST towers have a conventional form of tower frame which is designed to withstand wind pressure and the geographic condition at the tower's location. The height of the SST can be anywhere between 100 to 400 feet. A rooftop lease usually requires only a fraction of the space, as a mobile network operator may require as little as 50 square feet for each cell site installation.

Our head office is located at Calle 84 A No.12 - 18 Oficina 302, Bogotá DC, Colombia. The size of our head office in Colombia is approximately 128 square meters.

We also maintain regional offices in Ecuador at: Inglaterra No. 31-49, Pichincha, Quito and in USA at: 5301 NW 74th Ave, Miami FL, 33166. We currently lease these office locations. The size of our office in Ecuador is approximately 160 square meters. The size of our office in the USA is approximately 150 square meters.

Employees

As of December 31, 2021, the Company employed 68 individuals in the following countries:

Country	Employee Head Count
Colombia	55
Argentina	5
Ecuador	1
Mexico	3
USA	4

The Company outsources site acquisition, tower manufacturing and civil works to third parties. As of December 31, 2021, the Company had 34 third parties outsourced in each of the above categories as follows:

Outsourced Services	Site Acquisition	Tower Manufacture	Civil Works
Colombia	10	5	5
Ecuador	2	2	2
Mexico	2	3	3

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions, and the estimated offering expenses payable by us, will be approximately $♦ (or approximately $♦ if the underwriter's option to purchase additional common shares is exercised in full), assuming an public offering price of $♦ per Common Share.

The net proceeds from this offering will be used for construction and purchase of towers and infrastructure development, including all aspects of site acquisition, permitting and payments of licenses and applicable taxes, with the remainder, if any, for working capital.

The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds of this offering in a manner other than as described above.

Capitalization and Indebtedness

Our authorized capital consists of an unlimited number of Common Shares without par value and an unlimited number of Class B Preferred Shares, including an authorized 1,500,000 Class B Series I Preferred Shares and an authorized 1,000,000 Class B Series II Preferred Shares. As of the date hereof there are ♦119,258,849 Common Shares issued and outstanding. There are no Class B Preferred Shares issued and outstanding as of the date hereof, including no Class B Series I Preferred Shares or Class B Series II Preferred Shares.

The holders of Common Shares are entitled to vote at all meetings of the Corporation's shareholders, to receive dividends, if, as and when declared by the Board, and, subject to the rights of holders of any shares ranking in priority to, or on parity with the Common Shares, to participate ratably in any distribution of property or assets upon the liquidation, winding-up, or other dissolution of the Company. The Common Shares are not subject to any future call or assessments and do not have any pre-emptive rights or redemption rights.

The table below sets forth our total indebtedness and shows the capitalization of our company as of December 31, 2021 on an actual basis and on an as adjusted basis to give effect to the issuance of the aggregate of [♦] common shares under the offering, based on our audited consolidated financial statements for the year-ended December 31, 2021. You should read this table in conjunction with our audited consolidated financial statements, together with the accompanying notes and the other information appearing under the heading "Operating and Financial Review and Prospects" beginning on page 39 of this prospectus.

As of December 31, 2021

		Actual	As Adjusted(1)
Total Assets	C$	21,886,971
Liabilities
Accounts payable and accrued liabilities		10,039,853
Income tax payable		554,777
Interest payable		668,805
Customer Deposits		5,301,501
Current portion of lease liabilities		193,402
Current portion of loans payable		4,208,925
Loans from related parties		1,560,394
Current portions of bonds payable		1,776,077

Long-term portion of lease liabilities		2,139,003
Long-term portion of loans payable		10,112,949
Long-term portion of bonds payable		129,500

Equity (deficit)
Share capital		17,481,406
Subscriptions receivable		(41,600)
Shares Issuable		130,000
Contributed surplus		1,678,992
Non-controlling Interest		(2,825,829)
Deficit		(32,247,379)
Accumulated other comprehensive income (loss)		1,026,195
Total capitalization		$43,773,942

Notes:

(1) The As Adjusted column gives effect to the issuance of the aggregate of ♦ common shares at a public offering price of $[•] per share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses.

Dilution

If you invest in our Common Shares offered in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per Common Share and the pro forma net tangible book value per share of our common share after this offering. As of March 31, 2022, our net tangible book value was $(14,594,331.00)or $(0.123) per common share. Our net tangible book value per common share is equal to total assets less intangible assets and total liabilities, divided by the number of our outstanding common shares. Net tangible book value dilution per share represents the difference between the amount per common share paid by the new investors who purchase common shares in this offering and the pro forma net tangible book value per common share immediately after completion of this offering.  After giving effect to the assumed sale of ♦ common shares at an assumed public offering price of $♦ per share, excluding the exercise of the underwriters' option to purchase additional common shares, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2021 would have been approximately $♦, or $♦ per share.  This represents an immediate increase of net tangible book value of approximately $♦ per share to our existing shareholders and an immediate dilution in net tangible book value of approximately $♦ per share to purchasers of common shares in this offering.  The following table illustrates this per share dilution:

Assumed public offering price per share	$	♦

Net tangible book value per share as of March 31, 2022		$(0.123)

Increase in net tangible book value per share attributable to new investors	$	♦

Pro forma net tangible book value per share after this offering	$	♦

Dilution in net tangible book value per share to new investors	$	♦

The table and discussion above are based on 118,746,849 common shares outstanding as of March 31, 2022 and do not include the following securities outstanding as at March 31, 2022:

  950,000 common shares issuable upon exercise of outstanding stock options; and

  120,634 common shares issuable upon exercise of outstanding warrants.

Each $1.00 increase or decrease in the assumed public offering price of $♦ per share would increase or decrease, as applicable, our pro forma net tangible book value per share to new investors by $♦, and would increase or decrease, as applicable, dilution in net tangible book value per share to new investors in this offering by $♦, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1,000,000 shares in the number of shares offered by us would increase or decrease, as applicable, our pro forma net tangible book value by $♦ per share and increase or decrease, as applicable, the dilution in net tangible book value per share to new investors by $♦ per share, assuming the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma information discussed above is illustrative only and will be adjusted based on the actual initial public offering price and other terms of this offering to be determined at pricing.

In addition, the above discussion assumes no exercise by the underwriters of their option to purchase additional shares. If the underwriters exercise their option to purchase our common shares in full, the pro forma net tangible book value per share after this offering would be approximately $♦ per share, representing an increase in net tangible book value per share attributable to this offering of approximately $♦ and dilution in net tangible book value per share to investors in this offering of approximately $♦, in each case assuming a public offering price of $♦ per share.

The above illustration of dilution in net tangible book value per share to new investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common shares. The exercise of outstanding options and warrants having an exercise price less than the initial public offering price or the conversion of convertible debentures for no additional consideration will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Operating and Financial Review and Prospects

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 and related notes, included in this prospectus. Our audited consolidated financial statements for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 included in this prospectus were prepared in accordance with International Financial Reporting Standards, as adopted by the International Accounting Standards Board.

The preparation of the consolidated financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates or other forward-looking statements under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations. Our actual results may differ materially as a result of many factors, including those set forth under the headings entitled "Forward-Looking Statements" and "Risk Factors" herein.

Critical accounting policies, the policies we believe are most important to the presentation of our consolidated financial statements and require the most difficult, subjective and complex judgments, are outlined below under the heading "Critical Accounting Policies and Estimates".

General

The Company is a pure-play, BTS tower owner, operator and developer of multitenant communications real estate. The Company's primary business is the leasing of space on communications sites to MNOs.. The Company offers tower-related services in the largest Spanish speaking countries in Latin America: Argentina, Colombia and Mexico. These tower-related services include site acquisition, zoning and permitting, structural analysis, and construction which primarily supports the Company's site leasing business, including the addition of new tenants and equipment on its sites. BTS is where a long-term site lease is in hand with a tenant prior to undergoing construction. As of December 31, 2021, the Company had a total of 12 signed MLA agreements with major MNOs in Ecuador, Colombia and Mexico.

Corporate Highlights

The Company's highlights during the year ended December 31, 2021, the interim period ended March 31, 2022 and up until the date of this prospectus include:

  Management continued to actively focus on capital raising to support the Company's tower business and general working capital. As a result of this effort, the Company was able to enter into a loan agreement with Itau Corpbanca Colombia SA ("Itau") on March 11, 2021, whereby the Company was loaned a total of COP$31,632,000,000 for the purpose of funding the development of certain towers. The loan is secured against the towers funded by the loan proceeds, as well as the economic rights for collection of tower rents relating to such towers, bears interest at 4.615% plus IBR 6 months per annum, and is due in September 2030.
  Innervision SAS was created as a support company to Tower One's tower construction demand. As a result of the rapid growth in the delivery towards customers (MNOs), these have in turn requested the company to also provide towers as a service along with additional maintenance services (preventive and corrective). In general this has provided an additional revenue source along with a way to maintain construction costs and protections in line while facing inflationary periods and raw material price increase. This new revenue started to be accrued and gained as of fourth quarter 2021.
  Five closings of a private placement offering in the maximum amount of up to C$10,000,000 in units of the Company comprised of shares and bonds pursuant to the offering memorandum exemption (the "Bond Financing").
  On January 18, 2022, the Company settled a debt in the amount of C$1,039,751 owed to a creditor in exchange for 16,273,267 common shares at a deemed price of C$0.064 per share. Globo Inmobiliario issued a press release announcing that it acquired an aggregate of 16,273,267 common shares of the Company, representing 13.70% of the issued and outstanding shares as at January 13, 2022. Globo Inmobiliario holds securities of the Company for investment purposes.
  On April 12, 2022, the Company, through its subsidiary in Ecuador, announced a new contract with Telefonica to build tower sites and to finance equipment.
  On June 30, 2022, the Company announced changes to its board of directors, effective as of June 29, 2022. In particular, Hugo Ochoa resigned as a director of the Company, effective June 29, 2022, and Gabriel Tejada Arenas was appointed to the Company's board of directors, also effective as of June 29, 2022.

Results of Operations

The following table sets forth certain selected operating results and other financial information for each of the years ended December 31, 2021, 2020 and 2019:

	2021	2020	Change from 2020 to 2021	2019	Change from 2019 to 2020
	C$	C$	C$	C$	C$
Revenue	10,687,626	9,126,082	1,561,544	5,413,594	3,712,488
Wages and Benefits	1,262,251	1,888,110	(625,859)	1,217,674	670,436
Professional Fees and Consulting	1,780,545	2,395,170	(614,625)	2,366,030	29,140
Advertising and Promotion	235,243	133,726	101,517	46,789	86,937
Share Based Compensation	130,000	0	130,000	0	0
Travel	103,369	154,043	(50,674)	214,065	(60,022)
Office and Miscellaneous	884,896	869,732	15,164	963,460	(93,728)
Interest, Financing Charges and accretion	2,127,427	1,205,657	921,770	1,912,553	(706,896)
Total Other Income (Expenses)	(1,569,015)	(122,633)	(1,446,382)	114,378	(237,011)
Net Comprehensive income (loss)	(3,454,371)	(3,165,858)	(288,513)	(8,474,964)	5,309,106

The Company's net comprehensive loss for the year ended December 31, 2021, totaled C$3,454,371 or C$0.05 per Common Share compared to net comprehensive loss of C$3,165,858 or C$0.04 per Common Share for the year ended December 31, 2020 and a net comprehensive loss of C$8,474,964 or C$0.13 per Common Share for the year ended December 31, 2019. The increase in net comprehensive loss for the year ended December 31, 2021 compared to the prior year was primarily the result of the impairment of intangible assets. The decrease in net comprehensive loss for the year ended December 31, 2020 compared to the prior year was primarily the result of increased revenues, mainly for tower sales in Mexico and Argentina that was partially offset by increased operating related to those sales, and a reduction of the interest, financing charges and accretion.

Revenues

2021 compared to 2020

Total revenue increased to C$10,687,626 for the year ended December 31, 2021 compared to C$9,126,082 as of December 2020, primarily as a result of an increase of the sales in Colombia during 2021 (C$4,867,305) being the main driver and the service for construction of towers (C$3,416,385). In addition, the monthly recurring service fee raised from C$1,106,330 in 2020 to C$1,981,748 in 2021.

2020 compared to 2019

Total revenue increased to C$9,126,082 for the year ended December 31, 2020, compared to C$5,413,594 as of December 31, 2019, primarily as a result of the towers sold in Mexico (37) and Argentina (10), in addition the service revenue was increased by C$544,587 due to the new towers that were finished during this period. The Company expects to generate revenues in 2021 mostly from monthly lease payments by MNOs on existing and future tower sites.

Expenses

2021 compared to 2020

Professional fees decreased from C$2,395,170 during the year ended December 31, 2020, to C$1,780,545 during the year ended December 31, 2021, primarily due to the reduction on salaries and wages for the management and officers and a reduction of the bonus accrual. During the year ended December 31, 2021, office and miscellaneous expenses increased to C$884,896 compared to C$869,732 for the year ended December 31, 2020, mainly due to an increase of the selling, general and administrative expenses. During the year ended December 31, 2021, advertising and promotion increased to C$235,243 compared to $133,726 for the year ended December 31, 2020, mainly due to additional efforts that the Company made to improve its marketing. During the year ended December 31, 2021, the Company incurred travel expense in the amount of C$103,369 (December 31, 2020 - C$154,043). The main reason for the decrease was the isolation due to COVID-19. The Company incurred C$2,127,427 in interest, financing charges and bank charges during the year ended December 31, 2021, compared to C$1,205,657 in the prior year due to the new financings that the Company closed during the year.  During the year ended December 31, 2021, maintenance and operation expenses increased to C$984,171 from C$942,370 compared to December 31, 2020, mainly due to the dismissal compensation for some employees in the Mexican subsidiary. During the year ended December 31, 2021, the Company recorded C$1,139,917 in unrealized foreign exchange translation gain due to changes in the value of the Colombian Peso, Argentine Peso, Mexican Peso and US dollars with respect to the Canadian dollar. The Company's presentation currency is the Canadian Dollar. The functional currency of each of the entities included in the consolidated group is as follows: Tower One Wireless Corp. is the Canadian Dollar; Tower Three and Innervision is the Colombian Peso; Evolution Technology S.A. and Tower 3 is the Argentina Peso; TCTS is the US Dollar; and Mexmaken is the Mexican Peso. The Company records a cumulative translation adjustment due to the changes resulting from the fluctuation of foreign exchange rates.

2020 compared to 2019

Professional fees increased to C$2,395,170 during the year ended December 31, 2020, compared to C$2,366,030 in the previous year primarily due to an increase in consulting fees and bonuses for the services provided. During the year ended December 31, 2020, office and miscellaneous expenses decreased to C$869,732 compared to C$949,670 for the year ended December 31, 2019, mainly due to the decrease in the operations for Argentina. During the year ended December 31, 2020, advertising and promotion increased to C$133,726 compared to C$46,789 for the year ended December 31, 2019, mainly due to a change on the marketing strategy decided by the management of the Company. During the year ended December 31, 2020, the Company incurred travel expense in the amount of C$154,043 (December 31, 2019 - C$214,065). The main reason for the decrease was the isolation due to COVID-19 The Company incurred C$1,205,657 in interest, financing charges and bank charges during the year ended December 31, 2019 compared to C$1,912,553 in the prior year due to a reduction in the rates applied during 2020.  During the year ended December 31, 2020, maintenance and operation expenses decreased to C$942,370 from C$1,001,161 compared to December 31, 2019, mainly due to the efficiencies achieved by the Company incurring operating costs in order to generate revenue. During the year ended December 31, 2020, the Company recorded C$508,446 in unrealized foreign exchange gain due to differences in functional and presentation currency which has been booked to accumulated other comprehensive loss. The Company's presentation currency is the Canadian Dollar. The functional currency of each of the entities included in the consolidated group is as follows: Tower One Wireless Corp. is the Canadian Dollar; Tower Three and Innervision are the Colombian Peso; Evolution Technology S.A. and Tower 3 are the Argentina Peso; TCTS is the US Dollar; and Mexmaken is the Mexican Peso. The Company records a cumulative translation adjustment due to the changes resulting from the fluctuation of foreign exchange rates.

Impact of Inflation

In May 2018, the Argentinean Peso underwent a severe devaluation resulting in Argentina's three-year cumulative inflation exceeding 100% in 2018, and consequently for the years ended December 31, 2018, 2019, 2020 and 2021, the Company determined that Argentina was in a state of hyperinflation. In 2021 the inflation was 50.94% compared to 36.1% in 2020. The Company's subsidiary, Evotech, operates in Argentina and the functional currency of Evotech is the Argentinian Peso.

Although we do not believe that inflation has had a material impact on our revenues or income over the past two fiscal years, the hyperinflationary situation in Argentina helped contribute to a loss on net monetary position of (C$118,357) in 2021 compared to a gain on net money position of C$318,659 reported for 2020 and further increases in inflation in Argentina or the other markets in which we operate could result in increases in our expenses, which may not be readily recoverable in the price of goods or services provided to our clients. To the extent that inflation results in rising interest rates and has other adverse effects on capital markets, it could adversely affect our financial position and profitability.

Foreign Currency Fluctuations

The Company generates revenues and incurs expenses and capital expenditures primarily in Colombia, Argentina and Mexico and is exposed to the resulting risk from changes in foreign currency exchange rates. Some administrative and head office related expenses are incurred in Canada. In addition, the Company holds financial assets and liabilities in foreign currencies that expose the Company to foreign exchange risks. A significant change in the currency exchange rates between the Canadian dollar relative to the Colombia Peso, the Mexico Peso or the Argentina Peso could have an effect on the Company's results of operations, financial position and/or cash flows.

The Company recorded C$1,139,917 in gains related to foreign exchange translation adjustments in 2021 compared to a gain of C$508,446 in 2020 and a loss of (C$327,696) in 2019. The Company's functional currency is the Canadian dollar, while Tower Three conducts business in Colombia with the Colombian Peso and Evotech conducts business in Argentina with the Argentinian Peso and Comercializadora Mexmaken conducts business in Mexico with the Mexican Peso.  At December 31, 2021, the Company had the following financial instruments denominated in foreign currencies:

	Argentine Pesos	Colombian Pesos	Mexican Pesos	United States Dollars	Total
	$	$	$	$	$
Cash	95,002	750,276	8,891	130,955	985,125
Amounts receivable	433,233	6,608,587	419,240	692	7,461,725
Accounts payable and accrued liabilities	(159,773)	(7,145,543)	(584,213)	(480,830)	(8,370,319)
Customer deposits	-	(4,382,299)	(917,284)	(1,917)	(5,301,501)
Interest payable	-	(465,313)	-	-	(465,313)
Lease liability	-	(2,244,504)	(87,901)	-	(2,332,405)
Loans payable	-	(12,777,514)	(121,221)	-	(12,898,735)
Loans from related parties	-	-	-	-	-
Net	368,503	(19,656,310)	(1,282,488)	(351,099)	(20,921,396)

Despite the increase in foreign exchange translation losses in 2020, foreign currency fluctuations have not previously had a material impact on the Company's financial results. Consequently, the Company does not use any derivative instruments to reduce its exposure to fluctuations in foreign currency rates and therefore does not hedge its exposure to currency fluctuations.  It is the opinion of management that the foreign exchange risk to which the Company is exposed is currently not material. However, the Company anticipates that the fluctuations of the Colombian, Mexican and Argentinian Pesos may impact the Company's financial results moving forward. The Company intends to monitor such potential impact and will possibly develop a hedging policy if such fluctuations become material.

Critical Accounting Estimates

The Company's accounting policies are presented in Note 3 of the audited consolidated financial statements for the years ended December 31, 2021 and 2020. The preparation of consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) requires management to select accounting policies and make estimates.  Such estimates may have a significant impact on the consolidated financial statements.  Actual amounts could differ materially from the estimates used and, accordingly, affect the results of the operations. These include the assumptions used for:

  the determination of the impairment of intangible assets;
  the determination of the allowance for credit losses;
  the determination of the recoverability of assets carrying values;
  the determination of the useful life of equipment;
  the determination of incremental borrowing rate used to measure the lease liability; and
  the determination of the value share based payments and compensation.

Regulation

Colombia

Our tower leasing business in Colombia is subject to Colombian national, state and local regulatory requirements with respect to the construction, registration, marking and maintenance of our towers. Colombia is divided into 32 departments and one capital district, which is treated as a department (Bogotá also serves as the capital of the department of Cundinamarca). Departments are subdivided into municipalities, each of which is assigned a municipal seat, and municipalities are in turn subdivided into corregimientos in rural areas and into comunas in urban areas. Each department has a local government with a governor and assembly directly elected to four-year terms, and each municipality is headed by a mayor and council. There is a popularly elected local administrative board in each of the corregimientos or comunas. In addition to the capital four other cities have been designated districts (in effect special municipalities), on the basis of special distinguishing features. These are Barranquilla, Cartagena, Santa Marta and Buenaventura. Some departments have local administrative subdivisions, where towns have a large concentration of population and municipalities are near each other (for example in Antioquia and Cundinamarca). Where departments have a low population (for example Amazonas, Vaupés and Vichada), special administrative divisions are employed, such as "department corregimientos", which are a hybrid of a municipality and a corregimiento. The majority of existing infrastructure in remote areas, including buildings, open spaces such as parks and squares, legacy fixed-line telecoms infrastructure and public utilities, is owned by governments and public institutions.

For infrastructure deployment and antenna siting, mobile operators and tower companies need to obtain local approvals from municipalities for each antenna or tower site. The absence of a clear national policy can lead to each municipality adopting its own policy and procedures that are sometimes in conflict with the technical requirements of deploying mobile networks.

Capital Resources

Year ended December 31, 2021 and up to the date of this prospectus

Our authorized capital consists of an unlimited number of Common Shares without par value and an unlimited number of Class B Preferred Shares without par value, including an authorized 1,500,000 Class B Series I Preferred Shares and an authorized 1,000,000 Class B Series II Preferred Shares. As of the date hereof there are 119,258,849 Common Shares issued and outstanding.

Our Board adopted an omnibus equity incentive plan on September 8, 2021 (the "2021 Equity Incentive Plan") which was ratified by the shareholders of the Company at the Corporation's Annual General Meeting on September 22, 2021. The 2021 Equity Incentive Plan replaced the Company's previous stock option plans (the "Previous Option Plans"). The 2021 Equity Incentive Plan is a rolling plan which, subject to the adjustment provisions provided for therein (including a subdivision or consolidation of Common Shares), provides that the aggregate maximum number of Common Shares that may be issued upon the exercise or settlement of awards granted under the 2021 Equity Incentive Plan, shall not exceed 20% of the Company's issued and outstanding Common Shares from time to time, such number being 23,749,369 as at February 28, 2022.  The 2021 Equity Incentive Plan is considered an "evergreen" plan, since the Shares covered by awards which have been exercised, settled or terminated shall be available for subsequent grants under the 2021 Equity Incentive Plan and the number of awards available to grant increases as the number of issued and outstanding Common Shares increases.

As of December 31, 2021, there were 2,000,000 performance share units ("PSUs") outstanding under the 2021 Equity Inventive Plan which were convertible into Common Shares upon achievement of vesting, being the exchange of at least 60% of all Existing Bonds for Units in the Bond Financing. On January 10, 2022, the Company issued 2,000,000 Common Shares on conversion of the PSUs which vested.

As at December 31, 2021, the following stock options were outstanding and exercisable:

Options outstanding	Options exercisable	Exercise price	Remaining life (years)	Expiry Date
		$
325,000	325,000	0.45	0.21	17-Mar-22
950,000	950,000	0.25	1.13	17-Feb-23
1,275,000	1,275,000	$0.30	$0.90

As of the date of this prospectus, there are 950,000 stock options exercisable at $0.25 until February 17, 2023.

Cash Flows

		For the years ended
		December 31
		2021	2020	2019
Cash flow from (used in) operations	C$	5,416,863	$398,219	$3,119,626
Cash flow from (used in) investing		(2,073,683)	(1,379,208)	(3,482,264)
Cash flow from (used in) financing		8,373,297	1,048,786	74,684
Foreign exchange on cash		-	(1,667)	(1,520)
Net (decrease) increase in cash	C$	122,759	56,629	(289,474)

Operating activities

Cash used in operating activities during fiscal year 2021 was C$5,416,863 (compared with C$398,219 for fiscal year 2020 and C$3,119,626 for fiscal year 2019). The increase in cash utilized in operating activities during fiscal year 2021 as compared to fiscal year 2020 was primarily the result of increase in impairment.

Investing activities

Net cash used in investing activities was C$2,073,663, C$1,379,208, and C$3,482,264 in fiscal year ended December 31, 2021, 2020 and 2019, respectively. Cash used in investing activities in 2021 primarily included cash used for the construction of cellular towers that was partially offset with the cash received from the sale of towers during 2021.

Financing activities

The Company's net cash inflows from financing activities was C$8,373,029 in 2021 which was primarily the result of loans received in the amount of C$12,388,018 less repayments of loans from related parties, repayment of loans and lease payments. The Company's net cash inflows from financing activities was C$1,048,786 in 2020 which was primarily the result of loans received in the amount of C$2,533,479 less repayments of loans from related parties, repayment of loans and lease payments.

Borrowing

Outstanding Loans

As of March 31, 2022, there were an aggregate of C$19,483,678 in loans outstanding. The details of such loans are as follows:

March 31, 2022	December 31, 2021	Currency	Terms
C$	C$
374,385	1,423,139	USD	Unsecured, due on demand
330,000	317,330	Colombian Pesos	Secured, repayable quarterly until Oct 2027.
1,872,615	2,538,643	Colombian Pesos	Secured, due on demand.
6,982,121	3,820,652	Colombian Pesos	Secured, due on completion of related projects
8,993,615	5,288,629	Colombian Pesos	Secured, due on Sept 2030/ May 2031
703,110	676,115	Colombian Pesos	Unsecured, due on Oct 2023
24,562	42,677	Colombian Pesos	Unsecured, repayable monthly until May 2023
85,050	93,468	Colombian Pesos	Unsecured, repayable monthly until Dec 2023
118,220	121,221	Mexican Pesos	Unsecured, due on demand
19,483,678	14,321,874

6,557,949	4,208,925	Current portion of loans payable
12,925,729	10,112,949	Long term portion of loans payable
19,483,678	14,321,874

During the year ended December 31, 2021, the Company has incurred interest expense of C$432,576 on the loans payable, of which C$307,863 (US$240,875) remains payable and has been recorded within interest payable on the consolidated statement of financial position.

Bonds

From December 31, 2021 until May 13, 2022, the Company issued a total of 15,977 bonds included in the Units sold in the fourth and fifth closings of the Bond Financing. During the year ended December 31, 2021, the Company issued a total of 1,499 bonds in the first three tranches of the Bond Financing. Each Unit was issued a price of C$100, paid in cash or in exchange for existing bonds of the Company. In the year ended December 31, 2020, no bonds were issued by the Company. In the year ended December 31, 2019, the Company issued a total of 9,880 bonds at a price of C$100 each for gross proceeds of C$988,000. The bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% paid monthly, and mature September 30, 2022 or September 30, 2023, respectively. As of the date of this prospectus, the Company has issued 1,468,434 agent's compensation warrants (the "Agent Warrants") and paid cash commissions of C$58,369 to an exempt market dealer ("EMD") in respect of the five closings of the Bond Financing.

Future Liquidity

At March 31, 2022, the Company had an accumulated deficit of C$33,802,528, which has been funded primarily by loans from related parties and third parties.

Consequently, the Company's ongoing operations are dependent on the Company's ability to generate sufficient revenues in the future, receive continued financial support and complete equity financings. The Company may not be able to generate sufficient cash flows from its operations in the foreseeable future to support its working capital needs and may have to rely on funding through future equity issuances and short term borrowings to finance ongoing operations and the construction of cellular towers. Based upon the current level of our operations and our current expectations for future periods in light of the current economic environment, we believe that cash flow from our operations and available cash, will not be adequate to finance the capital requirements for our business during the next 12 months without additional funding through future equity issuances and short term borrowings, which will depend on market conditions. Additionally, in the future we may make acquisitions of businesses or assets or commitments to additional capital projects. To achieve the long-term goals of expanding our assets and earnings, including through acquisitions, additional capital resources will be required. Depending on the size of a transaction, the capital resources that will be required can be substantial. The necessary resources will be generated from cash flow from operations, cash on hand, borrowing against our assets or the issuance of securities.

In order to finance the Company's future operations and to cover administrative and overhead expenses the Company may raise money through equity sales. Many factors influence the Company's ability to raise funds, including the Company's track record, and the experience and caliber of its management. Actual funding requirements may vary from those planned due to a number of factors. Management believes it will be able to raise equity capital as required in the long term, but recognizes there will be risks involved that may be beyond their control. Should those risks fully materialize, it may not be able to raise adequate funds to continue its operations.

Application of Critical Accounting Policies

The preparation of the consolidated financial statements in conformity with applicable generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Our management routinely makes judgements and estimates about the effects of matters that are inherently uncertain. As the number of variables and assumptions affecting the probable future resolution of the uncertainties increase, these judgements become even more subjective and complex. We have identified certain accounting policies, described below, that are the most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in our consolidated financial statements included in this prospectus.

Basis of presentation

Statement of Compliance with IFRS

Our annual consolidated financial statements for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 were prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"), and interpretations of the International Financial Reporting Interpretations Committee ("IFRIC").

The preparation of these consolidated financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying our company's accounting policies.

Basis of consolidation

Our consolidated financial statements include the accounts of our company and all of its subsidiaries and one joint operation:

Subsidiary	Place of Incorporation	Percentage of Voting Securities Beneficially Owned, or Controlled or Directed, directly or indirectly, by Tower One
Tower Three SA	Buenos Aires, Argentina	100%
Tower Two SA	Buenos Aires, Argentina	100%
Evolution Technology SA	Buenos Aires, Argentina	91.25%
Tower Three SAS	Bogota, Colombia	100%
Commercialzadora Mexmaken Sa De Cv	Mexico City, Mexico	90%
Tower Construction & Technical Services, Inc.	Miami, FL, USA	50%
Innervision S.A.S(2)	Bogota, Colombia	100%
Tower Three Wireless del Ecuador S.A.	Ecuador	90%

All significant inter-company balances and transactions have been eliminated on consolidation. Subsidiaries are entities controlled by the Company. Control is based on whether an investor has power over the investee, exposure or rights to variable returns from its involvement with the investee, and the ability to use its power over the investee to affect the amount of returns. Non-controlling interests in the net assets are identified separately from the Company's deficiency. The non-controlling interest consists of the non-controlling interest as at the date of the original acquisition plus the noncontrolling interest's share of changes in equity or deficiency since the date of acquisition.

Financial instruments

Classification

Financial assets - Classification

The Company classifies its financial assets in the following categories:

  Those to be measured subsequently at fair value (either through Other Comprehensive Income ("OCI"), or through profit or loss), and
  Those to be measured at amortized cost.

The classification depends on the Company's business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses are either recorded in profit or loss or OCI.

Financial assets - Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss ("FVTPL"), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVTPL are expensed in profit or loss. Financial assets are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

Subsequent measurement of financial assets depends on their classification.

  Amortized cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss that is subsequently measured at amortized cost is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included as finance income using the effective interest rate method.
  Fair value through OCI ("FVOCI"): A financial asset measured at FVOCI is measured at fair value with changes in fair value included as "financial asset at fair value through other comprehensive income" in other comprehensive income. Accumulated gains or losses recognized through other comprehensive income remain in OCI when the financial instrument is derecognized or its fair value substantially decreases.
  Fair value through profit or loss: Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVTPL. A gain or loss on an investment that is subsequently measured at FVTPL is recognized in profit or loss in the period in which it arises.

The Company has classified its cash and amounts receivables as FVTPL.

Financial liabilities

The Company classifies its financial liabilities into the following categories:

  Financial liabilities at FVTPL; and
  Amortized cost.

A financial liability is classified as at FVTPL if it is classified as held-for-trading or is designated as such on initial recognition. Directly attributable transaction costs are recognized in profit or loss as incurred. The fair value changes to financial liabilities at FVTPL are presented as follows:

  the amount of change in the fair value that is attributable to changes in the credit risk of the liability is presented in OCI; and
  the remaining amount of the change in the fair value is presented in profit or loss.

The Company does not designate any financial liabilities at FVTPL.

Other non-derivative financial liabilities are initially measured at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these liabilities are measured at amortized cost using the effective interest method.

The Company has classified its accounts payable and accrued liabilities, interest payable, convertible debentures, loans payable, loans from related parties, customer deposits, bonds payable and lease liability as amortized cost.

Convertible debentures

The component parts of compound instruments (convertible debentures) issued by the Company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company's own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for similar non-convertible instruments. This amount is recorded as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion.

The conversion option classified as equity is determined by deducting the fair value of the liability component from the face value of the compound instrument as a whole. This is recognized and included in equity, net of income tax effects, and is not subsequently remeasured. In addition, the conversion option classified as equity will remain in equity until the conversion option is exercised, in which case, the balance recognized in equity will be transferred to share capital. When the conversion option remains unexercised at the maturity date of the convertible note, the balance recognized in equity will be transferred to deficit. No gain or loss is recognized in the profit or loss upon conversion or expiration of the conversion option.

Transaction costs that relate to the issue of the convertible notes are allocated to the liability and equity components in proportion to the allocation of the gross proceeds. Transaction costs relating to the equity component are recognized directly in equity. Transaction costs relating to the liability component are included in the carrying amount of the liability component and are amortized over the lives of the convertible notes using the effective interest method.

Substantial modification of convertible debentures

Modification is deemed to be substantial if the net present value of the cash flows under the modified terms, including any fees paid or received, is a least 10 percent different from the net present value of the remaining cash flows of the liability prior to the modification, both discounted at the original effective interest rate of the liability prior to the modification. A substantial modification of the terms of an existing financial liability is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability.

The consideration paid, represented by the fair value of the modified convertible debentures are allocated to the liability and equity components of the original convertible debentures at the date of the extinguishment. The method used in allocating the consideration paid and transaction costs to the separate components of the original convertible debentures is consistent with that used in the original allocation to the separate components of the original convertible debentures of the proceeds received by the Company when the original convertible debentures were issued.

Once the allocation of the consideration is made, any resulting gain or loss is treated as follows:

  the amount of gain or loss relating to the original liability component is recognized in profit or loss; and
  the amount of consideration relating to the original equity component is recognized in equity in contributed surplus. The amount recognized in convertible debentures equity reserve attributable to the extinguished convertible debentures is also transferred to contributed surplus.

Joint Arrangements

The Company applies IFRS 11 Joint Arrangements to all joint arrangements. Under IFRS 11, investments in joint arrangements are classified as either joint operations or joint ventures, depending on the contractual rights and obligations of each investor. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control. The Company has assessed the nature of its joint arrangement and determined it to be a joint operation. When the Company undertakes its activities under joint operations, the Company as a joint operator recognizes in relation to its interest in a joint operation:

  its assets, including its share of any assets held jointly;
  its liabilities, including its share of any liabilities incurred jointly;
  its revenue from the sale of its share of the output arising from the joint operation;
  its share of the revenue from the sale of the output by the joint operation; and
  its expenses, including its share of any expenses incurred jointly.

The Company accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with the IFRSs applicable to the particular assets, liabilities, revenues and expenses.

Leases

At inception, the Company assesses whether a contract contains an embedded lease. A contract contains a lease when the contract conveys a right to control the use of an identified asset for a period of time in exchange for consideration.

The Company, as lessee, is required to recognize a right-of-use asset ("ROU asset"), representing its right to use the underlying asset, and a lease liability, representing its obligation to make lease payments.

The Company recognizes a ROU asset and a lease liability at the commencement of the lease. The ROU asset is initially measured based on the present value of lease payments, plus initial direct cost, less any incentives received. It is subsequently measured at cost less accumulated amortization, impairment losses and adjusted for certain remeasurements of the lease liability. The ROU asset is amortized from the commencement date over the shorter of the lease term or the useful life of the underlying asset. The ROU asset is subject to testing for impairment if there is an indicator of impairment.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease, or if that rate cannot be readily determined, the incremental borrowing rate. The incremental borrowing rate is the rate which the operation would have to pay to borrow over a similar term and with similar security, the funds necessary to obtain an asset of similar value to the ROU asset in a similar economic environment.

Lease payments included in the measurement of the lease liability are comprised of:

  fixed payments, including in-substance fixed payments;
  variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
  amounts expected to be payable under a residual value guarantee;
  the exercise price under a purchase option that the Company is reasonably certain to exercise;
  lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option;
  penalties for early termination of a lease unless the Company is reasonably certain not to terminate early; and
  restoration costs that will incur at the end of the lease term.

The lease liability is subsequently increased by the interest cost on the lease liability and decreased by lease payments made. It is remeasured when there is a change in future lease payments arising from a change in an index or a rate, a change in the estimate of the amount expected to be payable under a residual value guarantee, or as appropriate, changes in the assessment of whether a purchase or extension option is reasonably certain to be exercised or a termination option is reasonably certain not to be exercised.

Variable lease payments that do not depend on an index or a rate not included in the initial measurement of the ROU asset and lease liability are recognized as an expense in profit or loss in the period in which they are incurred.

Property and equipment

Property and equipment is stated at cost less accumulated amortization and accumulated impairment loss. Amortization expense for towers begins in the month of transfer of each tower from construction in progress to towers. Costs not clearly related to the procurement, manufacturing and implementation are expensed as incurred. Towers represent cellular towers owned by the Company. The towers are operated at various sites and under contractual license agreements.

  Amortization of the towers is calculated on the declining-balance basis over the agreement or lease terms
  Furniture and equipment - between 10% and 33.3% declining balance

Costs of assets in the course of construction are capitalized as construction in progress. Upon completion, the cost of construction is transferred to the appropriate category of property and equipment and amortization commences when the asset is available for its intended use.

An asset's residual value, useful life and amortization method are reviewed at each financial year end and adjusted if appropriate. When parts of an item of equipment have different useful lives, they are accounted for as separate items (major components) of equipment.

Gains and losses on disposal of an item of equipment are determined by comparing the proceeds from disposal with the carrying amount of the equipment and are recognized in profit or loss.

Impairment

Non-financial assets are tested for impairment whenever events or changes in circumstances indicate that an asset's carrying amount may be less than its recoverable amount. Management uses its judgment to estimate these inputs and any changes to these inputs could have a material impact on the impairment calculation. For impairment testing, non-financial assets that do not generate independent cash flows are grouped together into a cash-generating unit ("CGU") which represent the levels at which largely independent cash flows are generated. An impairment loss is recognized in earnings to the extent that the carrying value of an asset, CGU or group of CGU's exceeds its estimated recoverable amount. The recoverable amount of an asset, CGU or group of CGU's is the greater of its value in use and its fair value less cost to sell. Value in use is calculated as the present value of the estimated future cash flows discounted at appropriate pre-tax discount rates. An impairment loss relating to a specific asset reduces the carrying value of the asset. An impairment loss relating to a group of CGU's is allocated on a pro-rata basis to reduce the carrying value of the assets in the units comprising the group. A previously recognized impairment loss related to non- financial assets is assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss related to non-financial assets is reversed if there is a subsequent increase in the recoverable amount. An impairment loss is reversed only to the extent that the asset's carrying value does not exceed the carrying value that would have been determined, net of depreciation or amortization, if no loss had been recognized.

Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash, are valued based on their market value at the date the shares are issued.

The Company applies the residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component. The Company considers the fair value of common shares issued in a private placement to be the more easily measurable component and the common shares are valued at their fair value, as determined by the closing quoted bid price on the announcement date. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as contributed surplus.

Intangible assets

Intangible assets consist of master lease agreements acquired by the Company. Acquired lease agreements are carried at cost less accumulated amortization and impairment losses. Intangible assets with indefinite lives are not amortized but are tested annually for impairment. Any impairment of intangible assets is recognized in the consolidated statement of comprehensive loss but increases in intangible asset values are not recognized subsequently.

Amortization expense for intangible assets is calculated on the straight-line basis over its estimated useful life. Estimated useful lives of intangible assets are the shorter of the economic life and the period the right is legally enforceable. The assets' useful lives are reviewed, and adjusted if appropriate, at each statement of financial position date. The useful life of the Company's intangible assets, consisting of master lease agreements, is estimated to be 10 years.

Share-based compensation

Share-based compensation to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based compensation to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The amount recognized as an expense is adjusted to reflect the number of awards expected to vest. The offset to the recorded cost is to contributed surplus. Consideration received on the exercise of stock options is recorded as share capital and the related amount in contributed surplus is transferred to share capital. Charges for options that are forfeited before vesting are reversed from contributed surplus. For those options that expire or are forfeited after vesting, the recorded value is transferred to deficit.

Revenue recognition

The Company generates revenues from the supply of various goods and services.

(i) Leasing revenue is derived from lease arrangements to obtain rights to use the Company's equipment. Leases in which a significant portion of the risks and rewards of ownership are retained by the Company are classified as operating leases. Assets under operating leases are included in property and equipment. Leasing revenue from operating leases is recognized as the leasing services are provided.

(ii) Tower sales revenue is recognized when the control over the tower is transferred to the customer. The Company recognizes revenue after: the contract is identified; performance obligations are identified; the transaction price is determined; the transaction price is allocated to the various performance obligations (if multiple performance obligations are identified); and ultimately, once the performance obligation is satisfied.

(iii) Revenues from consulting, installation, technical and maintenance services are recognized when the services are completed. Unbilled revenues represents services performed but not yet billed.

Foreign currency translation

The results and financial position of a subsidiary whose functional currency is not the currency of a hyperinflationary economy is translated into the presentation currency using the following procedures:

i. Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of the statement of financial position;

ii. Income and expenses for each statement presenting profit or loss and other comprehensive income are translated at exchange rates at the dates of the transactions; and

iii. All resulting exchange differences are recognized in other comprehensive income.

For practical reasons, a rate that approximates the exchange rates at the dates of the transactions, for example an average rate for the period, is often used to translate income and expense items.

For the interim period ended March 31, 2022, an unrealized foreign exchange translation gain of C$921,562 (March 31, 2021 - C$387,763) was recorded under other comprehensive loss as a result of changes in the value of the Colombian Peso, Argentine Peso, Mexican Peso and US dollars with respect to the Canadian dollar. For the year ended December 31, 2021, an unrealized foreign exchange translation gain of C$1,139,917 (2020 - gain of C$508,446; 2019 - loss of C$327,696) was recorded under accumulated other comprehensive loss as a result of changes in the value of the Colombian Peso, Argentine Peso, Mexican Peso and US dollars with respect to the Canadian dollar. The Company's presentation currency is the Canadian Dollar. The functional currency of each of the entities included in the consolidated group is as follows: Tower One Wireless Corp. is the Canadian Dollar; Tower Three and Innervision is the Colombian Peso; Evolution Technology S.A. and Tower 3 is the Argentina Peso; TCTS is the US Dollar; and Mexmaken is the Mexican Peso. The Company records a cumulative translation adjustment due to the changes resulting from the fluctuation of foreign exchange rates.

The results and financial position of a subsidiary whose functional currency is the currency of a hyperinflationary economy are translated into the presentation currency using the following procedures:

i. All amounts (i.e. assets, liabilities, equity items, income and expenses, including comparatives) are translated at the closing rate at the date of the statement of financial position, except that

ii. When amounts are translated into a non-hyperinflationary presentation currency (i.e., CAD), comparative amounts remain unchanged from those reported in the prior periods.

When an entity's functional currency is the currency of a hyperinflationary economy, the entity shall restate its financial statements in accordance with IAS 29 Financial Reporting in Hyperinflationary Economies before applying the translation method described above. When the economy ceases to be hyperinflationary and the entity no longer restates its financial statements in accordance with IAS 29, it shall use as the historical costs for translation into the presentation currency the amounts restated to the price level at the date the entity ceased restating its financial statements.

Loss per share

Basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. To compute diluted loss per share, adjustments are made to common shares outstanding. The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would be outstanding if, at the beginning of the period or at time of issuance, all options and warrants were exercised. The proceeds from exercise are assumed to be used to purchase the Company's common shares at their average market price during the period. For the years presented, this calculation proved to be anti-dilutive.

Income taxes

Income tax expense consisting of current and deferred tax expense is recognized in the consolidated statement of comprehensive loss. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period-end, adjusted for amendments to tax payable with regard to previous years.

Deferred tax assets and liabilities and the related deferred income tax expense or recovery are recognized for deferred tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount receivable can be measured reliably.

Quantitative and Qualitative Disclosures About Market Risk

Investing in the common shares of our company involves risk. Prospective investors should carefully consider the risks described below, together with all of the other information included in this prospectus before making an investment decision. If any of the following risks actually occurs, the business, financial condition or results of operations of our company could be harmed. In such an event, the trading price of the common shares could decline and prospective investors may lose part or all of their investment.

Absence of Dividends or Earnings

Our company has not paid any dividends and may not produce earnings or pay dividends in the immediate or foreseeable future. We intend to retain any future earnings to finance the development and expansion of our business. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Market risk is the risk of loss related to changes in market prices, including interest rates and foreign exchange rates, of financial instruments that may adversely impact our consolidated financial position, results of operations or cash flows.

Inflation-related risks

In May 2018, the Argentinean Peso underwent a severe devaluation resulting in Argentina's three-year cumulative inflation exceeding 100% in 2018, and consequently for the years ended December 31, 2018, 2019, 2020 and 2021, the Company determined that Argentina was in a state of hyperinflation. In 2021 the inflation was 50.94% compared to 36.1% 2020. The Company's subsidiary, Evotech, operates in Argentina and the functional currency of Evotech is the Argentinian Peso.

Although we do not believe that inflation has had a material impact on our revenues or income over the past two fiscal years, the hyperinflationary situation in Argentina helped contribute to a gain on net monetary position of C$118,357 in 2021 compared to the C$318,659 reported for 2020 and further increases in inflation in Argentina or the other markets in which we operate could result in increases in our expenses, which may not be readily recoverable in the price of goods or services provided to our clients. To the extent that inflation results in rising interest rates and has other adverse effects on capital markets, it could adversely affect our financial position and profitability.

Litigation and Legal Proceedings

The cities of Quilmes, Bolivar and San Rafael filed claims against Evolution for dismantling towers in the respective cities. Quilmes is claiming a fine of C$18,536 (1,489,005 Argentine Pesos). The fines have been accrued by the Company. The outcome of these legal proceedings cannot be determined at March 31, 2022 and no additional amounts have been accrued.

On June 3, 2021, the Company entered into an Asset Transfer Agreement whereby the Company agreed to sell certain towers. Pursuant to the Asset Transfer Agreement, the Company is liable for any claims made relating to the agreement up to a maximum liability amount of C$300,000. The Company estimates that the likelihood of a claim being made is remote and no amounts have been accrued as at March 31, 2022.

Other than as disclosed above, as of the date of this prospectus our company is not currently a party to any litigation or legal proceedings which are material, either individually or in the aggregate. However, our company may in the future be involved in litigation or legal proceedings that are material and may require recognition as a provision or contingent liability on our company's consolidated financial statements.

Financial Instruments and Risk

Fair values

The Company's financial instruments include cash, amounts receivable, accounts payable and accrued liabilities, customer deposits, interest payable, convertible debentures, loans payable, loans from related parties, bonds payable and lease liabilities.

The table summarizes the carrying values of the Company's financial instruments:

	December 31, 2021	December 31, 2020	December 31, 2019
	C$	C$	C$
Cash	1,059,386	122,759	56,629
Amounts receivable	7,461,725	598,821	1,146,861
Accounts payable and accrued liabilities	10,489,855	4,368,281	4,035,983
Customer deposits	5,301,501	5,621,307	8,526,085
Interest payable	668,805	650,278	357,913
Convertible debentures	-	745,000	745,000
Loans payable	14,321,874	3,588,352	1,263,055
Loans from related parties	1,560,394	3,866,983	4,060,187
Bonds payable	1,905,577	1,882,750	1,787,351
Lease liabilities	2,332,405	1,685,678	2,703,129

The Company provides information about financial instruments that are measured at fair value, grouped into Level 1 to 3 based on the degree to which the inputs used to determine the fair value are observable.

  Level 1 fair value measurements are those derived from quoted prices in active markets for identical assets or liabilities.
  Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1, that are observable either directly or indirectly.

  Level 3 fair value measurements are those derived from valuation techniques that include inputs that are not based on observable market data.

 The Company's cash is measured using Level 1 fair value measurements.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. To minimize the credit risk the Company places cash with a high credit quality financial institution.

With respect to its accounts receivable, the Company assesses the credit rating of all customers and maintains provisions for potential credit losses, and any such losses to date have been within management's expectations. The Company's credit risk with respect to accounts receivable and maximum exposure thereto was C$5,072,247 as of March 31, 2022 (December 31, 2021 - C$4,819,388). Accounts receivable are shown net of provision of credit losses of C$77,512 as of March 31, 2022 (December 31, 2021 - C$76,517). The following table summarizes the amounts that make up accounts receivable:

	March 31, 2022	December 31, 2021
	C$	C$
Accounts receivable	2,876,493	2,996,655
Accruals	978,832	900,675
Taxes receivable	1,135,083	862,528
Other receivables	81,838	59,530
Total accounts receivable	5,072,247	4,819,388

The following table summarizes the aging of accounts receivable as at March 31, 2022:

	Carrying amount	Current	0 - 30 Days	31 - 60 Days	61 - 90 Days	> 90 Days
	C$	C$	C$	C$	C$	C$
Accounts receivable	2,876,493	1,565,707	1,070,906	122,453	2,435	114,992

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company's objective in managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The Company uses cash to settle its financial obligations as they fall due. The ability to do this relies on the Company's ability to collect its revenue in a timely manner, continuous support from shareholders and investors and maintain sufficient cash on hand. To the extent that the Company does not believe it has sufficient liquidity to meet its current obligations, the Board of Directors considers securing additional funds through issuances of equity and debt or partnering transactions.

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other accounts payable. The following table summarizes the maturities of the Company's financial liabilities as at March 31, 2022 based on the undiscounted contractual cash flows:

	Carrying amount	Contractual cash flows	Less than 1 year	1 - 3 years	4 - 5 Years	After 5 years
	C$	C$	C$	C$	C$	C$
Accounts payable and accrued liabilities	12,086,922	12,086,922	12,086,922	-	-	-
Interest payable	926,575	926,575	333,000	-	-	593,575
Loans payable	19,483,677	19,483,677	4,062,036	265,765	74,868	15,081,009
Loans from related parties	1,499,436	1,499,436	1,499,436	-	-	-
Bonds payable	1,807,227	1,807,227	-	1,807,227	-	-
Lease liability	2,418,757	8,871,097	790,036	2,370,107	1,397,190	4,389,367
Total	38,187,651	44,639,991	18,736,487	4,443,099	1,472,058	20,063,951

The Company has a working capital deficiency as of March 31, 2022, of C$21,219,598. Customer deposits consist of funds received from customers in advance of towers sold. As of March 31, 2022, the Company received C$5,354,519 (December 31, 2021 - C$5,301,501) in customer deposits.

Currency Risk

The Company generates revenues and incurs expenses and capital expenditures primarily in Canada, Colombia, Argentina, USA and Mexico and is exposed to the resulting risk from changes in foreign currency exchange rates. Some administrative and head office related expenses are incurred in Canada. In addition, the Company holds financial assets and liabilities in foreign currencies that expose the Company to foreign exchange risks. Assuming all other variables remain constant, a 15% weakening or strengthening of the Colombia Peso, Argentina Peso, US dollar and Mexican Peso against the Canadian dollar would result in approximately C$470,007 foreign exchange loss or gain in the consolidated statement of comprehensive loss.

The Company has not hedged its exposure to currency fluctuations. On March 31, 2022, the Company had the following financial instruments denominated in foreign currencies:

	Argentine Pesos	Colombian Pesos	Mexican Pesos	United States Dollars	Total
	C$	C$	C$	C$	C$
Cash	13,844	479,845	32,531	359,720	885,941
Amounts receivable	403,606	5,939,653	446,655	3,395,950	10,185,865
Accounts payable and accrued liabilities	(188,862)	(8,524,362)	(563,563)	(963,624)	(10,240,411)
Customer deposits	-	(4,428,689)	(923,959)	(1,872)	(5,354,519)
Interest payable	-	(690,182)	-	-	(690,182)
Lease liability	-	(2,334,119)	(84,638)	-	(2,418,757)
Loans payable	-	(16,495,160)	(118,220)	(2,495,913)	(19,109,292)
Loans from related parties	-	-	-	-	-
Net	228,589	(26,053,013)	(1,211,192)	(57,959)	(26,741,355)

Interest Rate Risk

Interest rate risk is the risk that future cash flows of the Company's assets and liabilities can change due to a change in interest rates. Loan payables have a fixed interest rate between 12% and 18%, and cash earns interest at a nominal rate. The Company is not exposed to significant interest rate risk.

Other Price Risk

The Company is not subject to other price risk.

Directors, Senior Management and Employees

Directors and Senior Management

Our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our Board and hold office until the earlier of their death, retirement, resignation, or removal. Unless otherwise stated, the address of each director and officer is c/o Tower One Wireless Corp., 5301 NW, 74th Ave., Suite 100, Miami, FL 33166.

Our officers, directors and significant employees and their ages and positions are as follows:

Name,	Age	Position
Alejandro Ochoa	41	Interim Chief Financial Officer, Interim Secretary, President, Chief Executive Officer & Director
Luis Parra	51	Chief Operating Officer
Fabio Alexander Vasquez	55	Director
Robert Nicholas Horsley	40	Director
Gabriel Tejada Arenas	60	Director

The Company's Audit Committee consists of Gabriel Tejada Arenas, Fabio Vasquez and Robert Horsley.

Set forth below is certain biographical information furnished to us by our directors and executive officer. No director or executive officer was appointed as a director or officer of the Company pursuant to any arrangement or understanding with any major shareholder, customer, supplier or other person.

Alejandro Ochoa - President & Chief Executive Officer, Interim Chief Financial Officer and Director

Mr. Ochoa has over 18 years of experience working within the financial services industry. He has worked with such firms as Morgan Stanley, Prudential Securities and Raymond James. Mr. Ochoa served as consultant/shareholder to Mackie Research Capital Corporation's Investment Banking Practice with a Latin America focus. Mr. Ochoa is fluent in Spanish and has an understanding of the South American capital markets.

Dedicated to Latin America, his areas of expertise include mining and energy transactions, capital raisings and strategic asset sales with a focus on Colombia, Mexico, and Peru. He has also covered telecom infrastructure companies from the United States, Argentina, and Colombia. Mr. Ochoa has a Bachelors in Science with a focus in Finance from Florida International University.

Luis Parra - Chief Operating Officer

Mr. Parra is an executive with more than 25 years of professional experience within oil & gas, constructions and telecommunications corporations.

Prior to joining the Company, Mr. Parra worked as Country Manager at the multinational QMC Telecom, before that he co-founded Ingeant S.A. a company dedicated to construction in different industries, mainly Oil & Gas and Telecommunications.

Mr. Parra holds a Civil Engineer degree from Universidad Nacional de Colombia with post graduate education in the fields of corporate finance, project management and project evaluation.

Fabio Alexander Vasquez - Director

Mr. Vasquez is a co-founder of Tower Three and has been engaged in the Florida aviation business for over 25 years. He has been instrumental in the development and expansion of Miami Executive Aviation, a successful luxury charter aviation business which services Latin American clients. Mr. Vasquez is a citizen of Colombia who has decades of experience working in Colombia.

Robert Horsley - Director

Mr. Robert "Nick" Horsley has over 10 years of public markets experience focused in finance, investor relations, marketing management and merger & acquisitions. Mr. Horsley has served as a director and a consultant to several public and private companies and has worked in a variety of industries including consumer goods, energy, mining, oil & gas, nutraceuticals & pharmaceuticals, and technology. He is also a director of Evolving Gold Corp. (since March 15, 2015) and is the chief executive officer of Fortify Resources Inc. (since November 15, 2015), each a CSE listed company.

Gabriel Tejada Arenas - Director

Mr. Tejeda Arenas is a private consultant, owner and manager of the firm of Consultoría Total & Cía Ltda. He has extensive training and background in accounting and tax matters. He is a Public Accountant and a specialist in management, tax and customs legislation with more than 20 years of experience.

Family Relationships

None

Compensation

Remuneration

The Company's Board of Directors (the "Board") determines the remuneration to be paid to the directors and officers as the Company does not have a compensation committee.

Compensation of Directors and Executive Officers, excluding Compensation Securities

The following table sets forth all direct and indirect compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company thereof to each named executive officers and each director of the Company, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to the named executive officer or director for services provided and for services to be provided, directly or indirectly, to the Company:

Name and Position	Fiscal Year Ended	Salary, Consulting Fee, Retainer or Commission (C$)	Bonus (C$)	Committee or Meeting Fees (C$)	Value of Perquisites (C$)	Value of all other Compensation (C$)	Total Compensation (C$)
Alejandro Ochoa, Director, President, CEO, Interim CFO and Interim Corporate Secretary	2021 2020	267,392 468,300	Nil Nil	Nil Nil	Nil Nil	Nil Nil	267,392 468,300
Santiago Rossi, Former CFO	2021 2020	17,000 336,300	Nil Nil	Nil Nil	Nil Nil	Nil Nil	17,000 336,300
Luis Parra, COO	2021 2020	207,165 320,300	Nil Nil	Nil Nil	Nil Nil	Nil Nil	207,165 320,300
Fabio Alexander Vasquez, Director	2021 2020	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Robert Horsley, Director	2021 2020	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Gabriel Tejada Arenas, Director	2021 2020	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Hugo Ochoa Former director	2021 2020	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1) Alejandro Ochoa was appointed as the President, CEO and a director of the Company on January 12, 2017. In addition, on January 31, 2021, Alejandro Ochoa was appointed as the Interim CFO and Interim Corporate Secretary.

(2) Santiago Rossi was appointed as the CFO of the Company on March 1, 2019 and subsequently resigned on January 31, 2021.

(3) Luis Parra was appointed as the COO of the Company on August 15, 2017.

(4) Fabio Alexander Vasquez was appointed as a director of the Company on January 12, 2017.

(5) Robert Horsley was appointed as a director of the Company on February 2, 2016.

(6) Hugo Ochoa was appointed as a director of the Company on September 9, 2020 and is the father of Alejandro Ochoa. Hugo Ochoa resigned as a director of the Company on June 29, 2022.

(7) Gabriel Tejada Arenas was appointed as a director of the Company on June 29, 2022.

Employment Agreements

For the year ended December 31, 2021, other than as set forth below, the Company does not have any employment, consulting or management agreements or arrangements with any of the Company's current NEOs or directors.

The Company entered into an employment agreement with Mr. Alejandro Ochoa effective October 31, 2018 with regards to his employment as the President and Chief Executive Officer of the Company. The agreement is for an indefinite term and will continue until such time unless earlier terminated. Pursuant to the agreement, the Company has agreed to pay Mr. Ochoa a base salary of C$240,000 annually. The Company actually paid Mr. Ochoa a total of C$267,392. The discrepancy was as a result of approximately C$2,000 per month related to health insurance payments and an adjustment of monthly compensation. Mr. Ochoa is also eligible, on each anniversary of the agreement, commencing on January 1, 2019, to (a) the equivalent of one (1%) percent of the total issued common shares of the Company, or (b) two (2%) percent of the total issued common shares of the Company, for any complete year that the Company (including Affiliates) has three hundred (300) or more Co-location Tenants (as that term is defined in the employment agreement).

The Company entered into an employment agreement with Mr. Luis Parra effective October 31, 2018 with regards to his employment as the Chief Operating Officer of the Company. The agreement is for an indefinite term and will continue until such time unless earlier terminated. Pursuant to the agreement, the Company has agreed to pay Mr. Parra a base salary of C$180,000 annually. The Company actually paid Mr. Parra a total of C$207,165. The discrepancy was as a result of approximately C$2,000 per month related to health insurance payments and an adjustment of monthly compensation. Mr. Parra is also eligible to earn a cash bonus for each completed tower and Co-location Tenants (as that term is defined in the employment agreement) that are in place as at December 31st each year. In addition, on each anniversary of the agreement, commencing on January 1, 2019, Mr. Parra is eligible to earn the equivalent of one (1%) percent of the total issued common shares of the Company.

The Company entered into an employment agreement with Mr. Santiago Rossi on October 31, 2018 and effective March 31, 2019 with regards to his employment as the Chief Financial Officer of the Company. Pursuant to the agreement, the Company agreed to pay Mr. Rossi a base salary of C$180,000 annually. Mr. Rossi was also eligible to earn a cash bonus for each completed tower and Co-location Tenants (as that term is defined in the employment agreement) that were in place as at December 31st each year. In addition, on each anniversary of the agreement, commencing on January 1, 2019, Mr. Rossi was eligible to earn the equivalent of one (1%) percent of the total issued common shares of the Company. The agreement, which was for an indefinite term, was terminated in February 2021. The Company is the defendant in a claim for wrongful dismissal. On September 3, 2021, the Company received a Notice of Civil Claim filed by Santiago Federico Rossi, the former CFO of the Company, pursuant to which the Mr. Rossi claims he was wrongfully dismissed as CFO without cause, without adequate notice and without the payment entitlements to compensation required by his Employment Contract. Mr. Rossi seeks damages for breach of the Employment Contract in the approximate amount of $209,000 in cash, 2,232,593 units of common stock in equity incentive compensation, compensation for the cost of an executive program, third party liability insurance and certain other items. The Company intends to vigorously defend the claim by Mr. Rossi. Although management believes that the claim is without merit, the claim may be time-consuming and costly to defend and divert management's attention and resources away from the business.

Benefits Upon Termination

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for benefits to our directors or members of our management upon termination of employment of our directors or members of our management.

Stock Options and Other Compensation Securities

There were no compensation securities granted or issued to members of our management and directors of our company during the year ended December 31, 2021 for services provided, or to be provided, directly or indirectly, to our company or any subsidiary thereof.

Pension, Retirement or Similar Benefits

We have not set aside or accrued any amounts to provide pension, retirement or similar benefits for our directors or members of our management during the year ended December 31, 2021.

Board Practices

Term of Office

Each director of our company holds office until the next annual general meeting of our company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the articles of our company or the provisions of the Business Corporations Act (British Columbia). Each officer of our company is appointed to serve at the discretion of our board of directors.

Composition of the Board

In order to attempt to facilitate its exercise of independent supervision over management, the Board has established a goal that the Board be composed of a majority of independent directors. However, because of the Company's size and limited operating history the Board has not been able to recruit enough candidates for the Board in order to meet this goal.  Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A "material relationship" is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director's independent judgment. In establishing the standard for what qualifies as an independent director, the Board follows the independence standard outlined in Nasdaq Rule 5605(a)(2).  The Board currently has four directors. Mr. Alejandro Ochoa, the Company's Chief Executive Officer, Interim Chief Financial Officer, President and Secretary, is not "independent", and Messrs. Horsley, Vasquez and Tejada Arenas are independent.

The mandate of the Board is to act in the best interests of the Company and to supervise management.  The Board is responsible for approving long-term strategic plans and annual operating budgets recommended by management.  Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions.  Any responsibility which is not delegated to management or to the committees of the Board remains with the Board.  The Board meets on a regular basis consistent with the state of the Company's affairs and also from time to time as deemed necessary to enable it to fulfill its responsibilities.

The Chairman of the Board is Mr. Alejandro Ochoa, is not an independent director as he is interim Chief Financial Officer, Chief Executive Officer, President and Secretary.

Audit Committee

We have an audit committee that is comprised of Gabriel Tejada Arenas, Fabio Vasquez and Robert Horsley, all of whom are independent directors.

We have adopted a charter for our audit committee (the "Audit Committee Charter") which is filed as an exhibit to this Form F-1 registration statement. According to our Audit Committee Charter, the mandate of our audit committee is to assist our Board in fulfilling its financial oversight responsibilities. According to our Audit Committee Charter, our audit committee will review and consider, in consultation with our external auditors, the financial reporting process, the system of internal control over financial reporting and the audit process. In performing its duties, our audit committee will maintain effective working relationships with our Board, management and external auditors. To effectively perform his or her role, each committee member must obtain an understanding of the principal responsibilities of committee membership as well as our company's business, operations and risks. Our audit committee has duties and responsibilities including:

• being directly responsible for overseeing the work of external auditors in preparing or issuing the auditor's report, or performing other audit, review or attestation services, including the resolution of disagreements between management and the external auditors regarding financial reporting;

• considering whether adequate internal controls are in place over annual and interim financial reporting as well as controls over assets, transactions and the creation of obligations, commitments and liabilities of our company;

• reviewing the consolidated financial statements and financial information of our company prior to their release to the public; and

• considering and approving any non-audit services (being services other than services rendered for the audit and review of the consolidated financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements) which are proposed to be provided by the external auditors to our company or any subsidiary of our company.

Other Committees of Board of Directors

We are relying on certain exemptions available under the Listing Rules of The Nasdaq Stock Market which allow us, as a foreign private issuer, to follow our home country rules with respect to certain matters. In particular, we are not required to have nominating or compensation committees or committees performing similar functions nor are we required to have a written nominating or compensation committee charter. Our Board does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our Board.

In addition, we do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our Board and we do not have any specific process or procedure for evaluating such nominees. Our Board assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Share Ownership

The following table sets forth, as of May 26, 2022: (a) the names of each beneficial owner of more than five percent (5%) of our Common Shares known to us, the number of shares of common stock beneficially owned by each such person, and (b) the names of each director and officer, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Position	Common Shares Held	Percentage of Common Shares Outstanding(1)	Percentage of Votes Held
Alejandro Ochoa President, Chief Executive Officer, Interim Chief Financial Officer, Interim Corporate Secretary & Director	12,005,000	10.07%	10.07%
Luis Parra, Chief Operating Officer	Nil	Nil	Nil
Fabio Alexander Vasquez Director	12,000,000	10.06%	10.06%
Robert Nicholas Horsley Director	Nil	Nil	Nil
Gabriel Tejada Arenas Director	Nil	Nil	Nil
Hugo Ochoa Former Director	8,118,055	6.81%	6.81%

(1) Based on 119,258,849 Common Shares outstanding on July 14, 2022

As of May 26, 2022, the registrar and transfer agent for our company reported that there were 119,258,849 common shares of our company issued and outstanding. Of these, 52,167,207 were registered to Canadian residents, including 47,982,347 shares registered to CDS & Co., which is a nominee of the Canadian Depository for Securities Limited. The 52,167,207 shares were registered to 182 shareholders in Canada, one of which is CDS & Co. 50,811,944 of our shares were registered to residents of the United States, including 18,589,876 shares registered to CEDE & Co., which is a nominee of Depository Trust Company. The 50,811,944 shares were registered to 9 shareholders in the United States, one of which is CEDE & Co. 16,279,698 of our shares were registered to residents of other foreign countries (2 shareholders).

Stock Option and Equity Incentive Plans

2021 Equity Incentive Plan

The Board adopted the 2021 Equity Incentive Plan on September 8, 2021 which was ratified by the shareholders of the Corporation at the Corporation's Annual General Meeting on September 22, 2021. This replaced the Company's previous stock option plan. The purpose of the 2021 Equity Incentive Plan is to, among other things, provide the Company with a share related mechanism to attract, retain and motivate qualified directors, employees and consultants of the Company and its subsidiaries, to reward such of those directors, employees and consultants as may be granted awards under the 2021 Equity Incentive Plan by the Board from time to time for their contributions toward the long-term goals and success of the Company and to enable and encourage such directors, employees and consultants to acquire Common Shares as long-term investments and proprietary interests in the Company.

The 2021 Equity Incentive Plan is a rolling plan which, subject to the adjustment provisions provided for therein (including a subdivision or consolidation of Shares), provides that the aggregate maximum number of Shares that may be issued upon the exercise or settlement of awards granted under the 2021 Equity Incentive Plan, shall not exceed 20% of the Company's issued and outstanding Common Shares from time to time, such number being 23,749,369 as at May 27, 2022.  The 2021 Equity Incentive Plan is considered an "evergreen" plan, since the Shares covered by awards which have been exercised, settled or terminated shall be available for subsequent grants under the 2021 Equity Incentive Plan and the number of awards available to grant increases as the number of issued and outstanding Shares increases.

Insider Participation Limit

The 2021 Equity Incentive Plan also provides that the aggregate number of Shares (a) issuable to insiders at any time (under all of the Company's security-based compensation arrangements) cannot exceed 10% of the Company's issued and outstanding Shares and (b) issued to insiders within any one year period (under all of the Company's security-based compensation arrangements) cannot exceed 10% of the Company's issued and outstanding Shares.

Any Common Shares issued by the Company through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company shall not reduce the number of Common Shares available for issuance pursuant to the exercise of awards granted under the 2021 Equity Incentive Plan.

Administration of the 2021 Equity Incentive Plan

The Plan Administrator (as defined in the 2021 Equity Incentive Plan) is determined by the Board, and is initially the Board. The 2021 Equity Incentive Plan may in the future continue to be administered by the Board itself or delegated to a committee of the Board. The Plan Administrator determines which directors, officers, consultants and employees are eligible to receive awards under the 2021 Equity Incentive Plan, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the number of Common Shares to be covered by any award, the exercise price of any award, whether restrictions or limitations are to be imposed on the Common Shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Plan Administrator may determine.

In addition, the Plan Administrator interprets the 2021 Equity Incentive Plan and may adopt guidelines and other rules and regulations relating to the 2021 Equity Incentive Plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the 2021 Equity Incentive Plan.

Eligibility

All directors, employees and consultants are eligible to participate in the 2021 Equity Incentive Plan. The extent to which any such individual is entitled to receive a grant of an award pursuant to the 2021 Equity Incentive Plan will be determined in the sole and absolute discretion of the Plan Administrator.

Types of Awards

Awards of stock options ("Stock Options"), Restricted Share Units (each, an "RSU") and Performance Share Units (each, a "PSU") and Deferred Share Units (each, a "DSU") may be made under the 2021 Equity Incentive Plan. All Stock Options, RSUs, PSUs and DSUs are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the plan administrator, in its sole discretion, subject to such limitations provided in the 2021 Equity Incentive Plan, and will generally be evidenced by an award agreement. In addition, subject to the limitations provided in the 2021 Equity Incentive Plan and in accordance with applicable law, the plan administrator may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any condition imposed with respect to awards or Common Shares issued pursuant to awards.

Major Shareholders

To the best of our knowledge, the following table sets forth, as of February 28, 2022, certain information regarding our major shareholders, which means shareholders that are the beneficial owners of 5% or more of our common shares:

Name of Shareholder	Number of Common Shares Owned and Percent of Total Outstanding Common Shares		Common Shares that the individual has the right to acquire within 60 days
	# of Shares	% of Class(1)	Stock Options	Warrants	RSUs	PSUs	DSUs
Alexander Ochoa	12,005,000	10.07%
Fabio Alexander Vasquesz	12,000,000	10.06%
Hugo Ochoa	8,118,055	6.81%

• Based on 119,258,849 common shares of our company issued and outstanding as at July 12, 2022.

The voting rights of our major shareholders do not differ from the voting rights of holders of our common shares who are not our major shareholders.

As of May 26, 2022, the registrar and transfer agent for our company reported that there were 119,258,849 common shares of our company issued and outstanding. Of these, 52,167,207 were registered to Canadian residents, including 47,982,347 shares registered to CDS & Co., which is a nominee of the Canadian Depository for Securities Limited. The 52,167,207 shares were registered to 182 shareholders in Canada, one of which is CDS & Co. 50,811,944 of our shares were registered to residents of the United States, including 18,589,876 shares registered ,to CEDE & Co., which is a nominee of Depository Trust Company. The 50,811,944 shares were registered to 9 shareholders in the United States, one of which is CEDE & Co. 16,279,698 of our shares were registered to residents of other foreign countries (2 shareholders).

To the best of our knowledge, our company is not directly or indirectly owned or controlled by another corporation, by any foreign government or by any other natural or legal person severally or jointly, except as disclosed in the above table regarding our major shareholders.

There are no arrangements known to us, the operation of which may at a subsequent date result in a change in control of our company.

The voting rights of our major shareholders do not differ from the voting rights of holders of our common shares who are not our major shareholders.

Related Party Transactions

The following section outlines the material transactions or loans between our Company and: (a) enterprises that directly or indirectly through one or more intermediaries control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual's family; (d) key management personnel of our Company, including directors and senior management of our Company and close members of such individuals' families; or (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Loans payable to related parties include loans and advances received from related individuals and companies. As of March 31, 2022, December 31, 2021 and December 31, 2020, the Company had the following loan balances with related parties:

March 31, 2022	December 31, 2021	December 31, 2020	Currency	Rate	Terms
C$	C$	C$
1,499,436	1,560,394	3,839,459	USD	12%-18%	Unsecured, due on demand
-	-	18,546	Colombian Pesos	0%	Unsecured, due on demand
-	-	12,743	Argentine Pesos	18%	Unsecured, due on demand
1,499,436	1,560,394	3,870,748

During the period ended March 31, 2022, the Company has incurred interest expense of C$51,844 (US$41,543) (March 31, 2021 - C$117,930 (US$93,080)) in connection with the related party loans noted above. As of March 31, 2022, C$143,727 (December 31, 2021 - C$168,741) of unpaid interest and loan penalties have been included within interest payable on the consolidated statement of financial position.

January 2019

In January 2019, the Company renegotiated the loans with three of the related party lenders to extend the maturity date of the loans.

In consideration for the extension of the maturity date of the loans, the Company agreed to incur total penalties of C$212,312 (US$160,000) which were added to the principal balance of the loans. In addition, the Company agreed to add the interest accrued as of the date of renegotiation of C$539,236 (US$395,259) to the principal balance of the loans. The renegotiation of the loans was deemed to be an extinguishment of the original liabilities and C$212,312 was recorded as a loss on extinguishment.

September 2019

In September 2019, the Company consolidated loan balances with certain related party lenders and extended the maturity date of these amounts to March 30, 2020.

In consideration for the extension of the maturity date of the loans, the Company agreed to issue 2,381,301 share purchase warrants to the holders with a fair value of C$180,714. The share purchase warrants are exercisable at a price of C$0.09 per common share for a period of five years. As of December 31, 2020, these warrants have not yet been issued. The fair value of the obligation to issue the share purchase warrants was calculated using the Black-Scholes model and the following weighted average assumptions:

Share price at date of grant	C$0.08
Exercise price	C$0.09
Expected life	5 years
Expected volatility	174.99%
Risk free interest rate	1.49%
Expected dividend yield	0%
Expected forfeiture rate	0%

The consolidation of the loans and the issuance of the warrants was deemed to be an extinguishment of the original liabilities and $180,714 was recorded as a loss on extinguishment.

Compensation

For information regarding compensation for our directors and senior management, see "Compensation."

Markets

The Company's Common Shares are currently traded on the CSE under the symbol "TO", the Frankfurt Stock Exchange under the symbol "1PSN" and are quoted on the OTCQB operated by the OTC Markets Group under the symbol "TOWTF".

Our common shares are in registered form and the transfer of our common shares is managed by our transfer agent, Computershare Investor Services Inc., located at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Canada (Tel: (604) 661-9400; Fax: (604) 661-9549.

Expenses Relating to This Offering

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of our common shares covered by this prospectus. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$8,000
FINRA filing fee	$11,000
The Nasdaq Capital Market Listing Fee	$50,000
Printing and engraving expenses	$10,000
Legal fees and expenses	$375,000
Accounting fees and expenses	$50,000
Transfer agent and registrar fees	$5,000
Miscellaneous expenses	$60,000
Total	$515,000

Share Capital

We are authorized to issue an unlimited number of Common Shares without par value and an unlimited number of Class B Preferred Shares without par value, including an authorized 1,500,000 Class B Series I Preferred Shares and an authorized 1,000,000 Class B Series II Preferred Shares.

As of March 31, 2022, the Company's share capital was C$18,403,613 comprising 118,746,849 issued and outstanding Common Shares which are fully paid. (December 31, 2021 - C$17,481,406 comprising 100,473,582 issued and outstanding Common Shares which are fully paid). As of the date hereof, there are 119,258,849 issued and outstanding Common Shares which are fully paid. As of the date hereof, there are no issued and outstanding Class B Preferred Shares.

More than 10% of our capital has not been paid for with assets other than cash within the past five years.

Issuances of Securities

During the last three years, we have issued the following securities:

Since December 31, 2021:

  On January 13, 2022, we settled a debt in the amount of C$1,039,751 owed by us to a certain creditor of our Company in exchange for 16,273,267 common shares at a deemed price of C$0.064 per common share.
  On April 22, 2022, the Company completed the fourth closing of the Bond Financing. We issued a total of 5,002 Class B Units (as defined herein) and 8,476 Class A Units (as defined herein) at a price of C$100 per each Unit for aggregate proceeds of C$1,347,800, of which C$28,800 was paid in cash and C$1,319,000 was paid by the exchange of existing subordinated, secured bonds of the Company. The 8,476 Class A Units were comprised of an aggregate of 211,900 Common Shares and 8,476 Class A Bonds (as defined herein). The 5,002 Class B Units were comprised of an aggregate of 250,100 Common Shares and 5,002 Class B Bonds (as defined herein). In connection with the issuance of the Units, the Company issued 1,347,800 Agent Warrants and paid a cash commission of C$46,989 to an EMD. The Agent Warrants are exercisable for 1,347,800 Common Shares at a price of C$0.08 per Share for a period of 36 months from the date of issuance.

  On May 13, 2022, completed a fifth closing of the Bond Financing. The Company issued a total of 1,000 Class B Units at a price of C$100 per Unit for aggregate cash proceeds of C$100,000. The 1,000 Class B Units were comprised of an aggregate of 50,000 Shares and 1,000 Class B Bonds.

During the year ended December 31, 2021:

  On September 12, 2021, we granted an aggregate of 2,000,000 PSUs to certain consultants pursuant to the Company's 2021 Equity Incentive Plan, subject to ratification by the shareholders of our Company. Each PSU represents the right to receive, once vested and performance criteria are met, one common share in the capital of our Company. The securities vested on January 10, 2022 and a total of 2,000, 000 common shares were issued in respect of the PSUs.
  On October 20, 2021, we completed an initial closing of five tranches of the Bond Financing. We offered Class A and Class B Units (as hereinafter defined). Each Class A Unit was issuable for a price of $100, payable in cash or in exchange for the equivalent amount of existing subordinated, secured bonds of our Company, and included (i) a subordinated, secured bond in the principal amount of $100 which will bear simple interest at a rate of 10% per annum with a maturity date of September 30, 2022 (each, a "Class A Bond"); and (ii) 25 common shares of our Company (the "Shares") at deemed price of C$0.09375 (collectively, a "Class A Unit").  Each Class B Unit was issuable for a price of C$100, payable in cash or in exchange for the equivalent amount of Existing Bonds, and included (i) a subordinated, secured bond in the principal amount of C$100 which will bear simple interest at a rate of 10% per annum with a maturity date of September 30, 2023 (each, a "Class B Bond"); and (ii) 50 Shares at a price of deemed price of C$0.09375 per Share (collectively, a "Class B Unit").  In the initial closing, we issued a total of 72 Class B Units for aggregate proceeds of C$7,200. The Class B Units were comprised of 3,600 Shares and 72 Class B Bonds. In addition to a cash commission of C$576, we issued 4,267 broker warrants exercisable at a price of C$0.125 per Share for a period of 36 months from the date of issuance.
  On November 16, 2021, we completed a second closing of the Bond Financing. We issued a total of 437 Class B Units and 37 Class A Units at a price of C$100 per each unit for aggregate proceeds of C$47,400.  The 37 Class A Units were comprised of an aggregate of 925 Shares and 37 Class A Bonds.  The 437 Class B Units were comprised of an aggregate of 21,850 Shares and 437 Class B Bonds.  In connection with the closing, we issued 36,114 broker warrants in addition to a cash commission of C$3,681. The broker warrants are exercisable at a price of C$0.105 per Share for a period of 36 months from the date of issuance.
  On December 14, 2021, we completed a third closing of the Bond Financing. We issued a total of 786 Class B Units and 167 Class A Units at a price of C$100 per each unit for aggregate proceeds of C$95,300.  The 167 Class A Units were comprised of an aggregate of 4,175 Shares and 167 Class A Bonds.  The 786 Class B Units were comprised of an aggregate of 39,300 Shares and 786 Class B Bonds.  In connection with closing, we issued 80,253 broker warrants and paid a cash commission of C$7,123. The broker warrants are exercisable at a price of C$0.095 per Share for a period of 36 months from the date of issuance.

During the year ended December 31, 2020:

  On April 30, 2020, we issued 714,286 common shares as a penalty to the holders of the convertible debentures, with a fair value of C$24,286. The fair value of the penalty was not readily determinable, as such, the common shares were valued at the fair value of common shares on grant date.
  No bonds were issued in 2020.
  In June of 2020 the Company completed full repayment of the remaining outstanding indebtedness under convertible debentures. With this repayment, the Company fully repaid all amounts advanced under the convertible debentures facility and is authorized to discharge all security interests registered thereunder. The remaining outstanding warrants were cancelled or expired.

During the year ended December 31, 2019:

  No shares were issued during the year ended December 31, 2019.
  During the year ended December 31, 2019, we issued a total of 9,880 (2018 - 9,663) bonds at a price of C$100 each for gross proceeds of C$988,000 (2018 - C$966,300). The bonds were secured against all present and after-acquired personal property of our Company, incur interest at a rate of 10% paid monthly, and matured September 21, 2021. In connection with the issuance of bonds, we paid cash debt issuance costs to an agent of C$128,440 and issued 921,780 share purchase warrants to the agent with a fair value of C$33,545. The share purchase warrants were exercisable at prices ranging from C$0.08 to C$0.14 per common share for a period of two years.

Bonds

From December 31, 2021, until May 27, 2022, the Company issued a total of 15,977 bonds included in the Units sold in the fourth and fifth tranches of the Bond Financing. During the year ended December 31, 2021, the Company issued a total of 1,499 bonds in the first three tranches of the Bond Financing. Each Unit was issued a price of C$100, paid in cash or in exchange for existing bonds of the Company. In the year ended December 31, 2020, no bonds were issued by the Company. In the year ended December 31, 2019, the Company issued a total of 9,880 bonds at a price of C$100 each for gross proceeds of C$988,000. The bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% paid monthly, and mature September 30, 2022, or September 30, 2023, respectively. In connection with the bonds issued in the Bond Financing (as defined herein), the Company issued 1,468,434 Agent Warrants and paid a cash commission of C$58,369 to an EMD.

Warrants

The following table summarizes the share purchase warrants outstanding and exercisable as at March 31, 2022:

Number of warrants outstanding	Exercise price	Expiry date
	C$
4,267	0.125	October 19, 2024
36,114	0.105	November 16, 2024
80,253	0.095	December 14, 2024
120,634

Since March 31, 2022, we have issued no warrants. As a result there are a total of 120,634 warrants outstanding as of the date of this prospectus (not including the Agent Warrants).

Equity Compensation Plan Information as of March 31, 2022

Plan Category	Column (a) Number of securities to be issued upon exercise of outstanding options or upon vesting	Column (b) Weighted-average exercise price of outstanding options	Column (c) Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	950,000(1)	C$0.30	16,273,267
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	950,000	C$0.30	16,273,267

(1) Includes 950,000 stock options exercisable at a price of C$0.30 each.

(2) Based on the Company's issued and outstanding common shares of 118,746,849 as at March 31, 2022.

The Company does not have any equity compensation plans that were not approved by shareholders. As of the date of this prospectus, we have no PSUs, DSUs or RSUs outstanding.

As of December 31, 2021, there were 2,000,000 PSUs outstanding which were convertible into Common Shares upon achievement of vesting, being the exchange of at least 60% of all Existing Bonds for Units in the Bond Financing. On January 10, 2022, the Company issued 2,000,000 Common Shares on conversion of the PSUs which vested.

As at December 31, 2021, the following stock options were outstanding and exercisable:

Options outstanding	Options exercisable	Exercise price	Remaining life (years)	Expiry Date
		$
325,000	325,000	0.45	0.21	17-Mar-22
950,000	950,000	0.25	1.13	17-Feb-23
1,275,000	1,275,000	$0.30	$0.90

As of the date of this prospectus, we had 950,000 stock options outstanding and exercisable at C$0.25 until February 17, 2023. There were no other incentive compensation securities outstanding as of the date of this prospectus.

Other Convertible Obligations or Other Outstanding Equity-Linked Securities, or Subscription Rights

As of December 31, 2021 and the date of this prospectus, we had no convertible debentures outstanding.

Articles

We are organized under the laws of the Province of British Columbia, Canada and have been assigned the number BC1056802.

Our Articles do not contain a description of our objects and purposes.

Our Articles do not restrict a director's power to vote on a proposal, arrangement or contract in which the director is materially interested, vote on compensation to themselves or any other members of their body in the absence of an independent quorum or exercise borrowing powers. There is no mandatory retirement age for our directors and our directors are not required to own securities of our company in order to serve as directors.

Our Articles provide that the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures or other securities whether outright or as security for any debt obligations of the Company or of any third party.

Our authorized capital consists of an unlimited number of Common Shares without par value and an unlimited number of Class B Preferred Shares without par value, including an authorized 1,500,000 Class B Series I Preferred Shares and an authorized 1,000,000 Class B Series II Preferred Shares.

The holders of Common Shares are entitled to vote at all meetings of the Company's shareholders, to receive dividends, if, as and when declared by the Board, and, subject to the rights of holders of any shares ranking in priority to, or on parity with the Common Shares, to participate ratably in any distribution of property or assets upon the liquidation, winding-up, or other dissolution of the Company. The Common Shares are not subject to any future call or assessments and do not have any pre-emptive rights or redemption rights.

The Class B Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the Business Corporations Act (British Columbia) ("BCBCA"), the Company may fix by directors' resolution, before issue, the number of Class B Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Class B Preferred Shares of each series, including any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) and the means of determining such dividends, the dates of payment, any redemption or purchase rights and the terms and conditions attaching thereto, any conversion rights, and any rights upon liquidation, dissolution or winding-up of the Company, any sinking fund or other provisions, the whole to be subject to the filing of a Notice of Alteration under the BCBCA and creation of amendment to the Articles setting forth the designation, rights, privileges, restrictions and conditions attaching to the Class B Preferred Shares of the series.

The Class B Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, rank on a parity with the Class B Preferred Shares of every other series and be entitled to preference over the Class A Common Shares and over any other shares of the Company ranking junior to the Class B Preferred Shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the preferred shares of any series is not paid in full, the Class B Preferred Shares of that series shall participate rateably with the Class B Preferred Shares of every other series in respect of such dividends and amounts.

There are no limitations specific to the rights of non-Canadians to hold or vote our common shares under the laws of Canada or British Columbia, or in our charter documents.

Our Articles provide for the election of directors at each annual general meeting. Each director holds office until the next annual general meeting of our shareholders or until his successor is elected or appointed, unless his office is earlier vacated in accordance with our Articles or with the provisions of the BCBCA.

An annual meeting of shareholders must be held at such time in each year that is not later than 15 months after the last preceding annual meeting and at such place as our Board may from time to time determine. The quorum for the transaction of business at any meeting of shareholders is two persons who are entitled to vote at the meeting in person or by proxy and who hold in aggregate at least 5% of the issued shares entitled to be voted at the meeting. Only persons entitled to vote, our directors and auditors and others who, although not entitled to vote, are otherwise entitled or required to be present, are entitled to be present at a meeting of shareholders.

Other than not specifically providing a mechanism for shareholders to call a special meeting, our Articles do not contain any provisions that would have an effect of delaying, deferring or preventing a change in control of our Company. Our Articles also do not contain any provisions that would operate only with respect to a merger, acquisition or corporate restructuring of our Company.

Our Articles do not contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed.

Our Articles are not significantly different from the requirements of the BCBCA and the conditions imposed by our Articles governing changes in capital are not more stringent than what is required by the BCBCA.

Material Contracts

Except for contracts entered into by the Company in the ordinary course of business, the only material contracts entered into by the Company in the previous two years are the following:

(a) On January 16, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of ARS$2,113,800. The loan is unsecured, bears interest at 18% per annum and is due on demand. The loan was fully settled in August 2021.

(b) On March 19, 2020 the Company and KW Capital Partners Limited and Plazacorp Investments Ltd. further extended the term of certain convertible debentures to June 2020. In consideration for the extension of financing terms with existing lenders, the Company reached an agreement with such lenders to pay a penalty to be satisfied by issuing 714,286 common shares. During the year ended December 31, 2020, the Company issued the 714,286 common shares, with a fair value of C$24,286, and recorded the penalty as interest expense in the consolidated statement of comprehensive loss. In June 2020, the Company repaid the convertible debenture balance of C$745,000 in full. With this repayment, the Company repaid in full the convertible debenture loan balance and discharged the security interest associated with the loan.

(c) On May 21, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP$250,000,000. The loan is unsecured, bears interest at 10.67% per annum, and is repayable through monthly installments until May 2023. As of March 31, 2022, principal of C$24,562 (COP $74,430,840) (December 31, 2021 - C$42,677 (COP $134,488,293)) remains outstanding.

(d) On October 14, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP$2,130,633,223. The loan is unsecured, bears interest at 12% per annum, and is due in October 2023. As of March 31, 2022, a principal amount of C$703,110 (COP $2,130,633,223) (December 31, 2021 - C$676,115 (COP $2,130,633,223)) remains outstanding.

(e) On November 10, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of MXN$2,311,865. The loan is unsecured, bears interest at nil% per annum, and is due on demand. As of March 31, 2022, a principal amount of C$118,220 (MXN$1,948,351) (December 31, 2021 - C$121,221 (MXN$1,948,351)) remains outstanding.

(f) On December 21, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP$405,000,000. The loan is unsecured, bears interest at 5.905% per annum, and is repayable through monthly installments until December 2023. As of March 31, 2022, a principal amount of C$85,050 (COP $257,727,015) (December 31, 2021 - C$93,468 (COP $294,545,457)) remains outstanding.

(g) The Company entered into loan agreements with various shareholders whereby the Company was loaned an aggregate principal amount of USD$1,113,663. The loans are unsecured, bear interest ranging from 0% to 18% per annum, and are due on demand. As of March 31, 2022, aggregate principal amounts of C$374,385 (USD $300,000) (December 31, 2021 - C$1,423,139 (USD $1,113,663)) remains outstanding.

(h) On March 11, 2021, the Company entered into a loan agreement with Itau Corpbanca Colombia SA ("Itau") whereby the Company was loaned a total of COP$31,632,000,000 for the purpose of funding the development of certain towers. The loan is secured against the towers funded by the loan proceeds, as well as the economic rights for collection of tower rents relating to such towers, bears interest at 4.615% plus IBR 6 months per annum and is due in September 2030.

(i) On April 2, 2021, the Company entered into a collaboration agreement with Commerk S.A.S. ("Commerk") to operate collaboratively on the development, construction and operation of telecommunication projects in Columbia, whereby Commerk will provide equity contributions towards each individual tower projects operated under the collaboration agreement. The equity contributions are secured against the towers constructed and operated for each project as well as the economic rights for collection of tower rents relating to such towers, bear interest at 6.2% per annum, and are due upon completion of the related projects. Prior to the collaboration agreement, the Company received preliminary equity contributions totaling COP$4,536,891,697. As of March 31, 2022, the principal amount of equity contributions of C$3,820,652 (COP $12,039,984,363) (December 31, 2021 - C$3,820,652 (COP $12,039,984,363)) remains outstanding.

During the first quarter of 2022, the Company received additional C$3,815,914 from Commerk related to the expansion in Ecuador.

(j) On September 1, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP$1,000,000,000. The loan is secured against a financial guarantee provided by the Fondo Nacional De Garantias S.A., bears interest at 10.11% per annum, and is repayable through quarterly installments until October 2027. As of March 31, 2022, a principal amount of C$330,000 (COP $1,000,000,000) (December 31, 2021 - C$317,330 (COP $1,000,000,000)) remains outstanding.

(k) On September 14, 2021, the Company entered into a loan agreement with Itau whereby the Company was loaned a total of COP$40,463,000,000 for the purpose of funding the development of certain towers. The loan is secured against the towers funded by the loan proceeds as well as the economic rights for collection of tower rents relating to such towers, bears interest at 4.39% plus IBR 6 months per annum, and is due in May 2031. As of March 31, 2022, a principal amount of C$8,993,615 (COP $27,253,351,535) (December 31, 2021 - C$5,288,629 (COP $16,666,003,681)) remains outstanding.

(l) On October 11, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP$8,000,000,000 for the purpose of funding the development of certain towers. The loan is secured against the economic rights for collection of revenue relating to construction of certain towers under a separate construction contract with a party related to the loan, bears interest at 7.02% per annum and is due in April 2022. As of March 31, 2022, a principal amount of C$1,872,615 (COP $5,674,585,235) (December 31, 2021 - C$2,538,643 (COP $8,000,000,000)) remains outstanding.

Exchange Controls

Our company is incorporated in and subject to the laws of the Province of British Columbia, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See "Taxation" below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote common shares of our company. However, the Investment Canada Act (Canada) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Canada Act (Canada) for a non-resident who proposes to acquire common shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor's own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Canada Act (Canada) is a Canadian federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures. Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Canada Act (Canada). If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Canada Act (Canada), the Investment Canada Act (Canada) generally prohibits implementation of the investment unless, after review, the Minister of Industry, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Canada Act (Canada) through the acquisition of common shares if the non-Canadian acquired a majority of the common shares of our company.

Further, the acquisition of less than a majority but one-third or more of the common shares of our company would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of common shares.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for "WTO Investors" that are controlled by persons who are resident in World Trade Organization ("WTO") member nations, a proposed investment would be reviewable where the value of the acquired assets is C$5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada's cultural heritage or national identity, where the value of the acquired assets is less than C$5 million.

For a proposed indirect acquisition that is not a so-called WTO transaction and that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where (a) the value of the Canadian assets acquired in the transaction is C$50 million or more, or (b) the value of the Canadian assets is greater than 50% of the value of all of the assets acquired in the transaction and the value of the Canadian assets is C$5 million or more.

In the case of a direct acquisition by or from a WTO Investor, the threshold is significantly higher. The 2016 threshold was C$600 million, which threshold was increased to C$800 million in April 2017 for an intended period of two years. Starting January 1, 2019, and for subsequent years, the threshold level became adjusted annually based on growth in nominal gross domestic product in accordance with a formula set out in the Investment Canada Act (Canada) (i.e., the growth in the nominal gross domestic product at market prices multiplied by the threshold amount determined for the previous year). In keeping with this formula, in 2019, the review threshold was increased to C$1.045 billion. Other than the exception noted below, an indirect acquisition involving a WTO Investor is not reviewable under the Investment Canada Act (Canada).

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a "cultural business". The acquisition of a Canadian business that is a "cultural business" is subject to lower review thresholds under the Investment Canada Act (Canada) because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Canada Act (Canada) concerning investments that may be considered injurious to national security. If the Industry Minister has reasonable grounds to believe that an investment by a non-Canadian "could be injurious to national security," the Industry Minister may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Canada Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of "injurious to national security." Discussions with government officials suggest that very few investment proposals will cause a review under these new sections.

Certain transactions, except those to which the national security provisions of the Investment Canada Act (Canada) may apply, relating to common shares of our company are exempt from the Investment Canada Act (Canada), including:

(a) acquisition of common shares of our company by a person in the ordinary course of that person's business as a trader or dealer in securities,

(b) acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Canada Act (Canada), and

(c) acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of common shares, remained unchanged.

Taxation

Certain Canadian Federal Income Tax Considerations for United States Residents

TAX MATTERS ARE COMPLEX, AND THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES WILL DEPEND UPON THE HOLDER'S PARTICULAR SITUATION. THE SUMMARY OF MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES.

THIS DISCUSSION DOES NOT INCLUDE A DESCRIPTION OF THE TAX LAWS OF ANY PROVINCE OR TERRITORY WITHIN CANADA. ACCORDINGLY, HOLDERS AND PROSPECTIVE HOLDERS OF OUR COMMON SHARES ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISERS ABOUT THE TAX CONSEQUENCES TO THEM HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING ANY CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF OUR COMMON SHARES ARISING UNDER CANADIAN FEDERAL, CANADIAN PROVINCIAL OR TERRITORIAL, U.S. FEDERAL, U.S. STATE OR LOCAL TAX LAWS OR TAX LAWS OF JURISDICTIONS OUTSIDE THE UNITED STATES OR CANADA.

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our securities acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) ("ITA") (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm's length with us, and is not affiliated with us, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a "registered non-resident insurer" or "authorized foreign bank" (each as defined in the ITA), or other holder of special status, and (b) for the purposes of the Canada-United States Tax Convention (the "Tax Treaty"), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all the criteria in clauses (a) and (b) above are referred to herein as "U.S. Holders", and this summary only addresses such U.S. Holders.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the ITA, the regulations thereunder in force at the date hereof, the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the ITA or regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary.

For the purposes of the ITA, all amounts relating to the acquisition, holding or disposition of our securities must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and substantiates eligibility for the benefits of the Tax Treaty is generally 15% (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%).

Dispositions

A U.S. Holder will not be subject to tax under the ITA on a capital gain realized on a disposition or deemed disposition of a security, unless the security is "taxable Canadian property" to the U.S. Holder for purposes of the ITA and the U.S. Holder is not entitled to relief under the Tax Treaty.

Generally, our common shares will not constitute "taxable Canadian property" to a U.S. Holder at a particular time unless, at any time during the 60-month period immediately preceding the disposition, more than 50% of the fair market value of such security was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) "Canadian resource properties" (as defined in the ITA), (iii) "timber resource properties" (as defined in the ITA), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the ITA, our common shares could also be deemed to be "taxable Canadian property".

If our common shares become listed on a "designated stock exchange" (as defined in the ITA) and are so listed at the time of disposition, our common shares generally will not constitute "taxable Canadian property" of a U.S. Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are met: (i) the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, partnerships in which the U.S. Holder or such non-arm's length person holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company; and (ii) more than 50% of the fair market value of the shares of our company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the ITA), timber resource properties (as defined in the ITA) or options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the ITA, common shares could also be deemed to be "taxable Canadian property".

U.S. Holders who may hold common shares as "taxable Canadian property" should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and special compliance procedures under the ITA, none of which is described in this summary.

Certain Material United States Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our securities. This summary applies to U.S. Holders that hold our common shares as capital assets.  This summary applies only to U.S. Holders that acquire securities pursuant to this prospectus and does not apply to any subsequent U.S. Holder of our common shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, net investment income, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
  a trust that (i) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions; or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of common shares pursuant to this prospectus (whether or not any such transactions are undertaken in connection with the purchase of common shares pursuant to this prospectus).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership or disposition of our securities by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a "mark-to-market" accounting method; (d) U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders that own our securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire our securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold our securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power, of our outstanding stock.

This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold our securities in connection with carrying on a business in Canada; (d) persons whose securities in our company constitute "taxable Canadian property" under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership or disposition of our common shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership or disposition of our common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax considerations for any such partner or partnership (or other "pass-through" entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other "pass-through" entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares.

Acquisition of Our Securities

A U.S. Holder generally will not recognize gain or loss upon the acquisition of our securities for cash pursuant to this prospectus. A U.S. Holder's holding period for such common shares will begin on the day after the acquisition.

Ownership and Disposition of Our Common Shares

Distributions on Our Common Shares

Subject to the "passive foreign investment company" ("PFIC") rules discussed below (see "Tax Consequences if Our Company is a PFIC"), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of our company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of our company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares (see "Sale or Other Taxable Disposition of Our Common Shares" below). However, we may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by our company with respect to our common shares will constitute a dividend. Dividends received on our common shares generally will not be eligible for the "dividends received deduction" available to U.S. corporate shareholders receiving dividends from U.S. corporations. If our company is eligible for the benefits of the Canada-U.S. Tax Convention or our common shares are readily tradable on an established securities market in the U.S., dividends paid by our company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that our company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of our common shares, will be treated in the manner described below under "Receipt of Foreign Currency." If a U.S. Holder is subject to Canadian withholding tax on dividends paid on the holder's common shares, the U.S. Holder may be eligible to claim a foreign tax credit as described below under "Foreign Tax Credit."  The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Our Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder's tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder's holding period for such security is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.  Any gain or loss recognized from the sale, exchange or other disposition of common shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code.  See "Foreign Tax Credit" below.

PFIC Status of Our Company

If our company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of our common shares. The U.S. federal income tax consequences of owning and disposing of our common shares if our company is or becomes a PFIC are described below under the heading "Tax Consequences if Our Company is a PFIC."

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the "income test") or (ii) on average for such tax year, 50% or more (by value) of its assets either produce or are held for the production of passive income (the "asset test"). For purposes of the PFIC provisions, "gross income" generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value). Under certain attribution and indirect ownership rules, if our company is a PFIC, U.S. Holders will generally be deemed to own their proportionate shares of our company's direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC").

If certain conditions are met, a start-up non-U.S. corporation is not a PFIC in the first year that it has gross income, but it could be a PFIC in one or more earlier years in which it has no gross income but satisfies the asset test. Assets that produce or are held for the production of passive income include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income.  The percentage of a corporation's assets that produce or are held for the production of passive income generally is determined based upon the average ratio of passive assets to total assets calculated at the end of each fiscal quarter.  On December 4, 2020, the Treasury and IRS published a set of final and proposed regulations and guidance on PFICs. Among other changes that were made in the final regulations, a change in the computation of the 50% passive asset test described above will be implemented that will close off any alternative method of calculating assets that was advantageous to taxpayers. Taxpayers must calculate the value of assets at the end of each measuring period, then use the "weighted average" of those values to determine the value of assets for the passive asset test for the taxable year. Under the old rules, the "weighted average" arguably could be calculated based on value, or percentage. Final regulations section 1.1297-1(d)(1)(i) now requires the weighted average to be calculated based on the average value at the end of each measuring period (generally each of the four quarters that make up the company's taxable year, unless an election is made to use an alternative measuring period (such as a week or month)). In addition, in new proposed regulations section 1.1297-1(d)(2), a limited exception to the treatment of working capital to take into account the short-term cash needs of operating companies was provided for purposes of measuring the passive asset test. This new rule provides that an amount of cash held in a non-interest bearing account that is held for the present needs of an active trade or business and is no greater than the amount reasonably expected to cover 90 days of operating expenses incurred in the ordinary course of the trade or business of the foreign corporation (for example, accounts payable for ordinary operating expenses or employee compensation) is not treated as a passive asset. The Treasury Department and the IRS indicated that they continue to study the appropriate treatment of working capital for purposes of the passive asset test.

Although the tests for determining PFIC status are applied as of the end of each taxable year and are dependent upon a number of factors, some of which are beyond our control, including the value of our assets, the market price of our common shares, and the amount and type of our gross income we do not believe that we were a PFIC for the taxable years ended December 31, 2021.  Our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurance regarding our PFIC status for the taxable year ending December 31, 2022 or for subsequent taxable years.  U.S. Holders who own our common shares for any period during which we are a PFIC will be required to file IRS Form 8621 for each tax year during which they hold our common shares. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.  However, the determination of our PFIC status is made annually after the close of each taxable year and it is difficult to predict before such determination whether we will be a PFIC for any given taxable year.  Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the IRS will agree with our conclusion.  No assurance can be provided regarding our PFIC status, and neither we nor our United States counsel expresses any opinion with respect to our PFIC status.

Tax Consequences if Our Company is a PFIC

If our company is a PFIC for any tax year during which a U.S. Holder owns our common shares, special rules may increase such U.S. Holder's U.S. federal income tax liability with respect to the ownership and disposition of such common shares. If our company meets the income test or the asset test for any tax year during which a U.S. Holder owns our common shares, our company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether our company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder (i) elects to recognize any unrealized gain in such common shares or (ii) makes a timely and effective election to treat our company and each Subsidiary PFIC as a "qualified electing fund" (a "QEF") under Section 1295 of the Code (a "QEF Election") or (iii) makes a timely and effective "mark-to-market" election under Section 1296 of the Code (a "Mark-to-Market Election").

Under the default PFIC rules, where no QEF Election or Mark-to-Market Election is made:

  any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of our common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any "excess distribution" (defined as a distribution to the extent it, together with all other distributions received in the relevant tax year, exceeds 125% of the average annual distribution received during the preceding three years) received on our common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder's holding period for our common shares;
  the amount allocated to the current tax year and any year prior to the first year in which our company was a PFIC will be taxed as ordinary income in the current year;
  the amount allocated to each of the other tax years (the "Prior PFIC Years") will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year;
  an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders; and
  any loss realized on the disposition of our common shares generally will not be recognized.

A U.S. Holder that makes a timely and effective QEF election or Mark-to-Market election (as discussed below) may generally mitigate or avoid the PFIC consequences described above with respect to our common shares. These adverse tax consequences also would not apply to a pension or profit-sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares.  In addition, if a non-electing U.S. Holder who is an individual dies while owning our common shares, such U.S. Holder's successor generally would not receive a step-up in tax basis with respect to such common shares, but instead would have a tax basis equal to the lower of the fair market value of such common shares or the decedent's tax basis in such common shares.

QEF Election.  If a U.S. Holder makes a timely and effective QEF Election, the U.S. Holder must include currently in gross income each year its pro-rata share of our company's ordinary income and net capital gains, regardless of whether such income and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary income or gains without a corresponding receipt of cash from our company. If our company is a QEF with respect to a U.S. Holder, the U.S. Holder's basis in our common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in our common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of our common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains and the denial of the basis step-up at death described above would not apply.  A U.S. Holder must make a QEF Election on IRS Form 8621 for our company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from our company setting forth the ordinary income and net capital gains for the year. In the event we become a PFIC, we do not intend to provide all information and documentation that a U.S. shareholder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. shareholder's pro rata share of ordinary income and net capital gain, and a "PFIC Annual Information Statement" as described in applicable U.S. Treasury regulations).  In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election applies. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that our company was not a PFIC and filed a protective election. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for our company and any Subsidiary PFIC.

Mark-to-Market Election.  As an alternative to a QEF Election, a U.S. Holder may also mitigate the adverse tax consequences of PFIC status by timely making a Mark-to-Market Election, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations.  A Mark-to-Market Election may be made with respect to "marketable stock" in a PFIC if such stock is "regularly traded" on a "qualified exchange or other market" (within the meaning of the Code and the applicable Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be "regularly traded" for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If our common shares are considered to be "regularly traded" within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to such security but not with respect to a Subsidiary PFIC. Upon closing, our common shares will be listed or posted for trading on a stock quotation system and therefore should be considered to be "regularly traded" for this purpose. Whether our common shares are regularly traded on a qualified exchange is an annual determination based on facts that, in part, are beyond our control.  When these securities become "regularly traded," a U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to such securities generally will be required to recognize as ordinary income in each tax year in which our company is a PFIC an amount equal to the excess, if any, of the fair market value of such stock as of the close of such taxable year over the U.S. Holder's adjusted tax basis in such stock as of the close of such taxable year. A U.S. Holder's adjusted tax basis in our securities generally will be increased by the amount of ordinary income recognized with respect to such stock. If the U.S. Holder's adjusted tax basis in our securities as of the close of a tax year exceeds the fair market value of such stock as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such stock for all prior taxable years. A U.S. Holder's adjusted tax basis in our securities generally will be decreased by the amount of ordinary loss recognized with respect to such stock. Any gain from a sale, exchange or other disposition of the common shares in any taxable year in which we are a PFIC (i.e., when we meet the gross income test or asset test described above) would be treated as ordinary income and any loss from a sale, exchange or other disposition would be treated first as an ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as a capital loss.  If we cease to be a PFIC, any gain or loss recognized by a U.S. Holder on the sale or exchange of the common shares would be classified as a capital gain or loss. Capital losses are subject to significant limitations under the Code. If a Mark-to-Market Election with respect to our common shares is in effect on the date of a U.S. Holder's death, the tax basis of the common shares in the hands of a U.S. Holder who acquired them from a decedent will be the lesser of the decedent's tax basis or the fair market value of the common shares.  Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to our common shares.

Election Tax Risks.  Certain economic risks are inherent in making either a QEF election or a mark-to-market election. If a QEF election is made, it is possible that earned income will be reported to a U.S. Holder as taxable income and income taxes will be due and payable on such an amount. A U.S. Holder of our common shares may pay tax on such "phantom" income, i.e., where income is reported to it pursuant to the QEF Election, but no cash is distributed with respect to such income. There is no assurance that any distribution or profitable sale will ever be made regarding our common shares, so the tax liability may result in a net economic loss. A mark-to-market election may result in significant share price gains in one year causing a significant income tax liability. This gain may be offset in another year by significant losses. If a mark-to-market election is made, this highly variable tax gain or loss may result in substantial and unpredictable changes in taxable income. The amount included in income under a mark-to-market election may be substantially greater than the amount included under a QEF election. Both the QEF and mark-to-market elections are binding on the U.S. Holder for all subsequent years that the U.S. Holder owns our shares unless permission to revoke the election is granted by the IRS.

Purging Election.  If we are a PFIC at any time when a U.S. Holder holds our common shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds our common shares even if we cease to meet the PFIC gross income test or asset test in a subsequent year.  However, if we cease to meet these tests, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election (a "Purging Election") to recognize gain by making a "deemed sale" election with respect to all of the U.S. Holder's common shares and have such common shares deemed to be sold at their fair market value on the last day of the last taxable year during which we were a PFIC. The shareholder makes a purging election under Code section 1298(b)(1) and regulations section 1.1298-3 on IRS Form 8621 attached to the shareholder's tax return (including an amended return), or requests the consent of the IRS Commissioner to make a late election under Code section 1298(b)(1) and regulations section 1.1298-3(e) ("late purging election") on Form 8621-A.  In addition, for a U.S. Holder making such an election, a new holding period would be deemed to begin for our common shares for purposes of the PFIC rules. After the Purging Election, the common shares with respect to which the Purging Election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

Each U.S. person who is a shareholder of a PFIC generally must file an annual report (on IRS Form 8621) with the IRS containing certain information, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person.

The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of common shares, the consequences to them of an investment in a PFIC, any elections available with respect to the common shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of common shares in the event we are considered a PFIC.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of our common shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to our common shares that is treated as a "dividend" may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership, sale or other taxable disposition of our common shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of "specified foreign financial assets" includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder's shares of our common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938 for specified foreign financial assets, filing obligations relating to the PFIC rules including possible reporting on IRS Form 8621, and any other applicable reporting requirements.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of  (a) distributions on our common shares, and (b) proceeds arising from the sale or other taxable disposition of our common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number ("TIN") (generally on Form W-9), (b) furnishes an incorrect U.S. TIN, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. TIN and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules are allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

Certain Reporting Requirements

A U.S. Holder that acquires common shares generally will be required to file Form 926 with the IRS if (1) immediately after the acquisition such U.S. Holder, directly or indirectly, owns at least 10% of the common shares, or (2) the amount of cash transferred in exchange for common shares during the 12-month period ending on the date of the acquisition exceeds US$100,000. Significant penalties may apply for failing to satisfy these filing requirements. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

Underwriting

Maxim Group LLC is acting as the lead managing underwriter and sole book running manager in connection with this offering. Under the terms and subject to the conditions in the Underwriting Agreement, the Company has agreed to issue and sell and the Underwriter has agreed to purchase, on a firm commitment basis, on the Closing Date, or such other date as the Company and the Underwriter may agree, the number of Common Shares indicated below at the public offering price per Common Share less the underwriting discounts set forth on the cover page of this prospectus supplement:

Name of Underwriter	Number of Common Shares
Maxim Group LLC
Total

Maxim's address is 300 Park Avenue, 16th Floor, New York, New York 10022.

The Underwriting Agreement provides that the underwriter is obligated to purchase all the Common Shares in the offering if any are purchased, other than those covered by the over-allotment option described below. The Underwriting Agreement also provides that if the underwriter defaults, the offering may be terminated.

The Common Shares will be offered in the United States by the Underwriter either directly or through its duly registered U.S. broker dealer affiliates or agents. Any Common Shares sold by the Underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of USD$                per Common Share. No Common Shares will be offered or sold to Canadian purchasers, and there will be no solicitations or advertising activities undertaken in Canada in connection with the Offering.

The Common Shares are offered subject to a number of conditions, including:

  receipt and acceptance of the Common Shares by the Underwriter;
  the Underwriter's right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part; and
  other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriter of officers' certificates and legal opinions.

The Company has applied to list the Common Shares on the Nasdaq under the trading symbol "TO". Trading of the Common Shares on the Nasdaq is anticipated to commence following pricing of Common Shares under the Offering.

The offering price of the Common Shares was determined by arm's length negotiation between the Company and the Underwriter.

Over-Allotment Option

The Company has granted an option to the Underwriter to purchase up to an additional                Common Shares at the public offering price, less the underwriting discount. The Underwriter may exercise the Over-Allotment Option for 45 days from the Closing Date. If any of these additional Common Shares are purchased, the Underwriter will offer the additional Common Shares on the same terms as those on which the Common Shares are being offered.

Underwriting Discounts and Commissions

Common Shares sold by the Underwriter to the public will initially be offered at the offering price set forth on the cover of this Prospectus. Any Common Shares sold by the Underwriter to securities dealers may be sold at a discount of up to 8%, or    per Common Share, from the public offering price. If all of the Common Shares are not sold at the public offering price, the Underwriter may change the offering price and the other selling terms. Upon execution of the Underwriting Agreement, the Underwriter will be obligated to purchase the Common Shares at the prices and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

The following table shows the per Common Share and total underwriting discount the Company will pay to the Underwriter:

		Per Common Share		Without Over- Allotment Option		With Over- Allotment Option
Public offering price	$		$		$
Underwriting discounts and commissions (8%)
Proceeds, before expenses, to us	$		$		$

We estimate that the total expenses of the Offering payable by us, not including the underwriting discount, will be approximately USD$[●]. We have agreed to be responsible and pay for all expenses related to the offering including all filing fees, legal fees and communication expenses relating to the registration of the securities to be sold in the offering (including the over-allotment securities). Upon Maxim's request, we will provide funds to pay all fees, expenses and disbursements in excess of the USD$15,000 advance provided to Maxim upon execution of the engagement letter for reasonable out-of-pocket expenses. The maximum amount of legal fees, costs and expenses incurred by Maxim that we shall be responsible for shall not exceed USD$125,000. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriter will be returned to the extent that offering expenses are not actually incurred in accordance with Financial Industry Regulatory Authority ("FINRA") Rule 5110(f)(2)(C).

Underwriter Warrants

In addition, we have agreed to issue to Maxim (or its permitted assignees) warrants to purchase up to a total of                Common Shares (5.0% of the shares of Common Shares sold in this offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the commencement of sales of the securities issued in this offering and expiring three (3) years from the commencement of sales of the securities issued in this offering, which period is in compliance with applicable FINRA rules. The warrants are exercisable at a per share price equal to USD$                per share, or 110% of the public offering price in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. Maxim (or permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus supplement is a part. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration rights provided will not be greater than five years from the effective date of the registration statement of which this prospectus supplement is a part in compliance with applicable FINRA rules. The piggyback registration rights provided will not be greater than seven (7) years from the effective date of the registration statement of which this prospectus is a part in compliance with applicable FINRA rules. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than fees and expenses associated with a second demand right and underwriting commissions incurred and payable by the holders. The exercise price and number of Underwriter's Warrant Shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common shares at a price below the warrant exercise price.

Discretionary Accounts

The Underwriter does not intend to confirm sales of the Common Shares to any accounts over which it has discretionary authority.

Lock-Up Agreements

Our officers, directors and holders or 3% or more of our outstanding common shares have entered into customary "lock up" agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of six months after the offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any our securities without Maxim's prior written consent.

Indemnification

We have agreed to indemnify Maxim against certain liabilities, including liabilities under Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriter may be required to make for these liabilities.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our shares for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our shares or reduce any short position by bidding for, and purchasing, shares in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares in market making transactions, including "passive" market making transactions as described below.

These activities may stabilize or maintain the market price of our shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our shares immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

  a passive market maker may not effect transactions or display bids for our shares in excess of the highest independent bid price by persons who are not passive market makers;
  net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our shares during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
  passive market making bids must be identified as such.

Right of First Refusal

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 24 months after the closing of the offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner or minimally as a co-lead manager and co-book-runner and/or co-lead placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries.

Tail Financing Payments

If we terminate our engagement agreement with Maxim, other than for cause, and we subsequently complete any public or private financing any time during the 24 months after such termination with any investors contacted by Maxim in connection with this offering, then Maxim shall be entitled to receive the same compensation for such offering as it would have been entitled to in connection with this offering.

Other Relationships

From time to time, the Underwriter and/or its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us for which they would expect to receive customary fees and commissions.

In addition, in the ordinary course of its business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

International Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter may distribute prospectus supplements electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

Dividends

There is no dividend restriction; however, we have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our board of directors on the basis of our earnings, financial requirements and other relevant factors.

There is no special procedure for non-resident holders to claim dividends. Any remittances of dividends to United States residents and to other non-residents are, however, subject to withholding tax. See "Taxation" above.

Experts

The Company's independent registered public accounting firm is Smythe LLP, Chartered Professional Accountants, with a business address at #1700 - 475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3. Smythe LLP, Chartered Professional Accountants, are members of the Chartered Professional Accountants of British Columbia and are registered with both the Canadian Public Accountability Board and the U.S. Public Company Accounting Oversight Board. Smythe LLP, Chartered Professional Accountants, has advised that it is independent with respect to the Company in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia. Smythe LLP, Chartered Professional Accountants were first appointed as the Company's auditors in 2020.

Our consolidated statements of financial position as of December 31, 2021, and December 31, 2020, the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for each of the three years in the period ended December 31, 2021 included in this prospectus have been audited by Smythe LLP to the extent and for the periods set forth in its report (which report expresses an unqualified opinion and includes explanatory paragraphs regarding a going concern uncertainty) appearing elsewhere in the prospectus, and are included (with the consent of Smythe LLP) in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Legal Matters

Clark Wilson LLP, of Suite 900 - 885 West Georgia Street, Vancouver, British Columbia, Canada has passed upon certain legal matters relating to the common shares being offered pursuant to this prospectus. Certain legal matters will be passed upon for the underwriters by Fox Rothschild LLP, 222 South Ninth St., Suite 2000, Minneapolis, MN 55402-3338.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus was employed on a contingent basis, owns an amount of shares in our company or its subsidiaries which is material to that expert or counsel, or has a material, direct or indirect economic interest in our company or that depends on the success of this offering.

Where You Can Find More Information

The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

Financial Information

TOWER ONE WIRELESS CORP.

CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2021, 2020 and 2019

(Expressed in Canadian Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND DIRECTORS OF TOWER ONE WIRELESS CORP.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Tower One Wireless Corp. (the "Company") as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive loss, changes in equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2021, in conformity with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net working capital deficiency, and may not be able to amend, refinance, or pay off its debt, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Chartered Professional Accountants

We have served as the Company's auditor since 2020.

Vancouver, Canada

May 2, 2022

TOWER ONE WIRELESS CORP.

Consolidated Statements of Financial Position
As at December 31, 2021 and 2020
(Expressed in Canadian Dollars)

	Note	2021	2020
		$	$
ASSETS (Notes 14 and 15)
Current Assets
Cash		1,059,386	122,759
Amounts receivable	23	4,819,388	1,166,502
Prepaid expenses and deposits	11	452,249	371,013
Deferred cost	12	1,223,395	-
Asset held for sale	16	-	30,967
		7,554,418	1,691,241
Long-term prepaid expenses and deposits	11	2,910,956	-
Intangible assets	13	-	1,357,658
Right-of-use assets	14	2,536,594	1,885,433
Property and equipment	15	8,885,003	6,175,128
Total Assets		21,886,971	11,109,460
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable and accrued liabilities	20	10,039,853	4,368,281
Income tax payable	28	554,777	610,977
Interest payable	18, 19, 20	668,805	650,278
Deferred revenue		-	278,443
Customer deposits	23	5,301,501	5,621,307
Current portion of lease liabilities	14	193,402	92,308
Current portion of loans payable	18	4,208,925	3,440,732
Loans from related parties	20	1,560,394	3,870,748
Current portion of bonds payable	19	1,776,077	1,882,750
		24,303,734	20,815,824
Long-term portion of lease liabilities	14	2,139,003	1,593,370
Long-term portion of loans payable	18	10,112,949	143,855
Long-term portion of bonds payable	19	129,500	-
Total Liabilities		36,685,186	22,553,049
Shareholders' Deficiency
Share capital	21	17,481,406	16,900,668
Subscriptions receivable	21	(41,600)	(30,000)
Shares issuable	21	130,000	-
Contributed surplus	21	1,678,992	1,706,089
Non-controlling interest	12	(2,825,829)	(4,532,457)
Deficit		(32,247,379)	(25,352,460)
Accumulated other comprehensive income (loss)		1,026,195	(135,429)
Total Shareholders' Deficiency		(14,798,215)	(11,443,589)
Total Liabilities and Shareholders' Deficiency		21,886,971	11,109,460

Approved on behalf of the Board of Directors:

"Alejandro Ochoa"	"Robert Nicholas Peter Horsley"

The accompanying notes are an integral part of these consolidated financial statements.

TOWER ONE WIRELESS CORP.

Consolidated Statements of Comprehensive Loss
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars)

	Note	2021	2020	2019
		$	$	$
Revenues	24	10,687,626	9,126,082	5,413,594
Cost of sales	15	6,265,803	4,951,013	2,879,546
		4,421,823	4,175,069	2,534,048
Expenses
Advertising and promotion		235,243	133,726	46,789
Amortization	13, 14, 15	1,436,058	1,260,439	1,261,964
Bad debts		78,056	38,410	150,551
Foreign exchange		(397,940)	540,633	21,576
Interest, financing charges and accretion	14, 18, 19, 20	2,127,429	1,205,657	1,912,553
Maintenance and operations		984,171	942,370	1,001,161
Office and miscellaneous		884,896	869,732	963,460
Professional fees and consulting	20	1,780,545	2,395,170	2,366,030
Share-based compensation	21	130,000	-	-
Travel		103,369	154,043	214,065
		7,361,827	7,540,180	7,938,149

Loss before other items		(2,940,004)	(3,365,111)	(8,203,072)
Other items
Loss on extinguishment of debt	20	-	-	(393,026)
Impairment of intangible assets	8,13	(1,056,716)	-	-
Impairment of property and equipment	15	(393,478)	(441,292)	(1,306,767)
Impairment of advances and loans receivable		-	-	(224,975)
Write-off of VAT receivable		-	-	(48,735)
Gain (loss) on net monetary position	4	(118,821)	318,659	(711,090)
		(1,569,015)	(122,633)	144,378
Net loss before income taxes		(4,509,019)	(3,487,744)	(8,088,694)
Current income tax expense	28	(85,269)	(186,560)	(380,863)
Deferred income tax recovery		-	-	322,289
Net loss		(4,594,288)	(3,674,304)	(8,147,268)
Other comprehensive income:
Foreign exchange translation adjustment		1,139,917	508,446	(327,696)
Comprehensive loss		(3,454,371)	(3,165,858)	(8,474,964)

Net loss attributable to:
Shareholders of the Company		(4,185,480)	(2,364,633)	(4,977,237)
Non-controlling interest		(408,808)	(1,309,671)	(3,170,031)
Net loss		(4,594,288)	(3,674,304)	(8,147,268)

Other comprehensive income attributable to:
Shareholders of the Company		1,016,895	373,945	(155,147)
Non-controlling interest		123,022	134,501	(172,549)
Other comprehensive income		1,139,917	508,446	(327,696)

Loss per common share - basic and diluted		$(0.05)	$(0.04)	$(0.13)
Weighted average common shares outstanding		97,423,247	93,867,588	63,389,446

The accompanying notes are an integral part of these consolidated financial statements.

TOWER ONE WIRELESS CORP.
Consolidated Statements of Changes in Equity (Deficiency)
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars)

	Number of Common Shares	Share Capital	Subscriptions Receivable	Shares Issuable	Contributed Surplus	Deficit	Accumulated Other Comprehensive Income	Deficiency Attributable to Shareholders of the Company	Non- controlling Interest	Total
		$	$	$	$	$	$	$	$	$
Balance, December 31, 2018	93,389,446	16,876,382	(30,000)	-	2,089,462	(19,009,676)	(354,227)	(428,059)	162,471	(265,588)
Warrants issued	-	-	-	-	608,440	-	-	608,440	-	608,440
Obligation to issue warrants	-	-	-	-	180,714	-	-	180,714	-	180,714
Extinguishment of convertible debenture	-	-	-	-	(574,895)	-	-	(574,895)	-	(574,895)
Adjustment on acquisition of controlled subsidiary	-	-	-	-	-	(106,990)	-	(106,990)	869	(106,121)
Adjustment on disposition of controlled subsidiary	-	-	-	-	-	508,444	-	508,444	(178,047)	330,397
Net loss	-	-	-	-	-	(4,977,237)	-	(4,977,237)	(3,170,031)	(8,147,268)
Other comprehensive loss	-	-	-	-	-	-	(155,147)	(155,147)	(172,549)	(327,696)
Balance, December 31, 2019	93,389,446	16,876,382	(30,000)	-	2,303,721	(23,585,459)	(509,374)	(4,944,730)	(3,357,287)	(8,302,017)
Warrants expired	-	-	-	-	(597,632)	597,632	-	-	-	-
Shares issued as penalty to the convertible debt lenders	714,286	24,286	-	-	-	-	-	24,286	-	24,286
Net loss	-	-	-	-	-	(2,364,633)	-	(2,364,633)	(1,309,671)	(3,674,304)
Other comprehensive income	-	-	-	-	-	-	373,945	373,945	134,501	508,446
Balance, December 31, 2020	94,103,732	16,900,668	(30,000)	-	1,706,089	(25,352,460)	(135,429)	(6,911,132)	(4,532,457)	(11,443,589)
Warrants expired	-	-	-	-	(33,545)	33,545	-	-	-	-
Adjustment on acquisition of controlled subsidiary	6,300,000	569,520	-	-	-	(2,742,984)	144,730	(2,028,734)	1,992,491	(36,243)
Adjustment on acquisition of controlled subsidiary	-	-	-	-	-	-	-	-	(78)	(78)
Units issued for cash - bonds attached	69,850	12,760	(11,600)	-	6,448	-	-	7,608	-	7,608
Share issuance costs	-	(1,542)	-	-	-	-	-	(1,542)	-	(1,542)
Shares issuable for vested PSU's	-	-	-	130,000	-	-	-	130,000	-	130,000
Net loss	-	-	-	-	-	(4,185,480)	-	(4,185,480)	(408,808)	(4,594,288)
Other comprehensive income	-	-	-	-	-	-	1,016,895	1,016,895	123,022	1,139,917
Balance, December 31, 2021	100,473,582	17,481,406	(41,600)	130,000	1,678,992	(32,247,379)	1,026,196	(11,972,385)	(2,825,830)	(14,798,215)

The accompanying notes are an integral part of these consolidated financial statements.

TOWER ONE WIRELESS CORP.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars)

	2021	2020	2019
	$	$	$
Cash flows from operating activities
Net loss	(4,594,288)	(3,674,304)	(8,147,268)
Items not affecting cash:
Accretion	-	-	107,376
Accrued interest	603,282	493,901	583,883
Amortization	1,436,058	1,260,439	1,261,964
Allowance for VAT	-	-	48,375
Gain on sale of towers	(1,763,936)	(453,216)	(664,446)
Deferred income tax recovery	-	-	(322,289)
Foreign exchange	952,316	962,181	2,719,037
Gain on net monetary position	(64,322)	(1,323,265)	(1,921,376)
Share-based compensation	130,000	-	-
Impairment	1,450,196	441,292	1,306,767
Impairment of advances and loans receivable	-	-	224,975
Loss on extinguishment of debt	-	-	393,026
Changes in non-cash working capital items (Note 25)	(3,566,169)	2,691,191	7,529,242
Cash provided by (used in) operating activities	(5,416,863)	398,219	3,119,626

Cash flows from investing activities
Cash received from disposition	-	72,396	258,001
Cash paid for acquisitions	(36,243)	-	(106,121)
Cash received in acquisition of T3 Ecuador	1,218	-	-
Cash received on sale of towers	3,795,509	1,204,942	-
Additions of property and equipment	(5,834,167)	(2,656,546)	(3,634,144)
Cash used in investing activities	(2,073,683)	(1,379,208)	(3,482,264)

Cash flows from financing activities
Units issued for cash, net	6,066	-	-
Repayment of convertible debts	-	(745,000)	(750,000)
Proceeds from (repayment of) bonds payable, net	(49,846)	-	859,560
Loans received	12,388,018	2,533,479	1,173,953
Repayment of loans	(200,694)	(66,258)	(1,467,004)
Loans from related parties	-	713,646	1,969,187
Repayment of loans from related parties	(2,749,778)	(833,951)	(1,140,500)
Lease payments	(1,009,469)	(553,130)	(570,512)
Cash provided by financing activities	8,373,297	1,048,786	74,684
Foreign exchange on cash	42,876	(1,667)	(1,520)

Change in cash	936,627	66,130	(289,474)
Cash, beginning	122,759	56,629	346,103

Cash, ending	1,059,386	122,759	56,629

Property and equipment additions in accounts payable and accrued liabilities	2,433,874	901,653	1,019,581
Cash paid for interest	1,513,947	368,390	635,717
Cash paid for income taxes	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

1. NATURE OF OPERATIONS AND GOING CONCERN

Tower One Wireless Corp. ("Tower One" or the "Company") is a pure-play, build-to-suit ("BTS") tower owner, operator and developer of multitenant communications structures. The Company's primary business is the leasing of space on communications sites to mobile network operators ("MNOs"). The Company offers tower-related services in the largest Spanish speaking countries in Latin America: Argentina, Colombia and Mexico. These tower-related services include site acquisition, zoning and permitting, structural analysis, and construction which primarily supports the Company's site leasing business, including the addition of new tenants and equipment on its sites. A long-term site lease is in hand with a tenant prior to undergoing construction.

Tower One was incorporated under the laws of the Province of British Columbia, Canada on September 12, 2005. On October 14, 2011, the Company became a reporting company in British Columbia and was approved by the Canadian Securities Exchange ("CSE") and commenced trading on November 16, 2011. The Company's registered office is located at Suite 605, 815 Hornby Street, Vancouver, BC, Canada V6Z 2E6.

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, and accordingly, do not purport to give effect to adjustments which may be required should the Company be unable to achieve the objectives above as a going concern. The net realizable value of the Company's assets may be materially less than the amounts recorded in these consolidated financial statements should the Company be unable to realize its assets and discharge its liabilities in the normal course of business. At December 31, 2021, the Company had a working capital deficiency of $16,749,316 (2020 - $19,124,583) and an accumulated deficit of $32,247,379 (2020 - $25,352,460) which has been funded primarily by loans from related parties and third parties. Ongoing operations of the Company are dependent upon the Company's ability to generate sufficient revenues in the future, receive continued financial support and complete equity financings. These factors raise substantial doubt about the Company's ability to continue as a going concern.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

The outbreak of the novel strain of coronavirus ("COVID-19") has resulted in governments worldwide enacting emergency measures to constrain the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods, self-isolation, physical and social distancing and the closure of non-essential businesses, have caused significant disruption to businesses globally, which has resulted in an uncertain and challenging economic environment. The duration and impact of the COVID-19 pandemic are unknown at this time. COVID-19 did not have a significant impact on the Company's site leasing business and tower sales. Moreover, COVID-19 did not have any impact on the Company's ability to collect receivables from its customers.

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION

(a) Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB"). These consolidated financial statements were approved and authorized for issue by the Board of Directors on May 2, 2022.

(b) Basis of Presentation and Consolidation

These consolidated financial statements were prepared on a historical cost basis, except for financial instruments classified as fair value through profit or loss. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The presentation currency of the consolidated financial statements is Canadian dollars.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(b) Basis of Presentation and Consolidation (continued)

These consolidated financial statements include the accounts of the following entities as at December 31, 2021 and 2020:

Entity	Country	Percentage of ownership		Functional currency
		2021	2020
Subsidiaries
Tower One Wireless Corp. ("Tower One")	Canada	Parent	Parent	Canadian dollar
Tower Two SAS ("Tower Two")	Argentina	100%	100%	Argentine Peso
Tower Three SAS ("Tower Three")	Colombia	100%	100%	Colombian Peso
Tower 3 SA ("Tower 3")	Argentina	100%	100%	Argentine Peso
Innervision SAS ("Innervision")	Colombia	100%	100%	Colombian Peso
Evolution Technology SA ("Evolution")	Argentina	91.25%	65%	Argentine Peso
Tower Construction & Technical Services, LLC ("TCTS")	USA	50%	50%	US dollar
Tower One Wireless Mexico S.A. de C.V. ("Mexmaken")	Mexico	90%	90%	Mexican Peso
Towerthree Wireless del Ecuador S.A. ("T3 Ecuador")	Ecuador	90%	N/A	US dollar

All significant inter-company balances and transactions have been eliminated on consolidation. Subsidiaries are entities controlled by the Company. Control is based on whether an investor has power over the investee, exposure or rights to variable returns from its involvement with the investee, and the ability to use its power over the investee to affect the amount of returns. Non-controlling interests in the net assets are identified separately from the Company's deficiency. The non-controlling interest consists of the non-controlling interest as at the date of the original acquisition plus the noncontrolling interest's share of changes in equity or deficiency since the date of acquisition.

(c) Use of Estimates and Judgments

The Company makes estimates and assumptions about the future that affect the reported amounts of assets and liabilities. Actual results may differ from these estimates and assumptions. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to accounting estimates are recognized in the period in which the estimates are revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods. Significant areas requiring the use of management estimates include the following:

(i) Intangible Assets - useful lives

The Company records intangible assets purchased in a business combination at their fair value. Following initial recognition, the Company carries the value of intangible assets at cost less accumulated amortization and any accumulated impairment losses. Amortization is recorded on a straight-line basis based upon management's estimate of the useful life and residual value. The estimates are reviewed at least annually and are updated if expectations change as a result of technical obsolescence or legal and other limits to use. A change in the useful life or residual value will impact the reported carrying value of the intangible assets resulting in a change in related amortization expense.

(ii) Inputs into Black-Scholes model

The Company has applied estimates with respect to the valuation of shares issued for non-cash consideration. Shares are valued first at the fair value of goods or services received, and if this not readily determinable, at the fair value of the equity instruments granted at the date the Company receives the goods or services.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(c) Use of Estimates and Judgments (continued)

(ii) Inputs into Black-Scholes model (continued)

The Company measures the cost of equity-settled transactions at the fair value of the equity instruments on the date they are granted. Estimating fair value for share-based compensation transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the fair value of the underlying common shares, the expected life of the share option, volatility and dividend yield. The fair value of the underlying common shares is assessed as the quoted market price on grant date. The assumptions and models used for estimating fair value for share-based compensation transactions are discussed in Note 21.

(iii) Property and Equipment - useful lives

Amortization is recorded on a declining balance basis based upon management's estimate of the useful life and residual value. The estimates are reviewed at least annually and are updated if expectations change as a result of the physical condition, technical obsolescence or legal and other limits to use. A change in the useful life or residual value will impact the reported carrying value of towers and equipment resulting in a change in related amortization expense.

(iv) Incremental borrowing rate

The Company uses estimation in determining the incremental borrowing rate used to measure the lease liabilities. This rate represents the rate that the Company would incur to obtain the funds necessary to purchase the asset of a similar value, with similar payment terms and security in a similar economic environment.

(v) Allowance for credit losses

The Company provides for doubtful debts by analyzing the historical default experience and current information available about a customer's credit worthiness on an account by account basis. Uncertainty relates to the actual collectability of customer balances that can vary from the Company's estimation. At December 31, 2021, the Company has an allowance for doubtful accounts of $76,517 (2020 - $36,381).

(vi) Recoverability of asset carrying values

Determining the amount of impairment of goodwill, intangible assets, and property and equipment requires an estimation of the recoverable amount, which is defined as the higher of fair value less the cost of disposal or value in use. Many factors used in assessing recoverable amounts are outside of the control of management and it is reasonably likely that assumptions and estimates will change from period to period.

Use of Judgments

Critical accounting judgments are accounting policies that have been identified as being complex or involving subjective judgments or assessments with a significant risk of material adjustment in the year:

(i) Going concern

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period. The Company is aware that material uncertainties related to events or conditions that raise substantial doubt upon the Company's ability to continue as a going concern. Further information regarding going concern is outlined in Note 1.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(c) Use of Estimates and Judgments (Continued)

(ii) Joint arrangements

As at December 31, 2021, the Company holds 50% interest in a joint arrangement. The Company has joint control of the arrangement whereby the parties that have joint control have rights to the assets, and obligations for the liabilities, relating to the arrangement on a proportionate basis. Those parties are called joint operators. None of the parties involved have unilateral control of a joint operation. The Company accounts for its interest in joint operations by recognizing its share of assets, liabilities, revenues and expenses in accordance with its contractually conferred rights and obligations. This assessment is performed on a continuous basis.

(iii) Income taxes

The measurement of income taxes payable and deferred income tax assets and liabilities requires management to make judgments in the interpretation and application of the relevant tax laws. The actual amount of income taxes only becomes final upon filing and acceptance of the tax return by the relevant tax authorities, which occurs subsequent to the issuance of the consolidated financial statements.

(iv) Compound financial instruments

In accordance with the substance of the contractual arrangement, convertible debentures are compound financial instruments that are accounted for separately by their components: a financial liability and an equity instrument.

The identification of convertible debenture components is based on interpretations of the substance of the contractual arrangement and therefore requires judgment from management. The separation of the components affects the initial recognition of the convertible debenture at issuance and the subsequent recognition of interest on the liability component. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount factors and the presence of any derivative financial instruments.

(v) Assets held-for-sale and discontinued operations

Judgment is required in determining whether an asset meets the criteria for classification as "assets held for sale" in the consolidated statements of financial position. Criteria considered by management include the existence of and commitment to a plan to dispose of the assets, the expected selling price of the assets, the expected time frame of the completion of the anticipated sale and the period of time any amounts have been classified within assets held for sale. The Company reviews the criteria for assets held for sale each period and reclassifies such assets to or from this financial position category as appropriate. In addition, there is a requirement to periodically evaluate and record assets held for sale at the lower of their carrying value and fair value less costs to sell.

Judgment is applied in determining whether disposal groups represent a component of the entity, the results of which should be recorded as discontinued operations in the consolidated statements of comprehensive loss.

(vi) Property and equipment and intangibles - impairment

At the end of each reporting period, management makes a judgment whether there are any indications of impairment of its property and equipment and intangibles. If there are indications of impairment, management performs an impairment test on a cash-generating unit basis. The impairment test compares the recoverable amount of the asset to its carrying amount. The recoverable amount is the higher of the asset's value in use (present value of the estimated future cash flows) and its estimated fair value less costs of disposal.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(c) Use of Estimates and Judgments (Continued)

(vii) Determination of functional currency and hyperinflationary economies

The determination of the functional currency for the Company and its subsidiaries was based on management's judgment of the underlying transactions, events and conditions relevant to each entity. The determination of whether an entity operates in a hyperinflationary economy was based on management's judgment of the underlying economic condition of the country the entity operates in.

(viii) Leases

The Company applies judgment in determining whether the contract contains an identified asset, whether the Company has the right to control the asset, and the lease term. The lease term is based on considering facts and circumstances, both qualitative and quantitative, that can create economic incentive to exercise renewal options.

(ix) Modification versus extinguishment of financial liability

Judgment is required in applying IFRS 9 Financial Instruments to determine whether the terms of the loan agreement is a substantial modification of an existing financial liability and whether it should be accounted for as an extinguishment of the original financial liabilities.

(x) Business combination vs asset acquisition

Judgement is required in determining whether an acquisition of an entity, asset or group of assets is considered a business in accordance with the criteria provided under IFRS 3, Business Combinations. The determination of whether an entity, asset, or group of assets is a business is based on management's judgements of whether the entity, asset or group of assets includes inputs, substantive processes and outputs.

3. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements:

Loss per share

Basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. To compute diluted loss per share, adjustments are made to common shares outstanding. The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would be outstanding if, at the beginning of the period or at time of issuance, all options and warrants were exercised. The proceeds from exercise are assumed to be used to purchase the Company's common shares at their average market price during the period. For the years presented, this calculation proved to be anti-dilutive.

Revenue recognition

The Company generates revenues from the supply of various goods and services.

i. Leasing revenue is derived from lease arrangements to obtain rights to use the Company's equipment.

Leases in which a significant portion of the risks and rewards of ownership are retained by the Company are classified as operating leases. Assets under operating leases are included in property and equipment. Leasing revenue from operating leases is recognized as the leasing services are provided.

ii. Tower sales revenue is recognized when the control over the tower is transferred to the customer. The Company recognizes revenue after: the contract is identified; performance obligations are identified; the transaction price is determined; the transaction price is allocated to the various performance obligations (if multiple performance obligations are identified); and ultimately, once the performance obligation is satisfied.

iii. Revenues from consulting, installation, technical and maintenance services are recognized when the services are completed. Unbilled revenues represents services performed but not yet billed.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The results and financial position of a subsidiary whose functional currency is not the currency of a hyperinflationary economy is translated into the presentation currency using the following procedures:

i. Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of the statement of financial position;

ii. Income and expenses for each statement presenting profit or loss and other comprehensive income are translated at exchange rates at the dates of the transactions; and

iii. All resulting exchange differences are recognized in other comprehensive income.

For practical reasons, a rate that approximates the exchange rates at the dates of the transactions, for example an average rate for the period, is often used to translate income and expense items.

For the year ended December 31, 2021, an unrealized foreign exchange translation gain of $1,139,917 (2020 - $508,446) was recorded under accumulated other comprehensive loss as a result of changes in the value of the Colombian Peso, Argentine Peso, Mexican Peso and US dollars with respect to the Canadian dollar.

The results and financial position of a subsidiary whose functional currency is the currency of a hyperinflationary economy are translated into the presentation currency using the following procedures:

i. All amounts (i.e. assets, liabilities, equity items, income and expenses, including comparatives) are translated at the closing rate at the date of the statement of financial position, except that

ii. When amounts are translated into a non-hyperinflationary presentation currency (i.e., CAD), comparative amounts remain unchanged from those reported in the prior periods.

When an entity's functional currency is the currency of a hyperinflationary economy, the entity shall restate its financial statements in accordance with IAS 29 Financial Reporting in Hyperinflationary Economies before applying the translation method described above. When the economy ceases to be hyperinflationary and the entity no longer restates its financial statements in accordance with IAS 29, it shall use as the historical costs for translation into the presentation currency the amounts restated to the price level at the date the entity ceased restating its financial statements.

Property and equipment

Property and equipment is stated at cost less accumulated amortization and accumulated impairment loss. Amortization expense for towers begins in the month of transfer of each tower from construction in progress to towers. Costs not clearly related to the procurement, manufacturing and implementation are expensed as incurred.

Towers represent cellular towers owned by the Company. The towers are operated at various sites and under contractual license agreements.

• Amortization of the towers is calculated on the declining-balance basis over the agreement or lease terms

• Furniture and equipment - between 10% and 33.3% declining balance

Costs of assets in the course of construction are capitalized as construction in progress. Upon completion, the cost of construction is transferred to the appropriate category of property and equipment and amortization commences when the asset is available for its intended use.

An asset's residual value, useful life and amortization method are reviewed at each financial year end and adjusted if appropriate. When parts of an item of equipment have different useful lives, they are accounted for as separate items (major components) of equipment.

Gains and losses on disposal of an item of equipment are determined by comparing the proceeds from disposal with the carrying amount of the equipment and are recognized in profit or loss.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible assets

Intangible assets consist of master lease agreement acquired by the Company. Acquired lease agreements are carried at cost less accumulated amortization and impairment losses. Intangible assets with indefinite lives are not amortized but are tested annually for impairment. Any impairment of intangible assets is recognized in the consolidated statement of comprehensive loss but increases in intangible asset values are not recognized subsequently.

Amortization expense for intangible assets is calculated on the straight-line basis over its estimated useful life. Estimated useful lives of intangible assets are the shorter of the economic life and the period the right is legally enforceable. The assets' useful lives are reviewed, and adjusted if appropriate, at each statement of financial position date. The useful life of the Company's intangible assets, consisting of master lease agreements, is estimated to be 10 years.

Impairment

Non-financial assets are tested for impairment whenever events or changes in circumstances indicate that an asset's carrying amount may be less than its recoverable amount. Management uses its judgment to estimate these inputs and any changes to these inputs could have a material impact on the impairment calculation. For impairment testing, non-financial assets that do not generate independent cash flows are grouped together into CGU, which represent the levels at which largely independent cash flows are generated. An impairment loss is recognized in earnings to the extent that the carrying value of an asset, CGU or group of CGU's exceeds its estimated recoverable amount. The recoverable amount of an asset, CGU or group of CGU's is the greater of its value in use and its fair value less cost to sell. Value in use is calculated as the present value of the estimated future cash flows discounted at appropriate pre -tax discount rates. An impairment loss relating to a specific asset reduces the carrying value of the asset. An impairment loss relating to a group of CGU's is allocated on a pro-rata basis to reduce the carrying value of the assets in the units comprising the group. A previously recognized impairment loss related to non- financial assets is assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss related to non-financial assets is reversed if there is a subsequent increase in the recoverable amount. An impairment loss is reversed only to the extent that the asset's carrying value does not exceed the carrying value that would have been determined, net of depreciation or amortization, if no loss had been recognized.

Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash, are valued based on their market value at the date the shares are issued.

The Company applies the residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component. The Company considers the fair value of common shares issued in a private placement to be the more easily measurable component and the common shares are valued at their fair value, as determined by the closing quoted bid price on the announcement date. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as contributed surplus.

Share-based compensation

Share-based compensation to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based compensation to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The amount recognized as an expense is adjusted to reflect the number of awards expected to vest. The offset to the recorded cost is to contributed surplus. Consideration received on the exercise of stock options is recorded as share capital and the related amount in contributed surplus is transferred to share capital. Charges for options that are forfeited before vesting are reversed from contributed surplus. For those options that expire or are forfeited after vesting, the recorded value is transferred to deficit.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

Income tax expense consisting of current and deferred tax expense is recognized in the consolidated statement of comprehensive loss. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period-end, adjusted for amendments to tax payable with regard to previous years.

Deferred tax assets and liabilities and the related deferred income tax expense or recovery are recognized for deferred tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount receivable can be measured reliably.

Financial instruments

Financial assets - Classification

The Company classifies its financial assets in the following categories:

• Those to be measured subsequently at fair value (either through Other Comprehensive Income ("OCI"), or through profit or loss), and

• Those to be measured at amortized cost.

The classification depends on the Company's business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses are either recorded in profit or loss or OCI.

Financial assets - Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss ("FVTPL"), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVTPL are expensed in profit or loss. Financial assets are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments (Continued)

Subsequent measurement of financial assets depends on their classification.

• Amortized cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss that is subsequently measured at amortized cost is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included as finance income using the effective interest rate method.

• Fair value through OCI ("FVOCI"): A financial asset measured at FVOCI is measured at fair value with changes in fair value included as "financial asset at fair value through other comprehensive income" in other comprehensive income. Accumulated gains or losses recognized through other comprehensive income remain in OCI when the financial instrument is derecognized or its fair value substantially decreases.

• Fair value through profit or loss: Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVTPL. A gain or loss on an investment that is subsequently measured at FVTPL is recognized in profit or loss in the period in which it arises.

The Company has classified its cash and amounts receivables as FVTPL.

Financial liabilities

The Company classifies its financial liabilities into the following categories:

• Financial liabilities at FVTPL; and

• Amortized cost.

A financial liability is classified as at FVTPL if it is classified as held-for-trading or is designated as such on initial recognition. Directly attributable transaction costs are recognized in profit or loss as incurred. The fair value changes to financial liabilities at FVTPL are presented as follows:

• the amount of change in the fair value that is attributable to changes in the credit risk of the liability is presented in OCI; and

• the remaining amount of the change in the fair value is presented in profit or loss.

The Company does not designate any financial liabilities at FVTPL.

Other non-derivative financial liabilities are initially measured at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these liabilities are measured at amortized cost using the effective interest method.

The Company has classified its accounts payable and accrued liabilities, interest payable, convertible debentures, loans payable, loans from related parties, customer deposits, bonds payable and lease liability as amortized cost.

Convertible debentures

The component parts of compound instruments (convertible debentures) issued by the Company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company's own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for similar non-convertible instruments. This amount is recorded as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments (Continued)

The conversion option classified as equity is determined by deducting the fair value of the liability component from the face value of the compound instrument as a whole. This is recognized and included in equity, net of income tax effects, and is not subsequently remeasured. In addition, the conversion option classified as equity will remain in equity until the conversion option is exercised, in which case, the balance recognized in equity will be transferred to share capital. When the conversion option remains unexercised at the maturity date of the convertible note, the balance recognized in equity will be transferred to deficit. No gain or loss is recognized in the profit or loss upon conversion or expiration of the conversion option.

Transaction costs that relate to the issue of the convertible notes are allocated to the liability and equity components in proportion to the allocation of the gross proceeds. Transaction costs relating to the equity component are recognized directly in equity. Transaction costs relating to the liability component are included in the carrying amount of the liability component and are amortized over the lives of the convertible notes using the effective interest method.

Substantial modification of convertible debentures

Modification is deemed to be substantial if the net present value of the cash flows under the modified terms, including any fees paid or received, is a least 10 percent different from the net present value of the remaining cash flows of the liability prior to the modification, both discounted at the original effective interest rate of the liability prior to the modification. A substantial modification of the terms of an existing financial liability is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability.

The consideration paid, represented by the fair value of the modified convertible debentures are allocated to the liability and equity components of the original convertible debentures at the date of the extinguishment. The method used in allocating the consideration paid and transaction costs to the separate components of the original convertible debentures is consistent with that used in the original allocation to the separate components of the original convertible debentures of the proceeds received by the Company when the original convertible debentures were issued.

Once the allocation of the consideration is made, any resulting gain or loss is treated as follows:

• the amount of gain or loss relating to the original liability component is recognized in profit or loss; and

• the amount of consideration relating to the original equity component is recognized in equity in contributed surplus. The amount recognized in convertible debentures equity reserve attributable to the extinguished convertible debentures is also transferred to contributed surplus.

Joint arrangements

The Company applies IFRS 11 Joint Arrangements to all joint arrangements. Under IFRS 11, investments in joint arrangements are classified as either joint operations or joint ventures, depending on the contractual rights and obligations of each investor. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control. The Company has assessed the nature of its joint arrangement and determined it to be a joint operation.

When the Company undertakes its activities under joint operations, the Company as a joint operator recognizes in relation to its interest in a joint operation:

• its assets, including its share of any assets held jointly;

• its liabilities, including its share of any liabilities incurred jointly;

• its revenue from the sale of its share of the output arising from the joint operation;

• its share of the revenue from the sale of the output by the joint operation; and

• its expenses, including its share of any expenses incurred jointly.

The Company accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with the IFRSs applicable to the particular assets, liabilities, revenues and expenses.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

At inception, the Company assesses whether a contract contains an embedded lease. A contract contains a lease when the contract conveys a right to control the use of an identified asset for a period of time in exchange for consideration.

The Company, as lessee, is required to recognize a right-of-use asset ("ROU asset"), representing its right to use the underlying asset, and a lease liability, representing its obligation to make lease payments.

The Company recognizes a ROU asset and a lease liability at the commencement of the lease. The ROU asset is initially measured based on the present value of lease payments, plus initial direct cost, less any incentives received. It is subsequently measured at cost less accumulated amortization, impairment losses and adjusted for certain remeasurements of the lease liability. The ROU asset is amortized from the commencement date over the shorter of the lease term or the useful life of the underlying asset. The ROU asset is subject to testing for impairment if there is an indicator of impairment.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease, or if that rate cannot be readily determined, the incremental borrowing rate. The incremental borrowing rate is the rate which the operation would have to pay to borrow over a similar term and with similar security, the funds necessary to obtain an asset of similar value to the ROU asset in a similar economic environment.

Lease payments included in the measurement of the lease liability are comprised of:

• fixed payments, including in-substance fixed payments;

• variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

• amounts expected to be payable under a residual value guarantee;

• the exercise price under a purchase option that the Company is reasonably certain to exercise;

• lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option;

• penalties for early termination of a lease unless the Company is reasonably certain not to terminate early; and

• restoration costs that will incur at the end of the lease term.

The lease liability is subsequently increased by the interest cost on the lease liability and decreased by lease payments made. It is remeasured when there is a change in future lease payments arising from a change in an index or a rate, a change in the estimate of the amount expected to be payable under a residual value guarantee, or as appropriate, changes in the assessment of whether a purchase or extension option is reasonably certain to be exercised or a termination option is reasonably certain not to be exercised.

Variable lease payments that do not depend on an index or a rate not included in the initial measurement of the ROU asset and lease liability are recognized as an expense in profit or loss in the period in which they are incurred.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

4. HYPERINFLATION

In July 2018, the Argentine three-year cumulative rate of inflation for consumer prices and wholesale prices reached a level in excess of 100%. As a result, in accordance with IAS 29, Financial Reporting in Hyperinflationary Economies ("IAS 29") Argentina was considered a hyperinflationary economy, effective July 1, 2018. Accordingly, the presentation of the Company's consolidated financial statements includes adjustments and reclassifications for the changes in the general purchasing power of the Argentine peso.

On the application of IAS 29, the Company used the conversion coefficient derived from the combination of the "IPC Nacional and the IPIM" (the national consumer price index and the national wholesale price index) published by the National Statistics and Census Institution in Argentina. Furthermore, a formal resolution (number 539/018) from de "FACPCE" (Federación Argentina de Consejos Profesionales de Ciencias Económicas) was issued and has been followed in the calculations.

As the consolidated financial statements of the Company have been previously presented in Canadian dollars, a stable currency, the comparative period amounts do not require restatement.

The level of the IPC at December 31, 2021 was 582.45 (2020 - 385.76), which represents an increase of 50.9% over the IPC at December 31, 2020.

Monetary assets and liabilities are not restated because they are already expressed in terms of the monetary unit current as at December 31, 2021. Non-monetary assets, liabilities, equity, and expenses (items that are not already expressed in terms of the monetary unit as at December 31, 2021) are restated by applying the index at the end of the reporting period. The effect of inflation on the Argentine subsidiary's net monetary position is included in the consolidated statements of loss as a gain on net monetary position.

The application of IAS 29 results in the adjustment for the loss of purchasing power of the Argentine peso recorded in the consolidated statements of comprehensive loss. In a period of inflation, an entity holding an excess of monetary assets over monetary liabilities loses purchasing power, which results in a loss on the net monetary position. This loss/gain is derived as the difference resulting from the restatement of non-monetary assets, liabilities and equity.

As per IAS 21, The Effects of Changes in Foreign Exchange Rates, all amounts (i.e. assets, liabilities, equity and expenses) are translated at the closing foreign exchange rate at the date of the most recent consolidated statement of financial position, except that comparative amounts are not adjusted for subsequent changes in the price level or subsequent changes in exchange rates. Similarly, in the period during which the functional currency of a foreign subsidiary becomes hyperinflationary and applies IAS 29 for the first time, the parent's consolidated financial statements for the comparative period are not restated for the effects of hyperinflation.

As a result of the change in the conversion coefficient during the year ended December 31, 2021, the Company recognized a net monetary loss of $118,821 (2020 - gain $318,659) to adjust transactions recorded during the period into a measuring unit current as of December 31, 2021.

5. TOWER CONSTRUCTION & TECHNICAL SERVICES, INC.

On October 18, 2017, the Company entered into an Escrow Agreement with the shareholders of Tower Construction & Technical Services, Inc. ("TCTS") to acquire 70% ownership interest in TCTS.

On March 1, 2019, the Company entered into an agreement to acquire the remaining 30% ownership interest of TCTS for total purchase price of $106,121 (US$80,000). As the Company previously controlled TCTS, the transaction resulted in a change to the Company ownership stake and was accounted for as an equity transaction. The $106,990 difference between the acquisition of $869 non-controlling interest and $106,121 fair value of consideration paid was recognized directly in deficit.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

5. TOWER CONSTRUCTION & TECHNICAL SERVICES, INC. (CONTINUED)

On August 1, 2019, the Company entered into a Joint Venture Agreement with a third party, Enervisa US LLC ("Enervisa") and sold 50% of outstanding shares of TCTS for $330,397 (US$250,000) to fund the operation of TCTS. The Company determines that the sale of the 50% of TCTS shares did not constitute a loss of control. The issuance of the shares is accounted for an equity transaction and resulting a non-controlling interest of $698,030. The non-controlling interest consists of $519,983 of Enervisa's share of TCTS's net loss for the period from January 1, 2019 to August 1, 2019 which is included in net loss attributable to non-controlling interests on the consolidated statement of changes in equity (deficiency). During the years ended December 31, 2020 and 2019, the Company received $72,396 and $258,001, respectively, for the sale of 50% of the outstanding shares of TCTS. During the year ended December 31, 2021, there was no changes in ownership.

6. ACQUISITION OF INNERVISION TELECOM S.A.S. ("INNERVISION")

As at December 31, 2018, the Company owned 90% of Innervision through its wholly owned subsidiary Tower Three S.A.S ("Tower Three").

In October 2019, the Company completed the acquisition of the remaining common shares of Innervision not previously owned by Tower Three. The Company acquired the remaining 10% interest for total purchase price of $2,685 ($7,000,000 Colombian Peso). As the Company previously controlled Innervision, the transaction resulted in a change to the Company's ownership stake and was accounted for as an equity transaction. The difference between the non-controlling interest and the fair value of consideration paid was recognized directly in deficit.

7. ACQUISITION OF EVOLUTION TECHNOLOGY SA

On March 30, 2017, the Company entered into a Share Purchase Offer Agreement with the shareholders of Evolution Technology SA ("Evotech") to acquire a 65% ownership interest. Since its incorporation on March 10, 2016, Evotech has obtained various permits for constructing cellular towers and also has master lease agreements with major telecom carriers in Argentina.

To obtain the 65% ownership interest, the Company paid US$350,000 and issued 1,500,000 common shares with a fair value of $480,000 to the shareholders of Evotech. In addition, the Company is committed to contribute the funds necessary for Evotech to construct 50 towers, or a lower number of towers to be agreed between the parties, for up to a total maximum amount of US$3,500,000.

The Company determined that the acquisition of Evotech constituted a business combination as Evotech has inputs, processes and outputs. As such the Company has applied the acquisition method of accounting. As part of the acquisition of Evotech, the Company acquired Evotech's master lease agreement, which was recorded as an intangible asset.

In June 2021, the Company acquired an additional 26.25% of common shares of Evotech not previously owned by Tower One for total purchase price of $36,243 (U$30,000) cash and the issuance of 6,300,000 common shares with a fair value of $569,520, increasing its ownership from 65% to 91.25%. As the Company previously controlled Evotech, the transaction resulted in a change to the Company's ownership stake and was accounted for as an equity transaction. The carrying amount of Evotech's non-controlling interest on the date of the acquisition was $2,656,655 and the carrying amount of AOCI on the date of acquisition was $192,974.

$
Consideration paid	605,764
Net change to non-controlling interest (26.25%/35%*$2,656,655)	1,992,491
Net change to AOCI (26.25%/35%*$192,974)	144,729
Increase in equity attributable to the Company	2,742,984

The increase in equity attributable to the Company of $2,742,984 was recognized directly in deficit.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

8. ACQUISITION OF TOWERTHREE WIRELESS DEL ECUADOR SA

On September 20, 2021, the Company entered into a Share Transfer Agreement with the sole shareholder of Towerthree Wireless Del Ecuador SA ("T3 Ecuador") to acquire a 90% ownership interest. Since its incorporation in 2019, T3 Ecuador had minimal operations and held preliminary agreements with certain municipalities where the cities offices provided T3 Ecuador with a list of public spaces that T3 Ecuador are authorized to build towers on. In consideration for the 90% ownership interest, the Company paid $920 (US$720). The Company determined that T3 Ecuador did not meet the IFRS 3, Business Combinations ("IFRS 3"), definition of a business as the acquired set of activities and assets did not include a substantive process or any outputs.

As the transaction was determined to be outside the scope of IFRS 3, it was accounted for as an asset acquisition and the cost of the acquisition was allocated to the group of assets acquired and liabilities assumed on the basis of their relative fair values at the acquisition date. The net assets acquired in the acquisition of T3 Ecuador relating to the 90% ownership interest is summarized as follows:

Fair value of T3 Ecuador net assets acquired	$
Cash	1,296
Taxes receivable	9,012
Property and equipment	74,067
Intangible asset	1,624
Accounts payable	(399)
Loans from related parties	(84,680)
Total fair value of T3 Ecuador net assets acquired	920

As the transaction was determined to be an asset acquisition, and the Company acquired 90% ownership interest, the Company recognized non-controlling interest equal to the 10% non-controlling proportionate share of the net assets acquired and liabilities assumed of $78.

As at December 31, 2021, the Company completed an impairment analysis in accordance with IAS 36 Impairment of Assets, and determined that there is no recoverable amount relating to the intangible asset. As a result, the Company recognized impairment of $1,624.

9. COLLABORATION AGREEMENT

On April 6, 2021, Tower 3 entered into a Collaboration Agreement with Commerk S.A.S. ("Commerk") to operate collaboratively on the development, construction and operation of telecommunication tower projects in Colombia ("Projects"). Tower 3 and Commerk each have equal voting rights and ownership to 50% of all assets, liabilities, revenues and expenses relating to Projects operated under the Collaboration Agreement. The term of the Collaboration Agreement is for seven years, with automatic successive renewal terms of additional seven-year periods, provided that neither of the parties has expressed its intention to terminate the agreement at least thirty calendar days prior to the expiration of the initial or extended term.

Pursuant to the Collaboration Agreement, Commerk will provide equity contributions towards the tower projects that will be entrusted to Tower 3. The contributions will be handed over monthly after submitting evidence of the telecommunication towers placed in service during the preceding month and the amount shall be determined based on the cash flow associated to the towers in service during the month. The equity contributions provided by Commerk accrue interest at a rate of 6.2% per annum and will accrue from the date contribution is received by Tower 3.

As at December 31, 2021, the outstanding balance of equity contributions is $3,820,652 (COP $12,039,984,363) (2020 - $nil) and is included in loans payable (Note 18). During the year ended December 31, 2021, the Company accrued interest on the equity contributions of $329,800 (COP $1,039,294,905) (2020 - $nil).

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

10. NON-CONTROLLING INTEREST (NCI)

The following table presents the summarized financial information for Evotech, TCTS, Mexmaken and T3 Ecuador, the Company's subsidiaries which have NCI's. This information represents amounts before intercompany eliminations.

	December 31, 2021	December 31, 2020
	$	$
Current assets	1,094,709	1,145,246
Non-current assets	2,068,951	4,079,106
Current liabilities	12,291,899	14,046,168
Non-current liabilities	474,381	898,146
Revenues for the year ended	1,396,899	7,934,906
Net loss for the year ended	(1,778,017)	(1,150,056)

The net change in non-controlling interest is as follows:

Total
$
Balance, December 31, 2019	(3,357,287)
Share of loss for the year	(1,772,196)
Currency translation adjustment	597,026
Balance, December 31, 2020	(4,532,457)
Change in ownership interest	1,992,413
Share of loss for the year	(408,808)
Currency translation adjustment	123,022
Balance, December 31, 2021	(2,825,830)

As of December 31, 2021, the Company held a 50% ownership in TCTS, 90% ownership in Mexmaken, 91.25% ownership in Evolution and 90% ownership in T3 Ecuador with $1,754,611, $44,462, $1,020,454 and $6,303 (2020 - $953,706, $791,573, $2,787,178 and $nil) NCI balance, respectively.

11. PREPAID EXPENSES AND DEPOSITS

	2021	2020
	$	$
Prepaid expenses	451,435	82,216
Prepaid inventory	-	5,974
Advances to suppliers	2,910,956	282,216
Other advances	814	607
Total prepaid expenses and deposits	3,363,205	371,013

Current portion	452,249	371,013
Long-term portion	2,910,956	-
	3,363,205	371,013

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

12. DEFERRED COST

During the year ended December 31, 2021, the Company entered into a construction contract whereby the Company agreed to construct certain towers for a non-related party. In accordance with IFRS 15, the Company shall recognize the revenue for the construction of each tower upon completion of the tower. During the year ended December 31, 2021, the Company incurred $1,223,395 in deferred costs relating to the construction of the towers that had not been completed.

13. INTANGIBLE ASSETS

Master lease agreements
$
Cost
Balance, December 31, 2020 and 2019	1,982,354
Impairment	(1,982,354)
Balance, December 31, 2021	-

Accumulated amortization
Balance, December 31, 2019	379,926
Additions	245,070
Balance, December 31, 2020	624,696
Additions	302,564
Impairment	(927,260)
Balance, December 31, 2021	-

Net book value
Balance, December 31, 2020	1,357,658
Balance, December 31, 2021	-

As at December 31, 2021, the Company had no tower structures or sites remaining under the master lease agreements as they had all been sold pursuant to the Asset Transfer Agreement (Note 15). As a result, the Company completed an impairment analysis in accordance with IAS 36 Impairment of Assets, and determined that the Company has no estimated future cash inflows derived from the continued use of the master lease agreements, and the value in use of the asset is $nil. As a result, the Company recognized impairment of $1,055,094 to reduce the carrying amount of the master lease agreements to $nil based on Level 3 of the fair value hierarchy.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

14. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company has a lease agreement for its land lease. The continuity of the ROU asset for the years ended December 31, 2021 and 2020 are as follows:

Right-of-use asset	$
Balance, December 31, 2019	2,706,368
Additions	702,473
Cancellation	(1,086,971)
Depreciation	(262,540)
Impact of foreign exchange	(375,830)
Monetary adjustment for hyperinflationary economy	201,933
Balance, December 31, 2020	1,885,433
Addition	1,995,512
Cancellation	(650,407)
Depreciation	(310,493)
Impact of foreign exchange	(383,451)
Balance, December 31, 2021	2,536,594

The continuity of the lease liability for the years ended December 31, 2021 and 2020 are as follows:

Lease liability	$
Balance, December 31, 2019	2,703,129
Additions	702,473
Cancellation	(1,199,643)
Lease payments	(553,130)
Lease interest	374,216
Impact of foreign exchange	(341,367)
Balance, December 31, 2020	1,685,678
Additions	1,995,513
Cancellation	(516,369)
Lease payments	(1,009,469)
Lease interest	530,609
Impact of foreign exchange	(353,557)
Balance, December 31, 2021	2,332,405

Current portion	193,402
Long-term portion	2,139,003
2,332,405

15. PROPERTY AND EQUIPMENT

During the years ended December 31, 2021 and 2020, due primarily to the cancellation of tenant lease agreements, an indicator of impairment existed resulting in a test of recoverable amount of the assets and recognition of an impairment loss of $393,478 and $441,292, respectively. A value in use calculation is not applicable as the Company does not have any expected cash flows from using the assets. In estimating the fair value less costs of disposal, management did not have observable or unobservable inputs to estimate the recoverable amount greater than $nil. As this valuation technique requires management's judgment and estimates of the recoverable amount, it is classified within Level 3 of the fair value hierarchy.

During the year ended December 31, 2021, the Company entered into an Asset Transfer Agreement with a non-related party whereby the Company agreed to sell certain tower structures, sites, and related contracts located in Argentina for total proceeds of $3,870,126. On August 9, 2021, the Asset Transfer Agreement closed and all tower structures, sites and related contracts were transferred to the non-related party. Upon closing, the Company recognized the proceeds as revenue, and reclassified the carrying amount of the assets from property and equipment to cost of goods sold.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

15. PROPERTY AND EQUIPMENT (CONTINUED)

	Towers	Construction in progress	Furniture and equipment	Total
Cost	$	$	$	$
Balance, December 31, 2019	8,646,258	485,220	381,408	9,512,886
Monetary adjustment for hyperinflationary economy	701,648	644,005	(101,325)	1,244,328
Additions	-	2,502,896	35,722	2,538,618
Transfer from CIP to towers	1,574,686	(1,574,686)	-	-
Reclasification to assets held for sale	-	(30,967)	-	(30,967)
Towers sold	(3,888,708)	-	-	(3,888,708)
Impaired/cancelled towers/equipment	-	(416,588)	(24,704)	(441,292)
Foreign exchange movement	(1,518,126)	(15,623)	(79,364)	(1,613,113)
Balance, December 31, 2020	5,515,758	1,594,257	211,737	7,321,752
Monetary adjustment for hyperinflationary economy	-	-	17,918	17,918
Additions	484,087	6,919,509	36,859	7,440,455
Transfer from CIP to towers	5,024,541	(5,024,541)	-	-
Towers sold	(2,351,025)	(550,924)	(11,997)	(2,913,946)
Impaired/cancelled towers/equipment	-	(393,478)	-	(393,478)
Foreign exchange movement	(1,126,886)	(553,863)	(21,943)	(1,702,692)
Balance, December 31, 2021	7,546,475	1,990,960	232,574	9,770,009
Accumulated Amortization
Balance, December 31, 2019	741,248	-	39,592	780,840
Monetary adjustment for hyperinflationary economy	116,704	-	6,292	122,996
Additions	708,546	-	44,283	752,829
Tower sold	(322,512)	-	(9,730)	(332,242)
Foreign exchange movement	(165,439)	-	(12,360)	(177,799)
Balance, December 31, 2020	1,078,547	-	68,077	1,146,624
Monetary adjustment for hyperinflationary economy	(48,406)	-	2,002	(46,404)
Additions	780,705	-	42,296	823,001
Towers sold	(804,215)	-	(7,729)	(811,944)
Foreign exchange movement	(221,134)	-	(5,137)	(226,271)
Balance, December 31, 2021	785,497	-	99,509	885,006
Net book value
December 31, 2020	4,437,211	1,594,257	143,660	6,175,128
December 31, 2021	6,760,978	1,990,960	133,065	8,885,003

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

16. ASSETS HELD FOR SALE

During the year ended December 31, 2020, the Company entered into an asset purchase agreement with a third party whereby the Company agreed to sell certain towers in Argentina. The sale was not completed as of December 31, 2020, and accordingly the Company has reclassified the towers from property and equipment to assets held for sale on the consolidated statement of financial position. The carrying value reported represents the lower of the net book value and fair value less costs to sell. During the year ended December 31, 2021, the Company sold the assets held for sale towers of $30,967 for $36,961.

During the year ended December 31, 2019, the Company entered into an asset purchase agreement with a third party whereby the Company agreed to sell certain towers in Argentina. The sale was not completed as of December 31, 2019, and accordingly the Company has reclassified the towers from property and equipment to assets held for sale on the consolidated statement of financial position. The carrying value reported represents the lower of the net book value and fair value less costs to sell. During the year ended December 31, 2020, the Company sold the assets held for sale towers of $751,726 for proceeds of $1,204,942.

17. CONVERTIBLE DEBENTURES

Prior to December 2019

On June 12, 2018, the Company issued secured convertible debentures to a third party for gross proceeds of $1,000,000. The convertible debentures were due one year from the date of issuance and accrue interest at a rate of 1% per month, payable monthly. The third party had the option to convert the principal amounts into common shares of the Company at $0.20 per common share, subject to adjustment in certain events.

In connection with the convertible debentures, the Company also issued 5,000,000 share purchase warrants to the holders exercisable at a price of $0.25 per common share for a period of one year. The Company also incurred cash debt issuance costs of $76,791.

On November 13, 2018, the convertible debentures were amended for a new conversion price of $0.10 per common share. The share purchase warrants were also amended with an extended expiry date of November 13, 2019, and an updated exercise price of $0.125 per common share. In connection with the amendments, the Company issued 5,000,000 additional share purchase warrants to the purchasers exercisable at a price of $0.125 per common share, subject to certain adjustments in certain events with an expiry date of November 13, 2019.

On November 13, 2018, the Company issued secured convertible debentures to a third party for gross proceeds of $500,000. The convertible debentures were due seven months from the date of issuance and accrue interest at a rate of 1% per month, payable monthly. The third party had the option to convert the principal amounts into common shares of the Company at $0.10 per common share until June 12, 2019, subject to adjustment in certain events.

In connection with the convertible debentures, the Company also issued 5,000,000 share purchase warrants to the holders exercisable at a price of $0.125 per common share for a period of one year until November 13, 2019. The Company also incurred cash debt issuance costs of $46,295.

In June 2019, the Company repaid $750,000 of the convertible debentures and extended the term with the existing lenders to November 2019. In consideration for the term extension of the convertible debentures, the Company reached an agreement with the lenders to amend existing warrants (the "Amended Warrants") that were issued to such lenders on June 12, 2018 (as amended on November 13, 2018) and November 13, 2018 in connection with the convertible debenture issuances and amendments. The Amended Warrants are exercisable at a price of $0.09 per common share and expire on November 13, 2019.

In connection with the Amended Warrants, the Company also issued new common share purchase warrants (the "New Warrants") to each holder of the Amended Warrants, resulting in an aggregate of 15,000,000 New Warrants being issued. Each New Warrant entitled the holder thereof to acquire one common share of the Company at an exercise price of $0.09 per common share, with each New Warrant set to expire on November 13, 2020. The Company has the right to repurchase all of the Amended Warrants and New Warrants for $300,000 in aggregate at any time before their respective expiry dates.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

17. CONVERTIBLE DEBENTURES (CONTINUED)

In September 2019, the Company further extended the term with the existing lenders to December 2019. In consideration for the extension of financing terms with existing lenders, the Company reached an agreement with such lenders to pay a 10% penalty on the total outstanding amounts of the principal. During the year ended December 31, 2019, the Company paid the penalty of $75,000.

In December 2019, the Company further extended the term with the existing lenders to February 2020. In consideration for the extension of financing terms with existing lenders, the Company reached an agreement with such lenders to pay a 1% penalty on the total outstanding amounts of the principal, as well as an additional 2% penalty on the total outstanding amounts of the principal to be added to the principal if the outstanding amounts are not repaid by January 14, 2020. During the year ended December 31, 2019, the Company paid the penalty of $7,500.

Year ended December 31, 2020

In March 2020, the Company further extended the term with the existing lenders to June 2020. In consideration for the extension of financing terms with existing lenders, the Company reached an agreement with such lenders to pay a penalty to be satisfied by issuing 714,286 common shares. During the year ended December 31, 2020, the Company issued the 714,286 common shares, with a fair value of $24,286, and recorded the penalty as interest expense in the consolidated statement of comprehensive loss.

In June 2020, the Company repaid the convertible debenture balance of $745,000 in full. With this repayment, the Company repaid in full the convertible debenture loan balance and discharged the security interest associated with the loan.

A reconciliation of the convertible debentures is as follows:

$
Balance at December 31, 2019	745,000
Cash items:
Repayment of convertible debt	(745,000)
Balance at December 31, 2020 and 2021	-

During the year ended December 31, 2021, the Company incurred interest expense of $nil (2020 - $19,280) on the convertible debentures.

18. LOANS PAYABLE

As at December 31, 2021 and 2020, the loans payable are summarized as follows:

	2021	2020	Currency	Terms
	$	$
a	1,423,139	1,356,793	USD	Unsecured, due on demand
b	317,330	-	Colombian Pesos	Secured, repayable quarterly until Oct 2027.
c	2,538,643	-	Colombian Pesos	Secured, due on demand.
d	3,820,652	412,567	Colombian Pesos	Secured, due on completion of related projects
e	5,288,629	614,265	Colombian Pesos	Secured, due on April 2028
f	676,115	790,309	Colombian Pesos	Unsecured, due on Oct 2023
g	42,677	79,567	Colombian Pesos	Unsecured, repayable monthly until May 2023
h	93,468	150,984	Colombian Pesos	Unsecured, repayable monthly until Dec 2023
i	121,221	148,245	Mexican Pesos	Unsecured, due on demand
j	-	31,857	Argentine Pesos	Unsecured, due on demand
	14,321,874	3,584,587

	4,208,925	3,440,732	Current portion of loans payable
	10,112,949	143,855	Long term portion of loans payable
	14,321,874	3,584,587

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

18. LOANS PAYABLE (CONTINUED)

a) The Company entered into loan agreements with various shareholders whereby the Company was loaned an aggregate principal amount of USD $1,113,663. The loans are unsecured, bear interest ranging from 0% to 18% per annum, and are due on demand. As at December 31, 2021, aggregate principal amounts of $1,423,139 (USD $1,113,663) (2020 - $1,356,793 (USD $1,061,392)) remains outstanding.

b) On September 1, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $1,000,000,000. The loan is secured against a financial guarantee provided by the Fondo Nacional De Garantias S.A., bears interest at 10.11% per annum, and is repayable through quarterly installments until October 2027. As at December 31, 2021, a principal amount of $317,330 (COP $1,000,000,000) (2020 - $nil) remains outstanding.

c) On October 11, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $8,000,000,000 for the purpose of funding the development of certain towers. The loan is secured against the economic rights for collection of revenue relating to construction of certain towers under a separate construction contract with a party related to the loanee, bears interest at 7.02% per annum, and is due in April 2022. As at December 31, 2021, a principal amount of $2,538,643 (COP $8,000,000,000) (2020 - $nil) remains outstanding.

d) On April 2, 2021, the Company entered into a Collaboration Agreement with a Commerk (Note 9) whereby Commerk will provide equity contributions towards each individual tower projects operated under the Collaboration Agreement. The equity contributions are secured against the towers constructed and operated for each project as well as the economic rights for collection of tower rents relating to such towers, bear interest at 6.2% per annum, and are due upon completion of the related projects. Prior to the Collaboration Agreement, the Company received preliminary equity contributions totaling COP $4,536,891,697. As at December 31, 2021, the principal amount of equity contributions of $3,820,652 (COP $12,039,984,363) (2020 - $412,567 (COP $1,112,259,832)) remains outstanding.

e) On March 11, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total of COP $31,632,000,000 for the purpose of funding the development of certain towers. The loan is secured against the towers funded by the loan proceeds as well as the economic rights for collection of tower rents relating to such towers, bears interest at 4.615% + IBR 6 months per annum, and is due in Sep 2030.

On September 14, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total of COP $40,463,000,000 for the purpose of funding the development of certain towers. The loan is secured against the towers funded by the loan proceeds as well as the economic rights for collection of tower rents relating to such towers, bears interest at 4.39% + IBR 6 months per annum, and is due in May 2031.

As at December 31, 2021, a principal amount of $5,288,629 (COP $16,666,003,681) (2020 - $nil (COP $nil)) remains outstanding.

f) On October 14, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $2,130,633,223. The loan is unsecured, bears interest at 12% per annum, and is due in October 2023. As at December 31, 2021, a principal amount of $676,115 (COP $2,130,633,223) (2020 - $790,309 (COP $2,130,633,223)) remains outstanding.

g) On May 21, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $250,000,000. The loan is unsecured, bears interest at 10.67% per annum, and is repayable through monthly installments until May 2023. As at December 31, 2021, principal of $42,677 (COP $134,488,293) (2020 - $79,567 (COP $213,431,006)) remained outstanding.

h) On December 21, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $405,000,000. The loan is unsecured, bears interest at 5.905% per annum, and is repayable through monthly installments until December 2023. As at December 31, 2021, a principal amount of $93,468 (COP $294,545,457) (2020 - $150,984 (COP $405,000,000)) remains outstanding.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

18. LOANS PAYABLE (CONTINUED)

i) On November 10, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of MXN $2,311,865. The loan is unsecured, bears interest at nil% per annum, and is due on demand. As at December 31, 2021, a principal amount of $121,221 (MXN $1,948,351) (2020 - MXN $2,311,865l) remains outstanding.

j) On January 16, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of ARS $2,113,800. The loan is unsecured, bears interest at 18% per annum, and is due on demand. The loan was fully settled in August 2021.

During the year ended December 31, 2021, the interest rates on the loans payable ranged from 0% to 18% (2020 - 0% to 41%).

During the year ended December 31, 2021, the Company has incurred interest expense of $432,576 (2020 - $144,473) on the loans payable, of which $307,863 (US$240,875) (2020 - $88,018 (US$64,725)) remains payable and has been recorded within interest payable on the consolidated statement of financial position.

19. BONDS PAYABLE

Prior to December 31, 2019, the Company issued a total of 19,543 bonds at a price of $100 each for gross proceeds of $1,954,300. The bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% paid monthly, and mature September 21, 2021. During the year ended December 31, 2021, the Company repaid 1,707 (2020 - nil) bonds through cash payments totaling $170,700 (2020 - $nil).

On October 20, 2021, the Company issued 72 Class B Units for aggregate proceeds of $7,200. Each Class B Unit consisted of one Class B Bond and 50 Class A Common Shares of the Company. The Class B Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2023. The $7,200 proceeds for the Class B Units were allocated to the 3,600 Class A Common Shares for $696 and the 72 Class B Bonds for $6,504. In connection with the issuance of the Units, the Company issued 4,267 Agent Warrants and paid a cash commission of $576. The Agent Warrants are exercisable at a price of $0.125 per share for a period of 36 months from the date of issuance. The 4,267 Agent Warrants were issued on October 19, 2021 with a fair value of $372 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $948 were allocated to the Class B Bonds as debt issuance costs for $856, which will be amortized over the term of the Bonds at the effective interest rate and to the issuance of 3,600 Class A Common Shares for $92, which were recognized as share issuance costs.

On November 16, 2021, the Company issued 37 Class A Units and 437 Class B Units for aggregate proceeds of $3,700 and $43,700, respectively. Each Class A Unit consisted of one Class A Bond and 25 Class A Common Shares of the Company. Each Class B Unit consisted of one Class B Bond and 50 Class A Common Shares of the Company. The Class A Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2022. The Class B Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2023. The $3,700 proceeds for the Class A Units were allocated to the 925 Class A Common Shares for $174 and the 37 Class A Bonds for $3,526. The $43,700 proceeds for the Class B Units were allocated to the 21,850 Class A Common Shares for $4,085 and the 437 Class B Bonds for $39,615. In connection with the issuance of the Units, the Company issued 36,114 Agent Warrants and paid a cash commission of $3,681. The Agent Warrants are exercisable at a price of $0.105 per Share for a period of 36 months from the date of issuance. The 36,114 Agent Warrants were issued on November 16, 2021 with a fair value of $2,260 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $5,941 were allocated to the Class A Bonds as debt issuance costs for $344, which will be amortized over the term of the Bonds at the effective interest rate, to the Class B Bonds as debt issuance costs for $5,061, which will be amortized over the term of the Bonds at the effective interest rate, and to the issuance of 22,775 Class A Common Shares for $536, which were recognized as share issuance costs.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

19. BONDS PAYABLE (CONTINUED)

On December 14, 2021, the Company issued 167 Class A Units and 786 Class B Units for aggregate proceeds of $16,700 and $78,600, respectively. Each Class A Units consisted of one Class A Bond and 25 Class A Common Shares of the Company. Each Class B Units consisted of one Class B Bond and 50 Class A Common Shares of the Company. The Class A Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2022. The Class B Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2023. The $16,700 proceeds for the Class A Units were allocated to the 4,175 Class A Common Shares for $719 and the 167 Class A Bonds for $15,981. The $78,600 proceeds for the Class B Units were allocated to the 39,300 Class A Common Shares for $7,086 and the 786 Class B Bonds for $71,514. In connection with the issuance of the Units, the Company issued 80,253 Agent Warrants and paid a cash commission of $7,123. The Agent Warrants are exercisable at a price of $0.095 per Share for a period of 36 months from the date of issuance. The 80,252 Agent Warrants were issued on December 14, 2021 with a fair value of $3,816 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $10,939 were allocated to the Class A Bonds as debt issuance costs for $1,439, which will be amortized over the term of the Bonds at the effective interest rate, to the Class B Bonds as debt issuance costs for $8,586, which will be amortized over the term of the Bonds at the effective interest rate, and to the issuance of 43,475 Class A Common Shares for $914, which were recognized as share issuance costs.

The fair value of the share purchase warrants were calculated using the Black-Scholes model using the following weighted average assumptions:

	2021	2020
Share price at date of grant	$0.074	-
Exercise price	$0.099	-
Expected life	3 years	-
Expected volatility	134.05%	-
Risk free interest rate	1.05%	-
Expected dividend yield	0%	-
Expected forfeiture rate	0%	-

The fair value of the equity portion relating to the common shares, cash debt issuance costs and fair value of the share purchase warrants were applied against the carrying value of the bonds. During the year ended December 31, 2021, the Company recorded an amortization expense related to the debt issuance costs of $72,673 (2020 - $95,399) reducing the total discount to $27,922 (2020 - $71,549).

As at December 31, 2021, the carrying value of the bonds are $1,905,577 (2020 - $1,882,750). During the year ended December 31, 2021, the Company has incurred interest expense of $192,188 (2020 - $195,973) on the bonds payable, of which $30,324 (2020 - $nil) remains payable and has been recorded within interest payable on the consolidated statement of financial position.

20. RELATED PARTY TRANSACTIONS AND BALANCES

Loans payable to related parties include loans and advances received from related individuals and companies related to directors and officers of the Company. As at December 31, 2021 and 2020, the Company has the following loan balances with related parties:

2021	2020	Currency	Rate	Terms
$	$
1,560,394	3,839,459	USD	12%-18%	Unsecured, due on demand
-	18,546	Colombian Pesos	0%	Unsecured, due on demand
-	12,743	Argentine Pesos	18%	Unsecured, due on demand
1,560,394	3,870,748

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

20. RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

During the year ended December 31, 2021, the Company has incurred interest expense of $702,495 (US$549,717) (2020 - $352,439 (US$262,994)) in connection with the related party loans noted above. As at December 31, 2021, $168,741 (2020 - $562,260) of unpaid interest and loan penalties have been included within interest payable on the consolidated statement of financial position.

In September 2019, the Company consolidated loan balances with certain related party lenders and extended the maturity date of these amounts to March 30, 2020. In consideration for the extension of the maturity date of the loans, the Company agreed to issue 2,381,301 share purchase warrants to the holders. The share purchase warrants will be exercisable at a price of $0.09 per common share for a period of five years. As at December 31, 2021, these warrants have not yet been issued.

Key management personnel receive compensation in the form of short-term employee benefits, share-based compensation, and post-employment benefits. Key management personnel include the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. The remuneration of key management is as follows (expressed in USD):

	2021	2020
	$	$
Consulting fees paid to the CEO	267,392	468,300
Consulting fees paid to the COO	207,165	320,300
Consulting fees paid to the CFO	17,000	336,300
	491,557	1,124,900

The remuneration of the CEO/COO/CFO are included in professional fees and consulting in the consolidated statements of comprehensive loss.

During the years ended December 31, 2021 and 2020, the Company did not grant stock options to directors or officers.

As at December 31, 2021, $351,205 (2020 - $692,100) of related party payables are included in accounts payable and accrued liabilities in the consolidated statement of financial position. The amounts are non-interest bearing and due on demand.

January 2019

In January 2019, the Company renegotiated the loans with three of the related party lenders to extend the maturity date of the loans.

In consideration for the extension of the maturity date of the loans, the Company agreed to incur total penalties of $212,312 (US$160,000) which were added to the principal balance of the loans. In addition, the Company agreed to add the interest accrued as of the date of renegotiation of $539,236 (US$395,259) to the principal balance of the loans. The renegotiation of the loans was deemed to be an extinguishment of the original liabilities and $212,312 was recorded as a loss on extinguishment.

September 2019

In September 2019, the Company consolidated loan balances with certain related party lenders and extended the maturity date of these amounts to March 30, 2020.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

20. RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

In consideration for the extension of the maturity date of the loans, the Company agreed to issue 2,381,301 share purchase warrants to the holders with a fair value of $180,714. The share purchase warrants are exercisable at a price of $0.09 per common share for a period of five years. As at December 31, 2020, these warrants have not yet been issued. The fair value of the obligation to issue the share purchase warrants was calculated using the Black-Scholes model and the following weighted average assumptions:

Share price at date of grant	$0.08
Exercise price	$0.09
Expected life	5 years
Expected volatility	174.99%
Risk free interest rate	1.49%
Expected dividend yield	0%
Expected forfeiture rate	0%

The consolidation of the loans and the issuance of the warrants was deemed to be an extinguishment of the original liabilities and $180,714 was recorded as a loss on extinguishment.

21. SHARE CAPITAL

a) Authorized:

Unlimited Class A common shares without par value

1,500,000 Class B Series I preferred shares without par value

1,000,000 Class B Series II preferred shares without par value

As at December 31, 2021 and 2020, there were no preferred shares outstanding.

b) Issued and outstanding:

During the year ended December 31, 2021:

• On June 22, 2021, the Company issued 6,300,000 common shares with a fair value of $569,520 as partial consideration to acquire an additional 26.25% interest in Evotech (Note 7).

• On October 20, 2021, the Company completed the initial closing of a private placement of 72 Class B Units at a price of $100 per each Unit for aggregate proceeds of $7,200. Each Class B Unit was comprised of (i) one subordinated, secured bond of the Company in the principal amount of $100 bearing simple interest at a rate of 10% per annum payable monthly on the last day of each month, with a maturity date of September 30, 2023 (each, a "Class B Bond"); and (ii) 50 Class A Common Shares of the Company. The 72 Class B Units were comprised of an aggregate of 3,600 Class A Common Shares and 72 Class B Bonds (Note 19). The $7,200 proceeds for the Class B Units were allocated to the 3,600 Class A Common Shares for $696 and the 72 Class B Bonds for $6,504.

• In connection with the issuance of the Units, the Company issued 4,267 Agent Warrants and paid a cash commission of $576. The Agent Warrants are exercisable at a price of $0.125 per Share for a period of 36 months from the date of issuance. The 4,267 Agent Warrants were issued on October 19, 2021 with a fair value of $372 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $948 were allocated to the Class B Bonds as debt issuance costs for $856 and to the issuance of 3,600 Class A Common Shares for $92, which was recognized as share issuance costs.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

21. SHARE CAPITAL (CONTINUED)

b) Issued and outstanding (continued)

• On November 16, 2021, the Company completed the second closing of a private placement of 37 Class A Units and 437 Class B Units at a price of $100 per each unit for aggregate proceeds of $47,400, of which $11,600 remains outstanding and recognized as share subscriptions received. Each Class A Unit was comprised of (i) one subordinated, secured bond of the Company in the principal amount of $100 bearing simple interest at a rate of 10% per annum payable monthly on the last day of each month, with a maturity date of September 30, 2022 (each, a "Class A Bond"); and (ii) 25 Class A Common Shares of the Company. Each Class B Unit was comprised of (i) one subordinated, secured bond of the Company in the principal amount of $100 bearing simple interest at a rate of 10% per annum payable monthly on the last day of each month, with a maturity date of September 30, 2023 (each, a "Class B Bond"); and (ii) 50 Class A Common Shares of the Company. The 37 Class A Units were comprised of an aggregate of 925 Shares and 37 Class A Bonds (Note 19). The 437 Class B Units were comprised of an aggregate of 21,850 Class A Common Shares and 437 Class B Bonds (Note 19).

In connection with the issuance of the Units, the Company issued 36,114 Agent Warrants and paid a cash commission of $3,681. The Agent Warrants are exercisable at a price of $0.105 per Share for a period of 36 months from the date of issuance. The 36,114 Agent Warrants were issued on November 16, 2021 with a fair value of $2,260 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $5,941 were allocated to the Class A Bonds as debt issuance costs for $344, to the Class B Bonds as debt issuance costs for $5,061, and to the issuance of 22,775 Class A Common Shares for $536, which was recognized as share issuance costs.

• On December 14, 2021, the Company completed the third closing of a private placement of 167 Class A Units and 786 Class B Units at a price of $100 per each unit for aggregate proceeds of $95,300. Each Class A Unit was comprised of (i) one subordinated, secured bond of the Company in the principal amount of $100 bearing simple interest at a rate of 10% per annum payable monthly on the last day of each month, with a maturity date of September 30, 2022 (each, a "Class A Bond"); and (ii) 25 Class A Common Shares of the Company. Each Class B Unit was comprised of (i) one subordinated, secured bond of the Company in the principal amount of $100 bearing simple interest at a rate of 10% per annum payable monthly on the last day of each month, with a maturity date of September 30, 2023 (each, a "Class B Bond"); and (ii) 50 Class A Common Shares of the Company. The 167 Class A Units were comprised of an aggregate of 4,175 Class A Common Shares and 167 Class A Bonds (Note 19). The 786 Class B Units were comprised of an aggregate of 39,300 Class A Common Shares and 786 Class B Bonds (Note 19).

In connection with the issuance of the Units, the Company issued 80,253 Agent Warrants and paid a cash commission of $7,123. The Agent Warrants are exercisable at a price of $0.095 per Share for a period of 36 months from the date of issuance. The 80,252 Agent Warrants were issued on December 14, 2021 with a fair value of $3,816 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $10,939 were allocated to the Class A Bonds as debt issuance costs for $1,439, to the Class B Bonds as debt issuance costs for $8,586, and to the issuance of 43,475 Class A Common Shares for $914, which was recognized as share issuance costs.

During the year ended December 31, 2020:

• On April 30, 2020, the Company issued 714,286 common shares as a penalty to the holders of the convertible debentures, with a fair value of $24,286. The fair value of the penalty was not readily determinable, as such, the common shares were valued at the fair value of common shares on grant date.

There were no share issuances during the year ended December 31, 2019.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

21. SHARE CAPITAL (CONTINUED)

c) Warrants

A continuity of warrants for the years ended December 31, 2021 and 2020 is as follows:

	Number	Weighted average exercise price
		$
Balance December 31, 2019	32,215,433	0.11
Expired	(31,293,653)	0.11
Balance December 31, 2020	921,780	0.09
Issued	120,634	0.10
Expired	(921,780)	0.09
Balance, December 31, 2021	120,634	0.10

During the year ended December 31, 2021, a total of 921,780 (2020 - 31,293,653) warrants expired unexercised. Upon expiry of the warrants, $33,535 (2020 - $597,632) was reclassified from contributed surplus to deficit.

The following table summarizes the share purchase warrants outstanding and exercisable as at December 31, 2021:

Number of warrants outstanding	Exercise price	Expiry date
	$
4,267	0.125	October 19, 2024
36,114	0.105	November 16, 2024
80,253	0.095	December 14, 2024
120,634

As at December 31, 2021, the warrants outstanding have a weighted average life remaining of 2.93 years (2020 - 0.75 years).

d) Stock options

The Company has established a stock option plan for directors, employees, and consultants. Under the Company's stock option plan, the exercise price of each option is determined by the Board, subject to the Discounted Market Price policies of the Canadian Stock Exchange. The aggregate number of shares issuable pursuant to options granted under the plan is limited to 10% of the Company's issued shares at the time the options are granted. The aggregate number of options granted to any one optionee in a 12-month period is limited to 5% of the issued shares of the Company.

There were no stock options granted during the years ended December 31, 2021 and 2020.

A continuity of stock options for the years ended December 31, 2021 and 2020 is as follows:

	Number	Weighted average exercise price
		$
Balance, December 31, 2021 and 2020	1,275,000	0.30

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

21. SHARE CAPITAL (CONTINUED)

d) Stock options (continued)

As at December 31, 2021, the following stock options were outstanding and exercisable:

Options outstanding	Options exercisable	Exercise price	Remaining life (years)	Expiry Date
		$
325,000	325,000	0.45	0.21	March 17, 2022
950,000	950,000	0.25	1.13	February 17, 2023
1,275,000	1,275,000	0.30	0.90

e) Performance share units

On September 8, 2021, the Company approved an Omnibus Equity Incentive Plan, which is designed to provide certain consultants of the Company with the opportunity to acquire Performance Share Units ("PSU's") of the Company as an award for achieving certain performance criteria. Each PSU represents the right to receive one common share of the Company and will become vested if the participant achieves the performance criteria within the performance cycle set forth in the grant notice.

On September 8, 2021, the Company granted an aggregate of 2,000,000 PSU's to certain consultants. During the year ended December 31, 2021, the performance criteria was met and the 2,000,000 PSU's vested. Subsequent to the year ended December 31, 2021, the Company issued 2,000,000 common shares (Note 29).

As at December 31, 2021, the Company recognized share-based compensation and shares issuable of $130,000 related to vested PSU's.

22. CAPITAL DISCLOSURES

The Company manages its shareholders' deficiency, loans and convertible debts as capital. The Company's objective when managing capital is to safeguard the Company's ability to continue as a going concern in order to pursue the development of its assets and to maintain a flexible capital structure which optimizes the cost of capital at an acceptable risk. The Company manages the capital structure and adjusts it considering changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue debt or acquire or dispose of assets. In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. As at December 31, 2021, the shareholders' deficiency was $14,798,215 (2020 - $11,443,589). The Company is not subject to any externally imposed capital requirements. The Company did not change its approach to capital management during the year ended December 31, 2021.

23. FINANCIAL INSTRUMENTS AND RISK

As at December 31, 2021, the Company's financial instruments consist of cash, amounts receivable, accounts payable and accrued liabilities, customer deposits, interest payable, convertible debentures, loans payable, loans from related parties, bonds payable and lease liabilities.

The Company provides information about financial instruments that are measured at fair value, grouped into Level 1 to 3 based on the degree to which the inputs used to determine the fair value are observable.

a. Level 1 fair value measurements are those derived from quoted prices in active markets for identical assets or liabilities.

b. Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1, that are observable either directly or indirectly.

c. Level 3 fair value measurements are those derived from valuation techniques that include inputs that are not based on observable market data.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

23. FINANCIAL INSTRUMENTS AND RISK (CONTINUED)

Cash is measured using level 1 fair value inputs. The carrying values of the amounts receivable, accounts payable and accrued liabilities, customer deposits, interest payable, convertible debentures and loans from related parties approximate their fair values because of the short-term nature of these instruments. The bond payable, loan payable and lease liabilities are classified as level 3.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. To minimize the credit risk the Company places cash with a high credit quality financial institution.

With respect to its accounts receivable, the Company assesses the credit rating of all customers and maintains provisions for potential credit losses, and any such losses to date have been within management's expectations. The Company's credit risk with respect to accounts receivable and maximum exposure thereto is $4,819,388 (2020 - $1,166,502). Accounts receivable are shown net of provision of credit losses of $7,617 (2020 - $36,381). The following table summarizes the amounts that make up accounts receivable:

	2021	2020
	$	$
Accounts receivable	2,996,655	198,801
Accruals	900,675	400,020
Taxes receivable	862,528	491,658
Other receivables	59,530	76,023
Total accounts receivable	4,819,388	1,166,502

The following table summarizes the aging of accounts receivable as at December 31, 2021:

	Carrying amount	Current	0 - 30 Days	31 - 60 Days	61 - 90 Days	> 90 Days
	$	$	$	$	$	$
Accounts receivable	2,996,655	2,717,464	151,481	29,711	3,621	94,378

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company's objective in managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The Company uses cash to settle its financial obligations as they fall due. The ability to do this relies on the Company's ability to collect its revenue in a timely manner, continuous support from shareholders and investors and maintain sufficient cash on hand. To the extent that the Company does not believe it has sufficient liquidity to meet its current obligations, the Board of Directors considers securing additional funds through issuances of equity and debt or partnering transactions.

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

23. FINANCIAL INSTRUMENTS AND RISK (CONTINUED)

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other accounts payable. The following table summarizes the maturities of the Company's financial liabilities as at December 31, 2021 based on the undiscounted contractual cash flows:

	Carrying amount	Contractual cash flows	Less than 1 year	1 - 3 years	4 - 5 Years	After 5 years
	$	$	$	$	$	$
Accounts payable and accrued liabilities	10,039,853	10,039,853	10,039,853	-	-	-
Interest payable	668,805	668,805	294,826	-	-	373,979
Loans payable	14,321,874	14,321,874	4,208,925	232,288	95,266	9,785,395
Loans from related parties	1,560,394	1,560,394	1,560,394	-	-	-
Bonds payable	1,905,577	1,905,577	-	1,905,577	-	-
Lease liability	2,332,405	8,871,097	790,036	2,370,107	1,397,191	4,389,367
Total	30,828,908	37,367,600	16,894,034	4,507,973	1,492,456	14,548,741

The Company has a working capital deficiency as of December 31, 2021 of $16,749,316. Customer deposits consist of funds received from customers in advance of towers sold. As of December 31, 2021, the Company received $5,301,501 (2020 - $5,621,307) in customer deposits.

Currency Risk

The Company generates revenues and incurs expenses and capital expenditures primarily in Canada, Colombia, Argentina, USA and Mexico and is exposed to the resulting risk from changes in foreign currency exchange rates. Some administrative and head office related expenses are incurred in Canada. In addition, the Company holds financial assets and liabilities in foreign currencies that expose the Company to foreign exchange risks. Assuming all other variables remain constant, a 7% (2020 - 17%) weakening or strengthening of the Colombia Peso, Argentine Peso, US dollar and Mexican Peso against the Canadian dollar would result in approximately $1,639,528 (2020 - $470,007) foreign exchange loss or gain in the consolidated statement of comprehensive loss. The Company has not hedged its exposure to currency fluctuations.

At December 31, 2021, the Company had the following financial instruments denominated in foreign currencies:

	Argentine Pesos	Colombian Pesos	Mexican Pesos	United States Dollars	Total
	$	$	$	$	$
Cash	95,002	750,276	8,891	130,955	985,125
Amounts receivable	433,233	6,608,587	419,240	692	7,461,725
Accounts payable and accrued liabilities	(159,733)	(7,145,543)	(584,213)	(480,830)	(8,370,319)
Customer deposits	-	(4,382,299)	(917,284)	(1,917)	(5,301,501)
Interest payable	-	(465,313)	-	-	(465,313)
Lease liability	-	(2,244,504)	(87,901)	-	(2,332,405)
Loans payable	-	(12,777,514)	(121,221)	-	(12,898,735)
Net	368,502	(19,656,310)	(1,282,488)	(351,100)	(20,921,396)

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

23. FINANCIAL INSTRUMENTS AND RISK (CONTINUED)

Interest Rate Risk

Interest rate risk is the risk that future cash flows of the Company's assets and liabilities can change due to a change in interest rates. Loans payable have a fixed interest rate between 12% and 18%, and cash earns interest at a nominal rate. The Company is not exposed to significant interest rate risk.

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

24. ECONOMIC DEPENDENCE

For the year ended December 31, 2021, 82% of total revenues were generated with three major customers (2020 - 75% with two major customers). The loss of one or more of these customers could have a material adverse effect on the Company's financial position and results of operations.

The following table represents sales to individual customers exceeding 10% of the Company's annual revenues for the years ended December 31, 2021 and 2020:

	2021	2020
	$	$
Customer A	4,345,189	5,134,327
Customer B	2,997,731	1,871,092
Customer C	1,429,481	N/A

25. SUPLEMENTAL CASH FLOW INFORMATION

	2021	2020	2019
	$	$	$
Changes in non-cash working capital items:
Amounts receivable	(3,892,623)	542,054	(1,341,845)
Prepaid expenses and deposits	(3,200,676)	(131,697)	83,535
Deferred Cost	(1,223,395)	-	-
Unbilled revenues	-	111,845	(107,099)
Other receivable	-	-	67,143
Bank indebtedness	-	-	(39,464)
Accounts payable and accrued liabilities	4,581,698	612,050	(725,292)
Interest payable	18,527	292,365	488,997
Deferred revenue	(278,443)	(167,096)	259,182
Customer deposits	431,106	1,184,170	8,470,889
Income tax payable	(2,363)	247,500	373,196
	(3,566,169)	2,691,191	7,529,242

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

26. SEGMENTED INFORMATION

The Company has three operating segments, which are the locations in which the Company operates. The reportable segments are the Company's Argentinian, Colombian, American and Mexican operations. A breakdown of revenues, short-term assets, long-term assets and net income for each reportable segment as at and for the years ended December 31, 2021 and 2020 is reported below.

	Argentina	Colombia	Mexico	United States of America	Other	Total
	$	$	$	$	$	$
December 31, 2021:
Current assets	534,112	6,043,886	428,915	128,887	418,618	7,554,418
Property and equipment	18,445	10,668,693	1,767,875	38,753	(697,807)	11,793,959
Other non-current assets	-	2,375,403	161,191	-	-	2,536,594
Total assets	552,557	19,087,982	2,357,981	167,640	(279,189)	21,886,971
Revenues:
Tower rental revenue	678,002	2,014,364	147,902	-	-	2,840,268
Service revenue	-	3,416,385	-	-	2,182,516	5,598,901
Sales of towers	2,238,087	-	10,370	-	-	2,248,457
Total revenues	2,916,089	5,430,749	158,272	-	2,182,516	10,687,626

Net income (loss)	(1,287,808)	1,083,294	(611,696)	14,443	(3,792,521)	(4,594,288)
	Argentina	Colombia	Mexico	United States of America	Other	Total
	$	$	$	$	$	$
December 31, 2020:
Current assets	679,144	448,193	465,316	1,938	96,650	1,691,241
Property and equipment	2,680,675	2,989,580	437,596	51,278	15,999	6,175,128
Other non-current assets	773,279	976,278	135,876	-	1,357,658	3,243,091
Total assets	4,133,098	4,414,051	1,038,788	53,216	1,470,307	11,109,460
Revenues:
Tower rental revenue	945,647	550,418	278,281	-	-	1,774,346
Service revenue	-	-	-	346,317	626,319	972,636
Sales revenue	1,244,773	14,439	5,119,888	-	-	6,379,100
Total revenues	2,190,420	564,857	5,398,169	346,317	626,319	9,126,082

Net income (loss)	(2,388,551)	328,258	1,078,190	1,261,084	(3,953,285)	(3,674,304)

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

27. LEGAL DISCLOSURE

a) The cities of Quilmes, Bolivar and San Rafael filed claims against Evolution for dismantling towers in the respective cities. Quilmes is claiming a fine of $18,536 (1,489,005 Argentine Pesos). The fines have been accrued by the Company. The outcome of these legal proceedings cannot be determined at December 31, 2021 and no additional amounts have been accrued.

b) On June 3, 2021, the Company entered into an Asset Transfer Agreement whereby the Company agreed to sell certain towers. Pursuant to the Asset Transfer Agreement, the Company is liable for any claims made relating to the agreement up to a maximum liability amount of $300,000. The Company estimates that the likelihood of a claim being made is remote and no amounts have been accrued as at December 31, 2021.

28. INCOME TAXES

The tax effect (computed by applying the federal and provincial/state statutory rates in the jurisdictions the Company and its subsidiary operate) of the significant temporary differences, which comprise deferred income tax assets and liabilities, are as follows:

	2021	2020
	$	$
Net loss before income taxes	(4,594,288)	(3,674,304)
Statutory income tax rate	27%	27%
Income tax recovery	(1,240,458)	(992,062)

Differences between Canadian and foreign tax rates	(83,782)	(95,362)
Permanent differences and others	(249,362)	(76,522)
Impact of foreign exchange	(125,223)	142,767
Under provided in prior years	96,482	363,357
Effect of change in income tax rates	4,187	164,204
Temporary differences	1,657,957	316,758
Change in unrecognized losses	25,468	363,420
	286,951	186,560

Current income tax expense	85,269	186,560
Deferred income tax recovery	-	-
	-	-

TOWER ONE WIRELESS CORP. Notes to Consolidated Financial Statements For the Years Ended December 31, 2021, 2020 and 2019 (Expressed in Canadian Dollars)

26. INCOME TAXES (CONTINUED)

The tax effected items that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities at December 31, 2021 and 2020 are as follows:

	2021	2020
	$	$
Deferred income tax assets:
Non-capital loss carry-forwards	88,066	487,721
Property and equipment	23,524	-
Lease liabilities	722,166	501,470
Deferred income tax assets	833,756	989,191

Deferred income tax liabilities:
Excess of carrying value over tax value of right-of-use assets	(784,732)	(561,508)
Excess of carrying value over tax value of intangible assets	(10,084)	(389,728)
Excess of carrying value over tax value of bonds payable	(38,940)	(19,317)
Excess of carrying value over property and equipment	-	(18,638)
Unrecognized deductible temporary differences	(833,756)	(989,191)

Unrecognized deductible temporary differences	-	-

Significant unrecognized tax benefits and unused taxes for which no deferred tax assets are recognized as of December 31, 2021 and 2020 are as follows:

	2021	2020
	$	$
Non-capital losses carried forward	25,418,239	24,441,678
Property and equipment	3,426	7,337
Share issuance costs	333	17,556
Capital losses carried forward	3,294,836	3,294,836
Lease liabilities	36,157	36,157
Unrecognized deductible temporary differences	28,752,991	27,797,564

As at December 31, 2021, the Company has non-capital losses carried forward of approximately $25,666,000 (2020 - $26,814,000) including $19,967,000 (2020 - $19,956,000) in Canada, $5,233,000 (2020 - $4,012,000) in Argentina, $nil (2020 - $ nil) in Mexico and $466,000 (2020 - $2,846,000) in the United States of America. These losses begin expiring in 2022.

29. SUBSEQUENT EVENTS

The following events occurred subsequent to December 31, 2021:

On January 10, 2022, the Company issued 2,000,000 common shares in relation to PSUs that vested during the year ended December 31, 2021 (Note 21 (e)).

On January 18, 2022, the Company settled a debt in the amount of $1,039,751 owed by the Company to a certain creditor in exchange for 16,273,267 common shares at a deemed price of $0.064

On March 17, 2022, 325,000 stock options expired (Note 21).

The Company repaid a total of $146,000 of bonds payable, in which a total of $207,700 was subject to repayment as at December 31, 2021.

TOWER ONE WIRELESS CORP.

UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2022

(Expressed in Canadian Dollars)

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

NOTICE TO READER

Under National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the condensed consolidated interim financial statements, they must be accompanied by a notice to this effect.

The accompanying unaudited condensed interim consolidated financial statements have been prepared by management of the Company. Management have compiled the condensed interim consolidated statement of financial position of Tower One Wireless Corp. as at March 31, 2022, the condensed interim consolidated statements of comprehensive loss for the three months ended March 31, 2022 and March 31, 2021, the condensed interim consolidated statement of changes in equity for the three months ended March 31, 2022 and March 31, 2021, and the condensed interim consolidated statement of cash flows for the three months ended March 31, 2022 and March 31, 2021. The Company's independent auditors have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of the March 31, 2022 condensed interim consolidated financial statements. Readers are cautioned that these statements may not be appropriate for their intended purposes.

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

TOWER ONE WIRELESS CORP. Condensed Interim Consolidated Statements of Financial Position (Expressed in Canadian Dollars)
	Note	March 31, 2022 (Unaudited)	December 31, 2021 (Audited)
		$	$
ASSETS (Notes 14 and 15)
Current Assets
Cash		929,597	1,059,386
Amounts receivable		5,072,247	4,819,388
Prepaid expenses and deposits	6	528,308	452,249
Deferred cost	7	1,216,798	1,223,395
		7,746,950	7,554,418
Long-term prepaid expenses and deposits	6	5,411,094	2,910,956
Right-of-use assets	9	2,529,871	2,536,594
Property and equipment	10	13,859,497	8,885,003
Total Assets		29,547,412	21,886,971
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable and accrued liabilities	13	12,086,922	10,039,853
Income tax payable		564,631	554,777
Interest payable	11, 12, 13	926,575	668,805
Deferred revenue		-	-
Customer deposits	16	5,354,519	5,301,501
Current portion of lease liabilities	9	196,689	193,402
Current portion of loans payable	11	6,557,949	4,208,925
Loans from related parties	13	1,499,436	1,560,394
Current portion of bonds payable	12	1,779,827	1,776,077
		28,966,548	24,303,734
Long-term portion of lease liabilities	9	2,222,068	2,139,003
Long-term portion of loans payable	11	12,925,729	10,112,949
Long-term portion of bonds payable	12	27,400	129,500
Total Liabilities		44,141,744	36,685,186
Shareholders' Deficiency
Share capital	14	18,403,613	17,481,406
Subscriptions receivable	14	(30,000)	(41,600)
Shares issuable	14	130,000	130,000
Contributed surplus	14	1,678,992	1,678,992
Non-controlling interest	5	(2,847,447)	(2,825,829)
Deficit		(33,802,528)	(32,247,379)
Accumulated other comprehensive income (loss)		1,873,039	1,026,195
Total Shareholders' Deficiency		(14,594,331)	(14,798,215)
Total Liabilities and Shareholders' Deficiency		29,547,412	21,886,971

Approved on behalf of the Board of Directors:

"Alejandro Ochoa"	"Robert Nicholas Peter Horsley"

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

TOWER ONE WIRELESS CORP. Condensed Interim Consolidated Statements of Comprehensive Loss For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)
	Note	Three months ended March, 31 2022	Three months ended March, 31 2021
			$
Revenues	19	3,979,685	1,050,880
Cost of sales	10	2,372,058	74,128
		1,607,627	976,752
Expenses
Advertising and promotion		179,805	8,184
Amortization	8, 9, 10	327,001	295,551
Bad debts		-	-
Foreign exchange		1,306,458	160,509
Interest, financing charges and accretion	9, 10, 12, 13	330,282	311,195
Maintenance and operations		302,392	182,024
Office and miscellaneous		202,078	(14,525)
Professional fees and consulting	13	556,537	353,529
Share-based compensation	14	-	-
Travel		44,622	6,464
		3,249,175	1,302,931
Loss before other items		(1,641,548)	(326,179)
Other items
Loss on extinguishment of debt	13	-	-
Impairment of intangible assets	8	-	-
Impairment of property and equipment	10	(9,936)	(111,069)
Gain (loss) on net monetary position	3	-	-
		(9,936)	(111,069)
Net loss before income taxes		(1,651,485)	(437,248)
Current income tax expense		-	-
Deferred income tax recovery		-	-
Net loss		(1,651,485)	(437,248)
Other comprehensive income:		-	-
Foreign exchange translation adjustment		921,562	387,763
Comprehensive loss		(729,923)	(49,485)
Net loss attributable to:
Shareholders of the Company		(1,555,149)	(136,166)
Non-controlling interest		(96,335)	(301,082)
Net loss		(1,651,485)	(437,248)
Other comprehensive income attributable to:
Shareholders of the Company		846,844	199,003
Non-controlling interest		74,718	188,760
Other comprehensive income		921,562	387,763
Loss per common share - basic and diluted		(0,02)	(0,00)
Weighted average common shares outstanding		101,132,196	94,103,732

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

TOWER ONE WIRELESS CORP. Condensed Interim Consolidated Statements of Changes in Equity (Deficiency) (Expressed in Canadian Dollars) (Unaudited)

	Number of Common Shares	Share Capital	Subscriptions Receivable	Shares Issuable	Contributed Surplus	Deficit	Accumulated Other Comprehensive Income	Deficiency Attributable to Shareholders of the Company	Non- controlling Interest	Total
		$	$	$	$	$	$	$	$	$
Balance, December 31, 2020	94,103,732	16,900,668	(30,000)	-	1,706,089	(25,352,460)	(135,429)	(6,911,132)	(4,532,457)	(11,443,589)
Net loss	-	-	-	-	-	(136,166)	-	(136,166)	(301,082)	(437,249)
Other comprehensive income	-	-	-	-	-	-	199,003	199,003	188,760	387,763
Balance, March 31, 2021	94,103,732	16,900,668	(30,000)	-	1,706,089	(25,488,626)	63,573	(6,848,297)	(4,644,778)	(11,493,074)

Balance, December 31, 2021	100,473,582	17,481,406	(41,600)	130,000	1,678,992	(32,247,379)	1,026,196	(11,972,385)	(2,825,830)	(14,798,215)
Warrants expired	-	-	-	-	-	-	-	-	-	-
Adjustment on acquisition of controlled subsidiary	-	-	-	-	-	-	-	-	-	-
Adjustment on acquisition of controlled subsidiary	-	-	-	-	-	-	-	-	-	-
Units issued for cash - bonds attached	-	-	11,600	-	-	-	-	11,600	-	11,600
Share issuance costs	-	-	-	-	-	-	-	-	-	-
Shares issuable for vested PSU's	-	-	-	-	-	-	-	-	-	-
Debt Settlement with equity instruments	16,273,267	797,390	-	-	-	-	-	797,390	-	797,390
Investment in subsidiary	2,000,000	124,817	-	-	-	-	-	124,817	-	124,817
Net loss	-	-	-	-	-	(1,555,149)	-	(1,555,149)	(96,335)	(1,651,485)
Other comprehensive income	-	-	-	-	-	-	846,844	846,844	74,718	921,562
Balance, March 31, 2022	118,746,849	18,403,613	(30,000)	130,000	1,678,992	33,802,529	1,873,038	(11,746,885)	(2,847,447)	14,594,332

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

TOWER ONE WIRELESS CORP. Condensed Interim Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)
	Three months ended March, 31 2022	Three months ended March, 31 2021
|
Cash flows from operating activities
Net loss	(1,651,485)	(437,249)
Items not affecting cash:
Accretion	-	-
Accrued interest	154,224	-
Amortization	327,001	299,551
Gain on sale of towers	-	-
Foreign exchange	657,756	234,165
Other non cash effect	-	(905)
Share-based compensation	-	-
Debt Settlement	(242,361)
Impairment	9,936	-
Changes in non-cash working capital items (Note 18)	(1,707,169)	(1,153,728)
Cash provided by (used in) operating activities	(2,452,098)	(1,139,649)
Cash flows from investing activities
Cash paid for acquisitions	-	-
Cash received in acquisition of T3 Ecuador	-	-
Cash received on sale of towers	-	-
Additions of property and equipment	(3,608,060)	(1,979,522)
Cash used in investing activities	(3,608,060)	(1,979,522)
Cash flows from financing activities
Units issued for cash, net	-	-
Repayment of convertible debts	-	-
Proceeds from (repayment of) bonds payable, net	11,600	23,850
Bonds Repayments	(102,100)
Loans received	6,201,554	3,578,739
Repayment of loans	-	(31,755)
Loans from related parties	-	3,814
Repayment of loans from related parties	-	(219,794)
Lease payments	(157,309)	(72,391)
Cash provided by financing activities	5,953,745	3,359,947
Foreign exchange on cash	(23,375)	-
Change in cash	(129,788)	240,775
Cash, beginning	1,059,386	122,759
Cash, ending	929,597	363,534
Property and equipment additions in accounts payable and accrued liabilities	3,629,861	-
Cash paid for interest	325,938	-
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

1. NATURE OF OPERATIONS AND GOING CONCERN

Tower One Wireless Corp. ("Tower One" or the "Company") is a pure-play, build-to-suit ("BTS") tower owner, operator and developer of multitenant communications structures. The Company's primary business is the leasing of space on communications sites to mobile network operators ("MNOs"). The Company offers tower-related services in the largest Spanish speaking countries in Latin America: Argentina, Colombia and Mexico. These tower-related services include site acquisition, zoning and permitting, structural analysis, and construction which primarily supports the Company's site leasing business, including the addition of new tenants and equipment on its sites. A long-term site lease is in hand with a tenant prior to undergoing construction.

Tower One was incorporated under the laws of the Province of British Columbia, Canada on September 12, 2005. On October 14, 2011, the Company became a reporting company in British Columbia and was approved by the Canadian Securities Exchange ("CSE") and commenced trading on November 16, 2011. The Company's registered office is located at Suite 605, 815 Hornby Street, Vancouver, BC, Canada V6Z 2E6.

These unaudited interim consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, and accordingly, do not purport to give effect to adjustments which may be required should the Company be unable to achieve the objectives above as a going concern. The net realizable value of the Company's assets may be materially less than the amounts recorded in these unaudited interim consolidated financial statements should the Company be unable to realize its assets and discharge its liabilities in the normal course of business. At March 31, 2022, the Company had a working capital deficiency of $21,219,598 (December 31, 2021 - $16,749,316) and an accumulated deficit of $33,802,528 (December 31, 2021 - $32,247,379) which has been funded primarily by loans from related parties and third parties. Ongoing operations of the Company are dependent upon the Company's ability to generate sufficient revenues in the future, receive continued financial support and complete equity financings. These factors raise substantial doubt about the Company's ability to continue as a going concern.

These unaudited interim consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION

(a) Statement of Compliance

These unaudited condensed interim consolidated financial statements have been prepared in conformity with International Accounting Standard ("IAS") 34, Interim Financial Reporting, using the same accounting policies as detailed in the Company's annual audited consolidated financial statements for the year ended December 31, 2021. These condensed financial statements do not include all the information required for full annual financial statements in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB") and interpretations of the International Financial Reporting Committee ("IFRIC"). These condensed interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements.

These unaudited interim consolidated financial statements were approved and authorized for issue by the Board of Directors on May 30, 2022.

(b) Basis of Presentation and Consolidation

These unaudited interim consolidated financial statements were prepared on a historical cost basis, except for financial instruments classified as fair value through profit or loss. In addition, these unaudited interim consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The presentation currency of the unaudited interim consolidated financial statements is Canadian dollars.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(b) Basis of Presentation and Consolidation (continued)

These unaudited interim consolidated financial statements include the accounts of the following entities as at March 31, 2022 and March 31, 2021:

Entity		Percentage of ownership
	Country	2022	2021	Functional currency
Subsidiaries
Tower One Wireless Corp. ("Tower One")	Canada	Parent	Parent	Canadian dollar
Tower Two SAS ("Tower Two")	Argentina	100%	100%	Argentine Peso
Tower Three SAS ("Tower Three")	Colombia	100%	100%	Colombian Peso
Tower 3 SA ("Tower 3")	Argentina	100%	100%	Argentine Peso
Innervision SAS ("Innervision")	Colombia	100%	100%	Colombian Peso
Evolution Technology SA ("Evolution")	Argentina	91.25%	65%	Argentine Peso
Tower Construction & Technical Services, LLC ("TCTS")	USA	50%	50%	US dollar
Tower One Wireless Mexico S.A. de C.V. ("Mexmaken")	Mexico	90%	90%	Mexican Peso
Towerthree Wireless del Ecuador S.A. ("T3 Ecuador")	Ecuador	90%	N/A	US dollar

All significant inter-company balances and transactions have been eliminated on consolidation. Subsidiaries are entities controlled by the Company. Control is based on whether an investor has power over the investee, exposure or rights to variable returns from its involvement with the investee, and the ability to use its power over the investee to affect the amount of returns. Non-controlling interests in the net assets are identified separately from the Company's deficiency. The non-controlling interest consists of the non-controlling interest as at the date of the original acquisition plus the noncontrolling interest's share of changes in equity or deficiency since the date of acquisition.

(c) Use of Estimates and Judgments

The Company makes estimates and assumptions about the future that affect the reported amounts of assets and liabilities. Actual results may differ from these estimates and assumptions. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to accounting estimates are recognized in the period in which the estimates are revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods. Significant areas requiring the use of management estimates include the following:

(i) Intangible Assets - useful lives

The Company records intangible assets purchased in a business combination at their fair value. Following initial recognition, the Company carries the value of intangible assets at cost less accumulated amortization and any accumulated impairment losses. Amortization is recorded on a straight-line basis based upon management's estimate of the useful life and residual value. The estimates are reviewed at least annually and are updated if expectations change as a result of technical obsolescence or legal and other limits to use. A change in the useful life or residual value will impact the reported carrying value of the intangible assets resulting in a change in related amortization expense.

(ii) Inputs into Black-Scholes model

The Company has applied estimates with respect to the valuation of shares issued for non-cash consideration. Shares are valued first at the fair value of goods or services received, and if this not readily determinable, at the fair value of the equity instruments granted at the date the Company receives the goods or services.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(c) Use of Estimates and Judgments (continued)

(ii) Inputs into Black-Scholes model (continued)

The Company measures the cost of equity-settled transactions at the fair value of the equity instruments on the date they are granted. Estimating fair value for share-based compensation transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the fair value of the underlying common shares, the expected life of the share option, volatility and dividend yield. The fair value of the underlying common shares is assessed as the quoted market price on grant date. The assumptions and models used for estimating fair value for share-based compensation transactions are discussed in Note 14.

(iii) Property and Equipment - useful lives

Amortization is recorded on a declining balance basis based upon management's estimate of the useful life and residual value. The estimates are reviewed at least annually and are updated if expectations change as a result of the physical condition, technical obsolescence or legal and other limits to use. A change in the useful life or residual value will impact the reported carrying value of towers and equipment resulting in a change in related amortization expense.

(iv) Incremental borrowing rate

The Company uses estimation in determining the incremental borrowing rate used to measure the lease liabilities. This rate represents the rate that the Company would incur to obtain the funds necessary to purchase the asset of a similar value, with similar payment terms and security in a similar economic environment.

(v) Allowance for credit losses

The Company provides for doubtful debts by analyzing the historical default experience and current information available about a customer's credit worthiness on an account by account basis. Uncertainty relates to the actual collectability of customer balances that can vary from the Company's estimation. At March 31, 2022, the Company has an allowance for doubtful accounts of $77,512 (December 31, 2021 - $76,517).

(vi) Recoverability of asset carrying values

Determining the amount of impairment of goodwill, intangible assets, and property and equipment requires an estimation of the recoverable amount, which is defined as the higher of fair value less the cost of disposal or value in use. Many factors used in assessing recoverable amounts are outside of the control of management and it is reasonably likely that assumptions and estimates will change from period to period.

Use of Judgments

Critical accounting judgments are accounting policies that have been identified as being complex or involving subjective judgments or assessments with a significant risk of material adjustment in the period:

(i) Going concern

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period. The Company is aware that material uncertainties related to events or conditions that raise substantial doubt upon the Company's ability to continue as a going concern. Further information regarding going concern is outlined in Note 1.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(c) Use of Estimates and Judgments (Continued)

(ii) Joint arrangements

As at March 31, 2022, the Company holds 50% interest in a joint arrangement. The Company has joint control of the arrangement whereby the parties that have joint control have rights to the assets, and obligations for the liabilities, relating to the arrangement on a proportionate basis. Those parties are called joint operators. None of the parties involved have unilateral control of a joint operation. The Company accounts for its interest in joint operations by recognizing its share of assets, liabilities, revenues and expenses in accordance with its contractually conferred rights and obligations. This assessment is performed on a continuous basis.

(iii) Income taxes

The measurement of income taxes payable and deferred income tax assets and liabilities requires management to make judgments in the interpretation and application of the relevant tax laws. The actual amount of income taxes only becomes final upon filing and acceptance of the tax return by the relevant tax authorities, which occurs subsequent to the issuance of the unaudited interim consolidated financial statements.

(iv) Compound financial instruments

In accordance with the substance of the contractual arrangement, convertible debentures are compound financial instruments that are accounted for separately by their components: a financial liability and an equity instrument.

The identification of convertible debenture components is based on interpretations of the substance of the contractual arrangement and therefore requires judgment from management. The separation of the components affects the initial recognition of the convertible debenture at issuance and the subsequent recognition of interest on the liability component. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount factors and the presence of any derivative financial instruments.

(v) Assets held-for-sale and discontinued operations

Judgment is required in determining whether an asset meets the criteria for classification as "assets held for sale" in the consolidated statements of financial position. Criteria considered by management include the existence of and commitment to a plan to dispose of the assets, the expected selling price of the assets, the expected time frame of the completion of the anticipated sale and the period of time any amounts have been classified within assets held for sale. The Company reviews the criteria for assets held for sale each period and reclassifies such assets to or from this financial position category as appropriate. In addition, there is a requirement to periodically evaluate and record assets held for sale at the lower of their carrying value and fair value less costs to sell.

Judgment is applied in determining whether disposal groups represent a component of the entity, the results of which should be recorded as discontinued operations in the consolidated statements of comprehensive loss.

(vi) Property and equipment and intangibles - impairment

At the end of each reporting period, management makes a judgment whether there are any indications of impairment of its property and equipment and intangibles. If there are indications of impairment, management performs an impairment test on a cash-generating unit basis. The impairment test compares the recoverable amount of the asset to its carrying amount. The recoverable amount is the higher of the asset's value in use (present value of the estimated future cash flows) and its estimated fair value less costs of disposal.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION (CONTINUED)

(c) Use of Estimates and Judgments (Continued)

(vii) Determination of functional currency and hyperinflationary economies

The determination of the functional currency for the Company and its subsidiaries was based on management's judgment of the underlying transactions, events and conditions relevant to each entity. The determination of whether an entity operates in a hyperinflationary economy was based on management's judgment of the underlying economic condition of the country the entity operates in.

(viii) Leases

The Company applies judgment in determining whether the contract contains an identified asset, whether the Company has the right to control the asset, and the lease term. The lease term is based on considering facts and circumstances, both qualitative and quantitative, that can create economic incentive to exercise renewal options.

(ix) Modification versus extinguishment of financial liability

Judgment is required in applying IFRS 9 Financial Instruments to determine whether the terms of the loan agreement is a substantial modification of an existing financial liability and whether it should be accounted for as an extinguishment of the original financial liabilities.

(x) Business combination vs asset acquisition

Judgement is required in determining whether an acquisition of an entity, asset or group of assets is considered a business in accordance with the criteria provided under IFRS 3, Business Combinations. The determination of whether an entity, asset, or group of assets is a business is based on management's judgements of whether the entity, asset or group of assets includes inputs, substantive processes and outputs.

3. HYPERINFLATION

In July 2018, the Argentine three-year cumulative rate of inflation for consumer prices and wholesale prices reached a level in excess of 100%. As a result, in accordance with IAS 29, Financial Reporting in Hyperinflationary Economies ("IAS 29") Argentina was considered a hyperinflationary economy, effective July 1, 2018. Accordingly, the presentation of the Company's unaudited interim consolidated financial statements includes adjustments and reclassifications for the changes in the general purchasing power of the Argentine peso.

On the application of IAS 29, the Company used the conversion coefficient derived from the combination of the "IPC Nacional and the IPIM" (the national consumer price index and the national wholesale price index) published by the National Statistics and Census Institution in Argentina. Furthermore, a formal resolution (number 539/018) from de "FACPCE" (Federación Argentina de Consejos Profesionales de Ciencias Económicas) was issued and has been followed in the calculations.

As the consolidated financial statements of the Company have been previously presented in Canadian dollars, a stable currency, the comparative period amounts do not require restatement.

The level of the IPC at March 31, 2022 was 676.05 (December 31, 2021 - 582.45), which represents an increase of 16.07% over the IPC at December 31, 2021.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

3. HYPERINFLATION (CONTINUED)

Monetary assets and liabilities are not restated because they are already expressed in terms of the monetary unit current as at March 31, 2022. Non-monetary assets, liabilities, equity, and expenses (items that are not already expressed in terms of the monetary unit as at March 31, 2022) are restated by applying the index at the end of the reporting period. The effect of inflation on the Argentine subsidiary's net monetary position is included in the consolidated statements of loss as a gain on net monetary position.

The application of IAS 29 results in the adjustment for the loss of purchasing power of the Argentine peso recorded in the consolidated statements of comprehensive loss. In a period of inflation, an entity holding an excess of monetary assets over monetary liabilities loses purchasing power, which results in a loss on the net monetary position. This loss/gain is derived as the difference resulting from the restatement of non-monetary assets, liabilities and equity.

As per IAS 21, The Effects of Changes in Foreign Exchange Rates, all amounts (i.e. assets, liabilities, equity and expenses) are translated at the closing foreign exchange rate at the date of the most recent consolidated statement of financial position, except that comparative amounts are not adjusted for subsequent changes in the price level or subsequent changes in exchange rates. Similarly, in the period during which the functional currency of a foreign subsidiary becomes hyperinflationary and applies IAS 29 for the first time, the parent's consolidated financial statements for the comparative period are not restated for the effects of hyperinflation.

4. COLLABORATION AGREEMENT

On April 6, 2021, Tower 3 entered into a Collaboration Agreement with Commerk S.A.S. ("Commerk") to operate collaboratively on the development, construction and operation of telecommunication tower projects in Colombia ("Projects"). Tower 3 and Commerk each have equal voting rights and ownership to 50% of all assets, liabilities, revenues and expenses relating to Projects operated under the Collaboration Agreement. The term of the Collaboration Agreement is for seven years, with automatic successive renewal terms of additional seven-year periods, provided that neither of the parties has expressed its intention to terminate the agreement at least thirty calendar days prior to the expiration of the initial or extended term.

Pursuant to the Collaboration Agreement, Commerk will provide equity contributions towards the tower projects that will be entrusted to Tower 3. The contributions will be handed over monthly after submitting evidence of the telecommunication towers placed in service during the preceding month and the amount shall be determined based on the cash flow associated to the towers in service during the month. The equity contributions provided by Commerk accrue interest at a rate of 6.2% per annum and will accrue from the date contribution is received by Tower 3.

As at March 31, 2022, the outstanding balance of equity contributions is $3,820,652 (COP $12,039,984,363) (December 31, 2021 - $3,820,652) and is included in loans payable (Note 11). During the period ended March 31, 2022, the Company accrued interest on the equity contributions of $329,800 (COP $1,039,294,905) (March 31, 2021 - $nil).

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

5. NON-CONTROLLING INTEREST (NCI)

The following table presents the summarized financial information for Evotech, TCTS, Mexmaken and T3 Ecuador, the Company's subsidiaries which have NCI's. This information represents amounts before intercompany eliminations.

	March 31, 2022	March 31, 2021
	$	$
Current assets	4,656,834	1,062,255
Non-current assets	2,520,551	4,912,586
Current liabilities	14,888,871	11,759,281
Non-current liabilities	476,231	884,455
Revenues for the period ended	51,190	759,579
Net loss for the period ended	(1,001,357)	(721,595)

The net change in non-controlling interest is as follows:

Total
$
Balance, December 31, 2020	(4,532,457)
Change in ownership interest	1,992,413
Share of loss for the year	(408,808)
Currency translation adjustment	123,022
Balance, December 31, 2021	(2,825,830)
Change in ownership interest	-
Share of loss for the period	(96,335)
Currency translation adjustment	74,718
Balance, March 31, 2022	(2,847,447)

As of March 31, 2022, the Company held a 50% ownership in TCTS, 90% ownership in Mexmaken, 91,25% ownership in Evolution and 90% ownership in T3 Ecuador with $1,763,334, $45,468, $1,020,499 and $18,145 NCI balance, respectively.

6. PREPAID EXPENSES AND DEPOSITS

	March 31, 2022	December 31, 2021
	$	$
Prepaid expenses	527,091	451,435
Advances to suppliers	5,411,094	2,910,956
Other advances	1,217	814
Total prepaid expenses and deposits	5,939,402	3,363,205
	-
Current portion	528,308	452,249
Long-term portion	5,411,094	2,910,956
	5,939,402	3,363,205

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

7. DEFERRED COST

During the year ended December 31, 2021, the Company entered into a construction contract whereby the Company agreed to construct certain towers for a non-related party. During the three month period ended March 31, 2022, the Company incurred $1,216,798 in deferred costs relating to the construction of the towers that had not been completed.

8. INTANGIBLE ASSETS

Master lease agreements
$
Cost
Balance, December 31, 2020	1,982,354
Impairment	(1,982,354)
Balance, December 31, 2021	-
Additions	-
Balance, March 31, 2022	-

Accumulated amortization
Balance, December 31, 2020	624,696
Additions	302,564
Impairment	(927,260)
Balance, December 31, 2021	-
Additions	-
Balance, March 31, 2022	-

Net book value
Balance, December 31, 2021	-
Balance, March 31, 2022	-

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

9. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company has a lease agreement for its land lease. The continuity of the ROU asset for the period ended March 31, 2022 is as follows:

Right-of-use asset	$
Balance, December 31, 2020	1,885,433
Addition	1,995,512
Cancellation	(650,407)
Depreciation	(310,493)
Impact of foreign exchange	(383,451)
Balance, December 31, 2021	2,536,594
Addition	-
Cancellation	-
Depreciation	(102,738)
Impact of foreign exchange	96,015
Balance, March 31, 2022	2,529,871

The continuity of the lease liability for the period ended March 31, 2022 is as follows:

Lease liability	$
Balance, December 31, 2020	1,685,678
Additions	1,995,513
Cancellation	(516,369)
Lease payments	(1,009,469)
Lease interest	530,609
Impact of foreign exchange	(353,557)
Balance, December 31, 2021	2,332,405
Additions	-
Cancellation	-
Lease payments	(157,309)
Lease interest	153,406
Impact of foreign exchange	90,255
Balance, March 31, 2022	2,418,757

Current portion	196,689
Long-term portion	2,222,068
2,418,757

10. PROPERTY AND EQUIPMENT

During the three month period ended March 31, 2022 and the year ended December 31, 2021, due primarily to the cancellation of tenant lease agreements, an indicator of impairment existed resulting in a test of recoverable amount of the assets and recognition of an impairment loss of $9,936 and $393,478, respectively. A value in use calculation is not applicable as the Company does not have any expected cash flows from using the assets. In estimating the fair value less costs of disposal, management did not have observable or unobservable inputs to estimate the recoverable amount greater than $nil. As this valuation technique requires management's judgment and estimates of the recoverable amount, it is classified within Level 3 of the fair value hierarchy.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

10. PROPERTY AND EQUIPMENT (CONTINUED)

	Towers	Construction in progress	Furniture and equipment	Total
Cost	$	$	$	$
Balance, December 31, 2020	5,515,758	1,594,257	211,737	7,321,752
Monetary adjustment for hyperinflationary economy	-	-	17,918	17,918
Additions	484,087	6,919,509	36,859	7,440,455
Transfer from CIP to towers	5,024,541	(5,024,541)	-	-
Towers sold	(2,351,025)	(550,924)	(11,997)	(2,913,946)
Impaired/cancelled towers/equipment	-	(393,478)	-	(393,478)
Foreign exchange movement	(1,126,886)	(553,863)	(21,943)	(1,702,692)
Balance, December 31, 2021	7,546,475	1,990,960	232,574	9,770,009
Monetary adjustment for hyperinflationary economy	-	-	-	-
Additions	(261,460)	5,068,031	83,977	4,890,548
Transfer from CIP to towers	6,206,343	(6,206,343)	-	-
Towers sold	-	-	-	-
Impaired/cancelled towers/equipment	-	-	-	-
Foreign exchange movement	228,465	114,657	(5,389)	337,733
Balance, March 31, 2022	13,719,823	967,305	311,162	14,998,290
Accumulated Amortization
Balance, December 31, 2020	1,078,547	-	68,077	1,146,624
Monetary adjustment for hyperinflationary economy	(48,406)	-	2,002	(46,404)
Additions	780,705	-	42,296	823,001
Towers sold	(804,215)	-	(7,729)	(811,944)
Foreign exchange movement	(221,134)	-	(5,137)	(226,271)
Balance, December 31, 2021	785,497	-	99,509	885,006
Monetary adjustment for hyperinflationary economy	-	-	-	-
Additions	(221,917)	-	(9,576)	(231,493)
Towers sold	-	-	-	-
Foreign exchange movement	(26,511)	-	4,217	(22,294)
Balance, March 31, 2022	(1,033,925)	-	(104,868)	(1,138,793)
Net book value
December 31, 2021	6,760,978	1,990,960	133,065	8,885,003
March 31, 2022	12,685,898	967,3057	206,294	13,859,497

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

11. LOANS PAYABLE

As at March 31, 2022, the loans payable are summarized as follows:

	March 31, 2022	December 31, 2021	Currency	Terms
	$	$
a	374,385	1,423,139	USD	Unsecured, due on demand
b	330,000	317,330	Colombian Pesos	Secured, repayable quarterly until Oct 2027.
c	1,872,615	2,538,643	Colombian Pesos	Secured, due on demand.
d	6,982,121	3,820,652	Colombian Pesos	Secured, due on completion of related projects
e	8,993,615	5,288,629	Colombian Pesos	Secured, due on Sept 2030/ May 2031
f	703,110	676,115	Colombian Pesos	Unsecured, due on Oct 2023
g	24,562	42,677	Colombian Pesos	Unsecured, repayable monthly until May 2023
h	85,050	93,468	Colombian Pesos	Unsecured, repayable monthly until Dec 2023
I	118,220	121,221	Mexican Pesos	Unsecured, due on demand
	19,483,678	14,321,874

	6,557,949	4,208,925	Current portion of loans payable
	12,925,729	10,112,949	Long term portion of loans payable
	19,483,678	14,321,874

a) The Company entered into loan agreements with various shareholders whereby the Company was loaned an aggregate principal amount of USD $1,113,663. The loans are unsecured, bear interest ranging from 0% to 18% per annum, and are due on demand. As at March 31, 2022, aggregate principal amounts of $374,385 (USD $300,000) (December 31, 2021 - $1,423,139 (USD $1,113,663)) remains outstanding.

b) On September 1, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $1,000,000,000. The loan is secured against a financial guarantee provided by the Fondo Nacional De Garantias S.A., bears interest at 10.11% per annum, and is repayable through quarterly installments until October 2027. As at March 31, 2022, a principal amount of $330,000 (COP $1,000,000,000) (December 31, 2021 - $317,330 (COP $1,000,000,000)) remains outstanding.

c) On October 11, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $8,000,000,000 for the purpose of funding the development of certain towers. The loan is secured against the economic rights for collection of revenue relating to construction of certain towers under a separate construction contract with a party related to the loanee, bears interest at 7.02% per annum, and is due in April 2022. As at March 31, 2022, a principal amount of $1,872,615 (COP $5,674,585,235) (December 31, 2021 - $2,538,643 (COP $8,000,000,000)) remains outstanding.

d) On April 2, 2021, the Company entered into a Collaboration Agreement with a Commerk (Note 9) whereby Commerk will provide equity contributions towards each individual tower projects operated under the Collaboration Agreement. The equity contributions are secured against the towers constructed and operated for each project as well as the economic rights for collection of tower rents relating to such towers, bear interest at 6.2% per annum, and are due upon completion of the related projects. Prior to the Collaboration Agreement, the Company received preliminary equity contributions totaling COP $4,536,891,697. As at March 31, 2022, the principal amount of equity contributions of $3,820,652 (COP $12,039,984,363) (December 31, 2021 - $3,820,652 (COP $12,039,984,363)) remains outstanding.

During the first quarter of 2022, the company received additional $3,815,914 from Commerk related to the expansion in Ecuador.

e) On March 11, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total of COP $31,632,000,000 for the purpose of funding the development of certain towers. The loan is secured against the towers funded by the loan proceeds as well as the economic rights for collection of tower rents relating to such towers, bears interest at 4.615% + IBR 6 months per annum, and is due in September 2030.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

On September 14, 2021, the Company entered into a loan agreement with a lender whereby the Company was loaned a total of COP $40,463,000,000 for the purpose of funding the development of certain towers. The loan is secured against the towers funded by the loan proceeds as well as the economic rights for collection of tower rents relating to such towers, bears interest at 4.39% + IBR 6 months per annum, and is due in May 2031.

As at March 31, 2022, a principal amount of $8,993,615 (COP $27,253,351,535) (December 31, 2021 - $5,288,629 (COP $16,666,003,681)) remains outstanding.

f) On October 14, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $2,130,633,223. The loan is unsecured, bears interest at 12% per annum, and is due in October 2023. As at March 31, 2022, a principal amount of $703,110 (COP $2,130,633,223) (December 31, 2021 - $676,115 (COP $2,130,633,223)) remains outstanding.

g) On May 21, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $250,000,000. The loan is unsecured, bears interest at 10.67% per annum, and is repayable through monthly installments until May 2023. As at March 31, 2022, principal of $24,562 (COP $74,430,840) (December 31, 2021 - $42,677 (COP $134,488,293)) remained outstanding.

h) On December 21, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of COP $405,000,000. The loan is unsecured, bears interest at 5.905% per annum, and is repayable through monthly installments until December 2023. As at March 31, 2022, a principal amount of $85,050 (COP $257,727,015) (December 31, 2021 - $93,468 (COP $294,545,457)) remains outstanding.

i) On November 10, 2020, the Company entered into a loan agreement with a lender whereby the Company was loaned a total principal amount of MXN $2,311,865. The loan is unsecured, bears interest at nil% per annum, and is due on demand. As at March 31, 2022, a principal amount of $118,220 (MXN $1,948,351) (December 31, 2021 - $121,221 (MXN $1,948,351)) remains outstanding.

During the period ended March 31, 2022, the interest rates on the loans payable ranged from 0% to 18% (December 31, 2021 - 0% to 41%).

During the three month period ended March 31, 2022, the Company has incurred interest expense of $176,058 (March 31, 2021 - $30,696) on the loans payable, of which $766,798 (US$614,443) (December 31, 2021 - $307,863 (US$240,875)) remains payable and has been recorded within interest payable on the consolidated statement of financial position.

12. BONDS PAYABLE

Prior to December 31, 2019, the Company issued a total of 19,543 bonds at a price of $100 each for gross proceeds of $1,954,300. The bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% paid monthly, and mature September 21, 2021. During the period ended March, 2022, the Company repaid 1,021 (December 31, 2021 - 1,707) bonds through cash payments totaling $102,100 (December 31, 2021 - $170,700).

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

12. BONDS PAYABLE (CONTINUED)

On October 20, 2021, the Company issued 72 Class B Units for aggregate proceeds of $7,200. Each Class B Unit consisted of one Class B Bond and 50 Class A Common Shares of the Company. The Class B Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2023. The $7,200 proceeds for the Class B Units were allocated to the 3,600 Class A Common Shares for $696 and the 72 Class B Bonds for $6,504. In connection with the issuance of the Units, the Company issued 4,267 Agent Warrants and paid a cash commission of $576. The Agent Warrants are exercisable at a price of $0.125 per share for a period of 36 months from the date of issuance. The 4,267 Agent Warrants were issued on October 19, 2021 with a fair value of $372 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $948 were allocated to the Class B Bonds as debt issuance costs for $856, which will be amortized over the term of the Bonds at the effective interest rate and to the issuance of 3,600 Class A Common Shares for $92, which were recognized as share issuance costs.

On November 16, 2021, the Company issued 37 Class A Units and 437 Class B Units for aggregate proceeds of $3,700 and $43,700, respectively. Each Class A Unit consisted of one Class A Bond and 25 Class A Common Shares of the Company. Each Class B Unit consisted of one Class B Bond and 50 Class A Common Shares of the Company. The Class A Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2022. The Class B Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2023. The $3,700 proceeds for the Class A Units were allocated to the 925 Class A Common Shares for $174 and the 37 Class A Bonds for $3,526. The $43,700 proceeds for the Class B Units were allocated to the 21,850 Class A Common Shares for $4,085 and the 437 Class B Bonds for $39,615. In connection with the issuance of the Units, the Company issued 36,114 Agent Warrants and paid a cash commission of $3,681. The Agent Warrants are exercisable at a price of $0.105 per Share for a period of 36 months from the date of issuance. The 36,114 Agent Warrants were issued on November 16, 2021 with a fair value of $2,260 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $5,941 were allocated to the Class A Bonds as debt issuance costs for $344, which will be amortized over the term of the Bonds at the effective interest rate, to the Class B Bonds as debt issuance costs for $5,061, which will be amortized over the term of the Bonds at the effective interest rate, and to the issuance of 22,775 Class A Common Shares for $536, which were recognized as share issuance costs.

On December 14, 2021, the Company issued 167 Class A Units and 786 Class B Units for aggregate proceeds of $16,700 and $78,600, respectively. Each Class A Units consisted of one Class A Bond and 25 Class A Common Shares of the Company. Each Class B Units consisted of one Class B Bond and 50 Class A Common Shares of the Company. The Class A Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2022. The Class B Bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% payable monthly, and mature on September 30, 2023. The $16,700 proceeds for the Class A Units were allocated to the 4,175 Class A Common Shares for $719 and the 167 Class A Bonds for $15,981. The $78,600 proceeds for the Class B Units were allocated to the 39,300 Class A Common Shares for $7,086 and the 786 Class B Bonds for $71,514. In connection with the issuance of the Units, the Company issued 80,253 Agent Warrants and paid a cash commission of $7,123. The Agent Warrants are exercisable at a price of $0.095 per Share for a period of 36 months from the date of issuance. The 80,252 Agent Warrants were issued on December 14, 2021 with a fair value of $3,816 as calculated using the Black-Scholes option pricing model. The total debt financing costs of $10,939 were allocated to the Class A Bonds as debt issuance costs for $1,439, which will be amortized over the term of the Bonds at the effective interest rate, to the Class B Bonds as debt issuance costs for $8,586, which will be amortized over the term of the Bonds at the effective interest rate, and to the issuance of 43,475 Class A Common Shares for $914, which were recognized as share issuance costs.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

12. BONDS PAYABLE (CONTINUED)

The fair value of the share purchase warrants were calculated using the Black-Scholes model using the following weighted average assumptions:

	March 31, 2022	December 31, 2021
Share price at date of grant	$0.074	$0.074
Exercise price	$0.099	$0.099
Expected life	3 years	3 years
Expected volatility	134.05%	134.05%
Risk free interest rate	1.05%	1.05%
Expected dividend yield	0%	0%
Expected forfeiture rate	0%	0%

The fair value of the equity portion relating to the common shares, cash debt issuance costs and fair value of the share purchase warrants were applied against the carrying value of the bonds. During the period ended March 31, 2022, the Company recorded an amortization expense related to the debt issuance costs of $24,173.27  (March 31, 2021 - $23,850).

As at March 31, 2022, the carrying value of the bonds are $1,807,227 (December 31, 2021 - $1,905,577). During the period ended March 31, 2022, the Company has incurred interest expense of $45,746 (March 31, 2021 - $48,190) on the bonds payable, of which $16,028 (December 31, 2021 - $30,324) remains payable and has been recorded within interest payable on the consolidated statement of financial position.

13. RELATED PARTY TRANSACTIONS AND BALANCES

Loans payable to related parties include loans and advances received from related individuals and companies related to directors and officers of the Company. As at March 31, 2022 and December 31, 2021, the Company has the following loan balances with related parties:

March 31, 2022	December 31,| 2021	Currency	Rate	Terms
$	$
1,499,436	1,560,394	USD	12%-18%	Unsecured, due on demand
-	-	Colombian Pesos	0%	Unsecured, due on demand
-	-	Argentine Pesos	18%	Unsecured, due on demand
1,499,436	1,560,394

During the period ended March 31, 2022, the Company has incurred interest expense of $51,844 (US$41,543) (March 31, 2021 - $117,930 (US$93,080)) in connection with the related party loans noted above. As at March 31, 2022, $143,727 (December 31, 2021 - $168,741) of unpaid interest and loan penalties have been included within interest payable on the consolidated statement of financial position.

In September 2019, the Company consolidated loan balances with certain related party lenders and extended the maturity date of these amounts to March 30, 2020. In consideration for the extension of the maturity date of the loans, the Company agreed to issue 2,381,301 share purchase warrants to the holders. The share purchase warrants will be exercisable at a price of $0.09 per common share for a period of five years. As at March 31, 2022, these warrants have not yet been issued.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

13. RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

Key management personnel receive compensation in the form of short-term employee benefits, share-based compensation, and post-employment benefits. Key management personnel include the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. The remuneration of key management is as follows (expressed in USD):

	Three months ended March 31, 2022	Three months ended March 31, 2021
		$
Consulting fees paid to the CEO	66,000	66,000
Consulting fees paid to the COO	51,000	51,000
Consulting fees paid to the CFO	-	17,000
	117,000	134,000

The remuneration of the CEO/COO/CFO are included in professional fees and consulting in the consolidated statements of comprehensive loss.

During the periods ended March 31, 2022 and 2021, the Company did not grant stock options to directors or officers.

As at March 31, 2022, $357,288 (December 31, 2021 - $351,205) of related party payables are included in accounts payable and accrued liabilities in the consolidated statement of financial position. The amounts are non-interest bearing and due on demand.

September 2019

In September 2019, the Company consolidated loan balances with certain related party lenders and extended the maturity date of these amounts to March 30, 2020.

In consideration for the extension of the maturity date of the loans, the Company agreed to issue 2,381,301 share purchase warrants to the holders with a fair value of $180,714. The share purchase warrants are exercisable at a price of $0.09 per common share for a period of five years. As at March 31, 2022, these warrants have not yet been issued. The fair value of the obligation to issue the share purchase warrants was calculated using the Black-Scholes model and the following weighted average assumptions:

Share price at date of grant	$0.08
Exercise price	$0.09
Expected life	5 years
Expected volatility	174.99%
Risk free interest rate	1.49%
Expected dividend yield	0%
Expected forfeiture rate	0%

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

14. SHARE CAPITAL

a) Authorized:

Unlimited Class A common shares without par value

1,500,000 Class B Series I preferred shares without par value

1,000,000 Class B Series II preferred shares without par value

As at March 31, 2022 and December 31, 2021, there were no preferred shares outstanding.

b) Issued and outstanding:

During the three months ended March 31, 2022:

• On January 10, 2022, the Company issued 2,000,000 common shares in relation to PSUs that vested during the year ended December 31, 2021.

• On January 13, 2022, the Company issued 16,273,267 common shares with a fair value of $797,390 to settle outstanding debt of $1,039,751 resulting in a gain on settlement of debt of $242,361.

There were no share issuances during the three months ended March 31, 2021.

c) Warrants

A continuity of warrants for the period ended March 31, 2022 and year ended December 31, 2021 is as follows:

	Number	Weighted average exercise price
		$
Balance December 31, 2020	921,780	0.09
Issued	120,634	0.10
Expired	(921,780)	0.09
Balance, December 31, 2021	120,634	0.10
Issued	-	-
Expired	-	-
Balance, March 31, 2022	120,634	0.10

The following table summarizes the share purchase warrants outstanding and exercisable as at March 31, 2022:

Number of warrants outstanding	Exercise price	Expiry date
	$
4,267	0.125	October 19, 2024
36,114	0.105	November 16, 2024
80,253	0.095	December 14, 2024
120,634

As at March 31, 2022, the warrants outstanding have a weighted average life remaining of 2.68 years (December 31, 2021 - 2.93 years).

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

14. SHARE CAPITAL (CONTINUED)

d) Stock options

The Company has established a stock option plan for directors, employees, and consultants. Under the Company's stock option plan, the exercise price of each option is determined by the Board, subject to the Discounted Market Price policies of the Canadian Stock Exchange. The aggregate number of shares issuable pursuant to options granted under the plan is limited to 10% of the Company's issued shares at the time the options are granted. The aggregate number of options granted to any one optionee in a 12-month period is limited to 5% of the issued shares of the Company.

There were no stock options granted during the three months ended March 31, 2022 or the year ended December 31, 2021.

A continuity of stock options for the periods ended March 31, 2022, December 31, 2021 and 2020 is as follows:

	Number	Weighted average exercise price
		$
Balance, December 31, 2020 and December 31, 2021	1,275,000	0.30
Expired	(325,000)	0.45
Balance, March 31, 2022	950,000	0.25

As at March 31, 2022, the following stock options were outstanding and exercisable:

Options outstanding	Options exercisable	Exercise price	Remaining life (years)	Expiry Date
		$
950,000	950,000	0.25	0.88	February 17, 2023

e) Performance share units

On September 8, 2021, the Company approved an Omnibus Equity Incentive Plan, which is designed to provide certain consultants of the Company with the opportunity to acquire Performance Share Units ("PSU's") of the Company as an award for achieving certain performance criteria. Each PSU represents the right to receive one common share of the Company and will become vested if the participant achieves the performance criteria within the performance cycle set forth in the grant notice.

On September 8, 2021, the Company granted an aggregate of 2,000,000 PSU's to certain consultants. On January 10, 2022, the Company issued 2,000,000 common shares in relation to PSUs that vested during the year ended December 31, 2021.

15. CAPITAL DISCLOSURES

The Company manages its shareholders' deficiency, loans and convertible debts as capital. The Company's objective when managing capital is to safeguard the Company's ability to continue as a going concern in order to pursue the development of its assets and to maintain a flexible capital structure which optimizes the cost of capital at an acceptable risk. The Company manages the capital structure and adjusts it considering changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue debt or acquire or dispose of assets. In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. As at March 31, 2022, the shareholders' deficiency was $14,594,331 (December 31, 2021 - $14,798,215). The Company is not subject to any externally imposed capital requirements. The Company did not change its approach to capital management during the period ended March 31, 2022.

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

16. FINANCIAL INSTRUMENTS AND RISK

As at March 31, 2022, the Company's financial instruments consist of cash, amounts receivable, accounts payable and accrued liabilities, customer deposits, interest payable, convertible debentures, loans payable, loans from related parties, bonds payable and lease liabilities.

The Company provides information about financial instruments that are measured at fair value, grouped into Level 1 to 3 based on the degree to which the inputs used to determine the fair value are observable.

a. Level 1 fair value measurements are those derived from quoted prices in active markets for identical assets or liabilities.

b. Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1, that are observable either directly or indirectly.

c. Level 3 fair value measurements are those derived from valuation techniques that include inputs that are not based on observable market data.

Cash is measured using level 1 fair value inputs. The carrying values of the amounts receivable, accounts payable and accrued liabilities, customer deposits, interest payable, convertible debentures and loans from related parties approximate their fair values because of the short-term nature of these instruments. The bond payable, loan payable and lease liabilities are classified as level 3.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. To minimize the credit risk the Company places cash with a high credit quality financial institution.

With respect to its accounts receivable, the Company assesses the credit rating of all customers and maintains provisions for potential credit losses, and any such losses to date have been within management's expectations. The Company's credit risk with respect to accounts receivable and maximum exposure thereto is $5,072,247 (December 31, 2021 - $4,819,388). Accounts receivable are shown net of provision of credit losses of $77,512 (December 31, 2021 - $76,517). The following table summarizes the amounts that make up accounts receivable:

	March 31, 2022	December 31, 2021
	$	$
Accounts receivable	2,876,493	2,996,655
Accruals	978,832	900,675
Taxes receivable	1,135,083	862,528
Other receivables	81,838	59,530
Total accounts receivable	5,072,247	4,819,388

The following table summarizes the aging of accounts receivable as at March 31, 2022:

	Carrying amount	Current	0 - 30 Days	31 - 60 Days	61 - 90 Days	> 90 Days
	$	$	$	$	$	$
Accounts receivable	2,876,493	1,565,707	1,070,906	122,453	2,435	114,992

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

16. FINANCIAL INSTRUMENTS AND RISK (CONTINUED)

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company's objective in managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The Company uses cash to settle its financial obligations as they fall due. The ability to do this relies on the Company's ability to collect its revenue in a timely manner, continuous support from shareholders and investors and maintain sufficient cash on hand. To the extent that the Company does not believe it has sufficient liquidity to meet its current obligations, the Board of Directors considers securing additional funds through issuances of equity and debt or partnering transactions.

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other accounts payable. The following table summarizes the maturities of the Company's financial liabilities as at March 31, 2022 based on the undiscounted contractual cash flows:

	Carrying amount	Contractual cash flows	Less than 1 year	1 - 3 years	4 - 5 Years	After 5 years
	$	$	$	$	$	$
Accounts payable and accrued liabilities	12,086,922	12,086,922	12,086,922	-	-	-
Interest payable	926,575	926,575	333,000	-	-	593,575
Loans payable	19,483,677	19,483,677	4,062,036	265,765	74,868	15,081,009
Loans from related parties	1,499,436	1,499,436	1,499,436	-	-	-
Bonds payable	1,807,227	1,807,227	-	1,807,227	-	-
Lease liability	2,418,757	8,871,097	790,036	2,370,107	1,397,190	4,389,367
Total	38,187,651	44,639,991	18,736,487	4,443,099	1,472,058	20,063,951

The Company has a working capital deficiency as of March 31, 2022 of $21,219,598. Customer deposits consist of funds received from customers in advance of towers sold. As of March 31, 2022, the Company received $5,354,519 (December 31, 2021 - $5,301,501) in customer deposits.

Currency Risk

The Company generates revenues and incurs expenses and capital expenditures primarily in Canada, Colombia, Argentina, USA and Mexico and is exposed to the resulting risk from changes in foreign currency exchange rates. Some administrative and head office related expenses are incurred in Canada. In addition, the Company holds financial assets and liabilities in foreign currencies that expose the Company to foreign exchange risks. Assuming all other variables remain constant, a 3% weakening or strengthening of the Colombia Peso, Argentine Peso, US dollar and Mexican Peso against the Canadian dollar would result in approximately $730,583 foreign exchange loss or gain in the consolidated statement of comprehensive loss. The Company has not hedged its exposure to currency fluctuations.

At March 31, 2022, the Company had the following financial instruments denominated in foreign currencies:

	Argentine Pesos	Colombian Pesos	Mexican Pesos	United States Dollars	Total
	$	$	$	$	$
Cash	13,844	479,845	32,531	359,720	885,941
Amounts receivable	403,606	5,939,653	446,655	3,395,950	10,185,865
Accounts payable and accrued liabilities	(188,862)	(8,524,362)	(563,563)	(963,624)	(10,240,411)
Customer deposits	-	(4,428,689)	(923,959)	(1,872)	(5,354,519)
Interest payable	-	(690,182)	-	-	(690,182)
Lease liability	-	(2,334,119)	(84,638)	-	(2,418,757)
Loans payable	-	(16,495,160)	(118,220)	(2,495,913)	(19,109,292)
Net	228,589	(26,053,013)	(1,211,192)	(57,959)	(26,741,355)

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

16. FINANCIAL INSTRUMENTS AND RISK (CONTINUED)

Interest Rate Risk

Interest rate risk is the risk that future cash flows of the Company's assets and liabilities can change due to a change in interest rates. Loans payable have a fixed interest rate between 12% and 18%, and cash earns interest at a nominal rate. The Company is not exposed to significant interest rate risk.

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

17. ECONOMIC DEPENDENCE

For the period ended March 31, 2022, 93% of total revenues were generated with three major customers (March 31, 2021 - 78% with four major customers). The loss of one or more of these customers could have a material adverse effect on the Company's financial position and results of operations.

The following table represents sales to individual customers exceeding 10% of the Company's annual revenues for the periods ended March 31, 2022 and March 31, 2021:

	March 31, 2022	March 31, 2021
	$	$
Customer A	3,212,397	496,623
Customer B	297,918	125,457
Customer C	191,055	100,082
Customer D	159,402	99,035

18. SUPLEMENTAL CASH FLOW INFORMATION

		Three months ended
	March 31, 2022	March 31, 2021
	$	$
Changes in non-cash working capital items:
Amounts receivable	(101,181)	5,744
Prepaid expenses and deposits	(2,337,432)	(576,947)
Payroll and Social Security Taxes	-	(155)
Tax Credit	-	5,834
Employee Advances	-	(2,261)
Advances and Deposits	-	5,554
Advances to suppliers	-	(48,414)
Deferred Cost	6,597	-
Other Assets	-	(77,690)
Assets held for sale	-	8,120
Guarantee Deposits	-	18
Accounts payable and accrued liabilities	594,714	259,301
Interest payable	257,770	(86,802)
Deferred revenue	-	(37,501)
Customer deposits	(126,118)	(481,084)
Income tax payable	(1,519)	(127,445)
	(1,707,169)	(1,153,728)

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

19. SEGMENTED INFORMATION

The Company has three operating segments, which are the locations in which the Company operates. The reportable segments are the Company's Argentinian, Colombian, American and Mexican operations. A breakdown of revenues, short-term assets, long-term assets and net income for each reportable segment as at and for the periods ended March 31, 2022 and December 31, 2021 is reported below.

	Argentina	Colombia	Mexico	United States of America	Other	Total
	$	$	$	$	$	$
March 31, 2022:
Current assets	421,558	6,046,899	456,620	1,071	820,802	7,746,950
Property and equipment	14,453	11,941,686	1,821,868	34,784	46,707	13,859,497
Other non-current assets	-	4,442,983	172,384	676	3,324,923	7,940,965
Total assets	436,010	22,431,567	2,450,872	36,531	4,192,432	29,547,412
Revenues:
Tower rental revenue	-	851,190	51,190	-	-	902,380
Service revenue	-	3,077,305	-	-	-	3,077,305
Sales of towers	-	-	-	-	-	-
Total revenues	-	3,928,495	51,190	-	-	3,979,685
Net income (loss)	(880,540)	(10,885)	(4,261)	(33,287)	(722,512)	(1,651,485)

	Argentina	Colombia	Mexico	United States of America	Other	Total
	$	$	$	$	$	$
December 31, 2021:
Current assets	534,112	6,043,886	428,915	128,887	418,618	7,554,418
Property and equipment	18,445	10,668,693	1,767,875	38,753	(697,807)	11,793,959
Other non-current assets	-	2,375,403	161,191	-	-	2,536,594
Total assets	552,557	19,087,982	2,357,981	167,640	(279,189)	21,886,971
Revenues:
Tower rental revenue	678,002	2,014,364	147,902	-	-	2,840,268
Service revenue	-	3,416,385	-	-	2,182,516	5,598,901
Sales of towers	2,238,087	-	10,370	-	-	2,248,457
Total revenues	2,916,089	5,430,749	158,272	-	2,182,516	10,687,626
Net income (loss)	(1,287,808)	1,083,294	(611,696)	14,443	(3,792,521)	(4,594,288)

TOWER ONE WIRELESS CORP. Notes to the Unaudited Condensed Interim Consolidated Financial Statements For the Three Months Ended March 31, 2022 and 2021 (Expressed in Canadian Dollars) (Unaudited)

27. LEGAL DISCLOSURE

a) The cities of Quilmes, Bolivar and San Rafael filed claims against Evolution for dismantling towers in the respective cities. Quilmes is claiming a fine of $18,536 (1,489,005 Argentine Pesos). The fines have been accrued by the Company. The outcome of these legal proceedings cannot be determined at March 31, 2022 and no additional amounts have been accrued.

b) On June 3, 2021, the Company entered into an Asset Transfer Agreement whereby the Company agreed to sell certain towers. Pursuant to the Asset Transfer Agreement, the Company is liable for any claims made relating to the agreement up to a maximum liability amount of $300,000. The Company estimates that the likelihood of a claim being made is remote and no amounts have been accrued as at March 31, 2022.

28. SUBSEQUENT EVENTS

The following events occurred subsequent to March 31, 2022:

On April 22, 2022, the Company announced that further to its news releases of October 20, 2021, November 16, 2021 and December 15, 2021, it has completed a fourth closing (the "Fourth Closing") of a private placement pursuant to the offering memorandum exemption (the "Offering"). The Company issued a total of 5,002 class B units (each, a "Class B Unit") and 8,476 class A units (each, a "Class A Unit") at a price of $100 per each unit (together, the "Units") for aggregate proceeds of $1,347,800, of which $28,800 was paid in cash and $1,319,000 was paid by the exchange of existing subordinated, secured bonds of the Company.  Each Class A Unit was comprised of (i) one subordinated, secured bond of the Company in the principal amount of $100 bearing simple interest at a rate of 10% per annum with a maturity date of September 30, 2022 (each, a "Class A Bond"); and (ii) 25 common shares of the Company (the "Shares") at deemed price of $0.09375.  Each Class B Unit was comprised of (i) one subordinated, secured bond of the Company in the principal amount of $100 bearing simple interest at a rate of 10% per annum with a maturity date of September 30, 2023 (each, a "Class B Bond"); and (ii) 50 Shares at a price of deemed price of $0.09375 per Share. The 8,476 Class A Units were comprised of an aggregate of 211,900 Shares and 8,476 Class A Bonds.  The 5,002 Class B Units were comprised of an aggregate of 250,100 Shares and 5,002 Class B Bonds.

In connection with the issuance of the Units, the Company issued 1,347,800 Agent Warrants and paid a cash commission of $46,989 to an EMD. The Agent Warrants are exercisable for 1,347,800 Shares at a price of $0.08 per Share for a period of 36 months from the date of issuance.

[•] Common Shares

TOWER ONE WIRELESS CORP.

Common Shares

Prospectus

Sole Book-Running Manager Maxim Group LLC

_____________, 2022

Information Not Required in Prospectus

Indemnification of Directors and Officers

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An "eligible party" means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

• if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

• if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

• if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

• in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Articles

Our articles provide that our directors must cause our company to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia) and each director is deemed to have contracted with our company on this term.

Insurance Policy

We provide directors and officer's liability and company reimbursement insurance to cover all of our directors and officers against losses arising from claims we indemnify for. Our current insurance coverage expired on January 1, 2021, however, we intend to renew the insurance.

Recent Sales of Unregistered Securities

In the prior three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters' underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

• On May 13, 2022, completed a fifth closing of the Bond Financing. The Company issued a total of 1,000 Class B Units at a price of $100 per Unit for aggregate cash proceeds of $100,000. The 1,000 Class B Units were comprised of an aggregate of 50,000 Shares and 1,000 Class B Bonds.

• On April 22, 2022, the Company completed the fourth closing of the Bond Financing. We issued a total of 5,002 Class B Units and 8,476 Class A Units at a price of $100 per each Unit for aggregate proceeds of $1,347,800, of which $28,800 was paid in cash and $1,319,000 was paid by the exchange of existing subordinated, secured bonds of the Company. The 8,476 Class A Units were comprised of an aggregate of 211,900 Common Shares and 8,476 Class A Bonds. The 5,002 Class B Units were comprised of an aggregate of 250,100 Common Shares and 5,002 Class B Bonds. In connection with the issuance of the Units, the Company issued 1,347,800 Agent Warrants and paid a cash commission of $46,989 to an EMD. The Agent Warrants are exercisable for 1,347,800 Common Shares at a price of $0.08 per Share for a period of 36 months from the date of issuance.

• On January 13, 2022, the Company settled a debt in the amount of $1,039,751 owed by the Company to a certain creditor of the Company in exchange for 16,273,267 common shares at a deemed price of $0.064 per common share.

• On December 14, 2021, the Company completed a third closing  of a private placement  pursuant to the offering memorandum exemption. The Company issued a total of 786 Class B Units and 167 Class A Units at a price of $100 per each unit for aggregate proceeds of $95,300.  The 167 Class A Units were comprised of an aggregate of 4,175 Shares and 167 Class A Bonds.  The 786 Class B Units were comprised of an aggregate of 39,300 Shares and 786 Class B Bonds.  In connection with closing, the Company issued 80,253 broker warrants and paid a cash commission of $7,123. The broker warrants are exercisable at a price of $0.095 per Share for a period of 36 months from the date of issuance.

• On November 16, 2022, the Company completed a second closing of a private placement pursuant to the offering memorandum exemption. The Company issued a total of 437 Class B Units and 37 Class A Units at a price of $100 per each unit for aggregate proceeds of $47,400.  The 37 Class A Units were comprised of an aggregate of 925 Shares and 37 Class A Bonds.  The 437 Class B Units were comprised of an aggregate of 21,850 Shares and 437 Class B Bonds.  In connection with the closing, the Company issued 36,114 broker warrants in addition to a cash commission of $3,681. The broker warrants are exercisable at a price of $0.105 per Share for a period of 36 months from the date of issuance.

• On October 19, 2021, the Company completed an initial closing of the Bond Financing. In the initial closing, the Company issued a total of 72 Class B Units for aggregate proceeds of $7,200. The Class B Units were comprised of 3,600 Shares and 72 Class B Bonds. In addition to a cash commission of $576, the Company issued 4,267 broker warrants exercisable at a price of $0.125 per Share for a period of 36 months from the date of issuance.

• On September 12, 2021, the Company granted an aggregate of 2,000,000 PSUs to certain consultants pursuant to the Company's 2021 Equity Incentive Plan, subject to ratification by the shareholders of the Company. Each PSU represents the right to receive, once vested and performance criteria are met, one common share in the capital of the Company. The securities vested on January 10, 2022 and a total of 2,000, 000 common shares were issued in respect of the PSUs.

• On April 30, 2020, the Company issued 714,286 common shares as a penalty to the holders of the convertible debentures, with a fair value of $24,286. The fair value of the penalty was not readily determinable, as such, the common shares were valued at the fair value of common shares on grant date.

• No bonds were issued in 2020.

• During the year ended December 31, 2019, the Company issued a total of 9,880 (2018 - 9,663) bonds at a price of $100 each for gross proceeds of $988,000 (2018 - $966,300). The bonds are secured against all present and after-acquired personal property of the Company, incur interest at a rate of 10% paid monthly, and mature September 21, 2021. In connection with the issuance of bonds, the Company paid cash debt to reissuance costs to an agent of $128,440 and issued 921,780 share purchase warrants to the agent with a fair value of $33,545. The share purchase warrants are exercisable at prices ranging from $0.08 to $0.14 per common share for a period of two years. No shares were issued during the year ended December 31, 2019.

Exhibits

Exhibit Number	Description
(1)	Underwriting Agreement
1.1**	Form of Underwriting Agreement
(3)	Articles of Incorporation and Bylaws
3.1*	Notice of Articles
3.2*	Articles
(4)	Representative's Warrant
(4.1)**	Form of Representative's Warrant
(5)	Opinion regarding Legality
5.1**	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1*	Omnibus Equity Incentive Plan.*
10.2*	Summary of Loan Agreement with Itau Corpabanca Colombia SA dated March 11, 2021
10.3*	Summary of Collaboration Agreement with Commerk S.A.S. dated April 2, 2021
10.4*	Summary of Loan Agreement with Itau Corpbanca Colombia SA dated September 14, 2021
(21)	Subsidiaries
21.1+	List of significant subsidiaries of the Company
(23)	Consents of Experts and Counsel
23.1+	Smythe LLP
23.2**	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(24)	Power of Attorney
(24.1)+	Power of Attorney (contained in the signature page of the registration statement)
(107)	Filing Fee Table
107+	Filing Fee Table

* Previously filed.
** To be filed by amendment.
+ Filed herewith

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bogotá DC, Colombia, on August 8, 2022.

TOWER ONE WIRELESS CORP.

By:

/s/ Alejandro Ochoa
Alejandro Ochoa
Chief Executive Officer, Interim Chief Financial Officer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alejandro Ochoa as his true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alejandro Ochoa
Alejandro Ochoa
Chief Executive Officer, Interim Chief Financial Officer and Director

Date: August 8, 2022

/s/ Fabio Alexander Vasquez
Fabio Alexander Vasquez

Director

Date: August 8, 2022

/s/ Robert Nicholas Horsley
Robert Nicholas Horsley

Director

Date: August 8, 2022

/s/ Gabriel Tejada Arenas
Gabriel Tejada Arenas
Director
Date: August 4, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Tower One Wireless Corp., has signed this registration statement.

/s/ Fabio Alexander Vasquez
Fabio Alexander Vasquez
Director, Authorized Representative in the United States

Date: August 8, 2022